    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 19, 1997

                                                      REGISTRATION NO. 333-24145
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -------------------------------


                                AMENDMENT NO. 3

                                       TO
                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       -------------------------------

                        KARTS INTERNATIONAL INCORPORATED
                 (Name of Small Business Issuer in its Charter)

                       -------------------------------

           NEVADA                                     3944                         75-2639196
(State or Other Jurisdiction of          (Primary Standard Industrial          (I.R.S. Employer
Incorporation or Organization)           Classification Code Number)           Identification No.)

                       -------------------------------

         KARTS INTERNATIONAL INCORPORATED                    V. LYNN GRAYBILL, CHIEF EXECUTIVE OFFICER
        109 NORTHPARK BOULEVARD, SUITE 210                       109 NORTHPARK BOULEVARD, SUITE 210
            COVINGTON, LOUISIANA 70433                              COVINGTON, LOUISIANA 70433
                  (504) 875-7350                                         (504) 875-7350
(Address and Telephone Number of Principal Executive            (Name, Address and Telephone Number
Offices and Principal Place of Business)                              of Agent for Service)

                       -------------------------------

                                   Copies to:
  RICHARD B. GOODNER, ESQ.
LOOPER, REED, MARK & MCGRAW                       ROBERT E. ALTENBACH, ESQ.
      INCORPORATED                                  JOHNSON & MONTGOMERY
 4100 THANKSGIVING TOWER                             ONE BUCKHEAD PLAZA
    1601 ELM STREET                         3060 PEACHTREE ROAD, N.W., SUITE 400
  DALLAS, TEXAS 75201                              ATLANTA, GEORGIA 30305
PHONE NO. (214) 954-4135                          PHONE NO. (404) 262-1000
 FAX NO. (214) 953-1332                            FAX NO. (404) 262-1222

                          -------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                                         ------
        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                   ------
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                 TITLE OF EACH                                       PROPOSED MAXIMUM    PROPOSED MAXIMUM
              CLASS OF SECURITIES                    AMOUNT TO        OFFERING PRICE         AGGREGATE           AMOUNT OF
                TO BE REGISTERED                   BE REGISTERED       PER SHARE(1)      OFFERING PRICE(1)   REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock(2), $.001 par value(2) . . . . . .       3,360,000             $5.06          $17,001,600           $5,151.48
------------------------------------------------------------------------------------------------------------------------------
Redeemable Common Stock Purchase Warrants(3)(5)       1,610,000             $0.125            $201,250              $60.98
------------------------------------------------------------------------------------------------------------------------------
Underwriters' Warrants(4)(5)  . . . . . . . . .         140,000             $7.52           $1,052,800             $319.00
------------------------------------------------------------------------------------------------------------------------------
     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $5,531.46(6)
------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the
       Securities Act of 1933.   The price per share  of Common Stock
       has been calculated on the basis of the average of the closing bid and ask prices per share as quoted on the NASD Electronic Bulletin Board on March 26, 1997, which were $4.50 and $5.625 per share, respectively.
(2)    Includes (i) 1,400,000 shares of Common Stock offered hereby,
       (ii) 1,400,000 shares of Common Stock issuable upon exercise of the Redeemable Common Stock Purchase Warrants (the "Warrants") offered hereby, (iii) 210,000 shares of Common Stock subject to the Underwriters' overallotment option,
       (iv) 210,000 shares of Common stock issuable upon exercise of 210,000 Warrants subject to the Underwriters' overallotment option, and (v) 140,000 shares of Common Stock issuable upon exercise of 140,000 warrants subject to Underwriters' Warrants.
(3) Includes 1,400,000 Warrants offered hereby and 210,000 Warrants subject to the Underwriters' over-allotment option.
(4) Underwriters' Warrants to purchase up to 140,000 units consisting of an aggregate of 140,000 shares of Common Stock and 140,000 Warrants exercisable at 145% of the estimated offering prices of the Common Stock and Warrants.
(5) Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of shares of Common Stock as may be issuable upon exercise of the referenced warrants pursuant to antidilution provisions.
(6)    The amount of $5,531.46 was previously paid.

                            ---------------------

        THE REGISTRANT  HEREBY AMENDS  THIS REGISTRATION STATEMENT  ON SUCH
DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED AUGUST 19, 1997

PROSPECTUS

                        KARTS INTERNATIONAL INCORPORATED
                      1,400,000 SHARES OF COMMON STOCK AND
              1,400,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

     Karts International Incorporated, a Nevada corporation (the "Company"), hereby offers 1,400,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), and 1,400,000 Redeemable Common Stock Purchase Warrants (the "Warrants") (the "Offering"). The shares of Common Stock and the Warrants offered hereby (sometimes hereinafter collectively referred to as the "Securities") may be purchased separately. The Company anticipates the Securities will be offered to the public at approximately $4.00 per share of Common Stock and $0.125 per Warrant. Each Warrant is transferable immediately upon issuance and entitles the holder thereof to purchase one share of Common Stock at the initial public offering price per share of Common Stock during the four-year period commencing on the first anniversary of the effective date of this Offering (the "First Exercise Date"). The Warrants are redeemable by the Company at a redemption price of $0.01 per Warrant, at any time after the First Exercise Date, upon 30 days' written notice to the holders thereof, if the average closing price of the Common Stock equals or exceeds twice the initial public offering per share of Common Stock for the 20 consecutive trading days ending three days prior to the date of the notice of redemption. See "Description of Securities."

     The Company's Common Stock is listed for trading on the Electronic Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD") under the symbol "KINT". On August 15, 1997, the closing bid and ask prices of the Common Stock were $4.00 and $5.00 per share, respectively. There is no trading market for the Warrants. The Company has applied to include the shares of Common Stock and Warrants offered hereby on the Nasdaq SmallCap Market under the symbols "KINT" and "KINTW," respectively. The Company's Securities have not yet been approved for quotation on the Nasdaq SmallCap Market and there can be no assurance that an active trading market will develop or if such market is developed it will be sustained. See "Common Stock Price Ranges and Dividends."


     SEE "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK AND WARRANTS OFFERED HEREBY, INCLUDING, WITHOUT LIMITATION, A RISK THAT THIS PROSPECTUS MAY NOT BE CURRENT DURING THE EXERCISE PERIOD OF THE WARRANTS.

                             ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

==============================================================================================================
                                                PRICE           UNDERWRITING DISCOUNTS       PROCEEDS TO
                                              TO PUBLIC           AND COMMISSIONS(1)          COMPANY(2)
--------------------------------------------------------------------------------------------------------------
Per Share of Common Stock..............           $                       $                       $
--------------------------------------------------------------------------------------------------------------
Per Warrant............................           $                       $                       $
--------------------------------------------------------------------------------------------------------------
          Total(3).....................           $                       $                       $
==============================================================================================================

(1) Does not include compensation to J.P. Turner & Company, L.L.C. as the managing underwriter (the "Representative") among the companies underwriting this Offering (the "Underwriters") in the form of (i) a 3% non-accountable expense allowance, (ii) warrants to purchase up to 140,000 shares of Common Stock and 140,000 Warrants exercisable at 145% of the price per share of Common Stock offered hereby and 145% of the price per warrant offered hereby (the "Underwriters' Warrants") and (iii) a financial advisory agreement for the Representative to act as an investment banker for the Company for a period of two years for an aggregate fee of $48,000 payable at the closing of the Offering. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses of the Offering payable by the Company, estimated at $460,000, including the non-accountable expense allowance payable to the Underwriters.

(3) The Company has granted the Underwriters a 45-day over-allotment option to purchase up to 210,000 additional shares of Common Stock and 210,000 additional Warrants on the same terms and conditions as set forth above. If all such additional shares are purchased by the Underwriters, the total
    Price to Public will be $        , the total Underwriting Discounts and
    Commissions will be $        and the total Proceeds to the Company will be
    $        . See "Underwriting."
                             ---------------------

     The Securities offered by this Prospectus are being offered by the Underwriters named herein on a "firm commitment" basis subject to prior sale, when, as and if accepted by the Underwriters, approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer without notice and reject any order in whole or in part. It is expected that delivery of the certificates representing the Securities will be made at the offices of J.P.
Turner & Company, L.L.C., Atlanta, Georgia on or about                  , 1997.

                               [J.P. Turner Logo]

               THE DATE OF THIS PROSPECTUS IS             , 1997

Inside front cover of the Prospectus contains pictures of six different Fun Kart models offered by the Company as well as a picture of Bobby Labonte, the Company's spokesperson.




    ** 1 CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK AND THE WARRANTS, INCLUDING BY ENTERING STABILIZING BIDS,
EFFECTING  SYNDICATE COVERING  TRANSACTIONS OR IMPOSING  PENALTY BIDS.   FOR A
DESCRIPTION  OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             AVAILABLE INFORMATION

         The Company has filed with the U.S. Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus constitutes a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted from this Prospectus as permitted by the rules and regulations of the Commission. This Prospectus contains a summary of the material provisions of all material contracts, agreements or other documents filed as exhibits to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract, agreement or other document referred to herein are necessarily summaries of the material provisions of such contracts, agreements or other documents and, where such contract, agreement or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof. For further information with respect to the Company and the Securities offered hereby, reference is hereby made to the Registration Statement and to the schedules and exhibits thereto.

         The Registration Statement may be inspected, without charge, and copies may be obtained, at prescribed rates, at the public reference facilities of the Commission maintained at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of the Registration Statement may also be inspected, without charge, at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, copies of the Registration Statement may be obtained by mail, at prescribed rates, from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                             ADDITIONAL INFORMATION

         As a result of this Offering, the Company will become subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference facilities and regional offices referred to above. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers of securities which file electronically with the Commission. The Company intends to furnish its stockholders with annual reports containing consolidated financial statements certified by its independent auditors and with quarterly reports for each of the first three quarters of each fiscal year containing unaudited consolidated financial information.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated herein, the financial, business activities, management and other pertinent information herein relates on a consolidated basis to the Company and its wholly-owned subsidiaries, Brister's Thunder Karts, Inc. and USA Industries, Inc. Each prospective investor is urged to read this Prospectus in its entirety and to particularly consider the information set forth under the heading "RISK FACTORS." Unless otherwise indicated, all Common Stock share and per share data and information in this Prospectus (i) have been adjusted to give effect to a two-for-three reverse stock split of the Company's Common Stock effective March 24, 1997 and a one-for-250 reverse stock split of the Company's Common Stock on February 23, 1996, (ii) assume the conversion, upon the closing of the Offering, of all outstanding shares of the Company's Convertible Preferred Stock, par value $0.001 per share (the "Convertible Preferred Stock") for $625,000 and the issuance of 104,175 shares of Common Stock to the holders of the Convertible Preferred Stock, (iii) assume issuance to Convertible Preferred Stockholders of an additional 333,350 1996 Redeemable Common Stock Purchase Warrants (the "1996 Warrants") upon the closing of the Offering, (iv) assume no exercise of outstanding options to purchase an aggregate of 59,355 shares of Common Stock with an exercise price of $5.63 per share, (v) assume no exercise of outstanding options to purchase an aggregate of 66,004 shares of Common Stock with an exercise price of $4.875 per share,
(vi) assume no exercise of outstanding warrants, including Warrants offered hereby, the 1996 Warrants, the Class A Warrants and the Underwriters' Warrants, and (vii) assume no exercise of the Underwriters' over-allotment option.

                                  THE COMPANY


         Karts International Incorporated, a Nevada corporation (the "Company"), through its wholly-owned subsidiaries, Brister's Thunder Karts, Inc., a Louisiana corporation ("Brister's") and USA Industries, Inc., an Alabama corporation ("USA"), designs, manufactures and distributes recreational fun karts ("Fun Karts"), also referred to as "go karts." Fun Karts are four-wheeled, gas-powered vehicles typically equipped with engines of 5 to 8 horsepower and purchased by consumers principally for off-road recreational use. The Company shipped approximately 17,750 Fun Karts to dealers and mass merchandisers in 1996, which the Company believes represents approximately 14% of the total domestic Fun Karts market. Proforma consolidated revenues of the Company for the fiscal year ended December 31, 1996 were approximately $10.7 million as compared with combined revenues of approximately $8.5 million for the fiscal year ended December 31, 1995. For the six-month period ended June 30, 1997, the Company's consolidated revenues were approximately $2.5 million, as compared with combined revenues of approximately $2.3 million for the six-month period ended June 30, 1996. The Company operates manufacturing facilities in Roseland, Louisiana and Prattville, Alabama, and maintains its executive offices in Covington, Louisiana. See "The Company" and "Business."


         The karts industry is comprised of three principal segments, Fun Karts, racing and concession karts. Fun Karts, the largest segment, are karts sold to consumers for general recreational use. Racing karts are specially designed for use on established tracks in a controlled racing environment. Concession karts are designed for use by amusement and entertainment centers which provide karts and facilities for customers' use on a rental basis. Management estimates that in 1996 approximately 145,000 karts were sold in the United States of which approximately 125,000 were Fun Karts, 9,000 racing karts and 11,000 concession karts. Historically, Brister's and USA have concentrated their efforts in the Fun Karts market.

         The Company offers a complete product line of Fun Karts, differentiated by drive train, seating capacity, tire size and tread, and frame size. Thirty-two Fun Kart models are available in three different colors, black, blue and red, which are sold under the Thunder Karts and USA Fun Karts brand names. The Company's models offer a wide range of standard and optional features which enhance the safety, operation, riding comfort and performance of its Fun Karts. Such features include the exclusive, patented automatic throttle override; full safety cage; safety flag; three kinds of drive trains, including live axle, single wheel pull and torque converter; clutch lubrication system; high speed bearings; adjustable throttle and seats; steel rims; band and disc brakes; and Briggs & Stratton 5 horsepower engines. The end-users of the Company's Fun Karts are primarily 7- to 17-year-old males, living with their parents in suburban and rural markets. Typical Fun Kart purchasers are parents who purchase Fun Karts for their children.

         The Company relies on a broad and diversified national independent dealer network and mass merchandisers to sell its Fun Karts. Prior to 1996, the Company sold its products through its over 700 dealers, primarily lawn and garden stores, motorcycle outlets, hardware stores and specialty karts dealers, located in 40 states. The major markets for the Company's Fun Karts are in the Southeast and Southwest regions of the United States. In 1996, the Company sold approximately 61% of its Fun Karts to approximately 250 dealers located in Louisiana, Texas, Mississippi and Florida. Although there are no formal dealer agreements, the Company, for the benefit of certain of its higher volume dealers, will agree not to sell to other retailers in a limited geographic area surrounding the high volume dealer. To become a Fun Kart dealer, the Company generally requires a retailer to annually purchase six or more Fun Karts. Dealers usually maintain an inventory of three to five Fun Karts which increases during the Christmas holiday season. For eligible dealers, the Company offers a dealer floor plan financing program through an unaffiliated financial services company.


         To broaden its distribution channels, the Company in 1996 began selling its Fun Karts to two mass merchandisers, Wal-Mart Stores, Inc. ("Wal-Mart") and Sam's Wholesale Club ("Sam's Club"), a division of Wal-Mart Stores, Inc. In 1996, the Company sold approximately 4,000 of its Fun Karts to Wal-Mart and Sam's Club, representing approximately 21% of the Company's proforma revenues for the fiscal year ended December 31, 1996. The Company anticipates that mass merchandisers will account for approximately 20% of the Company's 1997 revenues of which sales to Wal-Mart and Sam's Club are projected to account for approximately 5% and 6%, respectively, of 1997 revenues. The Company does not believe that any mass merchandiser will account for 10% or more of the Company's 1997 revenues. Management believes that mass merchandisers represent a significant untapped market for Fun Karts.


         The Company's operating strategy is to increase its sales and market share by producing safe, high-quality and reliable Fun Karts at competitive prices; continue to improve manufacturing efficiency; and continue diversification of domestic distribution channels. The Company's growth strategy is to increase its brand and product recognition by innovative marketing to its target users; broaden its product lines through improved product design and development; and expand its geographic presence and market share by continued emphasis on expansion of its domestic dealer and mass merchandiser networks, through further penetration of international markets, and through acquisitions of manufacturers of karts and related products that provide synergistic growth opportunities for the Company.

         Although the Company is actively seeking acquisitions that will expand its existing product lines, market share and distribution channels, the Company currently has no agreements or understandings with respect to any such acquisitions and there can be no assurance that the Company will be able to identify and acquire such businesses or obtain necessary financing on favorable terms.

                                  THE OFFERING

SECURITIES OFFERED

    Common Stock  . . . . . . . . . .    1,400,000 shares of Common Stock.  See
                                         "Description of Securities -- Common
                                         Stock."

    Warrants  . . . . . . . . . . . .    1,400,000 Warrants.  Each Warrant
                                         entitles the holder thereof to
                                         purchase one share of Common Stock at
                                         the initial public offering price per
                                         share of Common Stock during the
                                         four-year period commencing on the
                                         first anniversary of the effective
                                         date of this Offering (the "First
                                         Exercise Date").  The Warrants are
                                         each redeemable by the Company at a
                                         redemption price of $0.01 per Warrant,
                                         at any time after the First Exercise
                                         Date, upon thirty days prior written
                                         notice to the holders thereof, if the
                                         average closing price of the Common
                                         Stock equals or exceeds twice the
                                         initial public offering price per
                                         share of Common Stock for the 20
                                         consecutive trading days ending three
                                         days prior to the date of the notice
                                         of redemption.  See "Description of
                                         Securities -- Redeemable Common Stock
                                         Purchase Warrants."

OUTSTANDING SECURITIES  . . . . . . .                                                               Securities
                                                                                   Securities    Outstanding Upon
                                                                                    Presently    Completion of the
                                                                                   Outstanding       Offering
                                                                                   -----------  ------------------
                                         Common Stock(1)  . . . . . . . . . . .      2,717,458         4,117,458
                                         Warrants   . . . . . . . . . . . . . .            -0-         1,400,000
                                         Convertible Preferred Stock(2)   . . .             25               -0-
                                         1996 Warrants(2)   . . . . . . . . . .        166,675           500,025
                                         Class A Warrants(3)  . . . . . . . . .         63,334            63,334
                                         Underwriters' Warrants(4)  . . . . . .            -0-           140,000


ESTIMATED NET PROCEEDS TO THE
   COMPANY  . . . . . . . . . . . . .    Approximately $4,737,500 if the
                                         Securities are sold, and $5,491,137 if
                                         the over-allotment option is fully
                                         exercised.  See "Use of Proceeds."

USE OF PROCEEDS . . . . . . . . . . .    Debt repayment, conversion of
                                         preferred stock, payment of Brister's
                                         credit line, advertising and marketing,
                                         product development and design,
                                         payment of financial advisory fee to
                                         the Representative, working capital
                                         and other corporate purposes.  See
                                         "Use of Proceeds."


RISK FACTORS  . . . . . . . . . . . .    This Offering involves a high degree
                                         of risk and immediate and substantial
                                         dilution.  See "Risk Factors" and
"Dilution."

PROPOSED NASDAQ SYMBOLS(5)  . . . . .    Common Stock -- KINT
                                         Warrants -- KINTW
--------------------------
(1) Unless otherwise indicated herein, the information contained in this Prospectus regarding the Company's outstanding securities does not include
     (i) 210,000 shares of Common Stock and 210,000 Warrants issuable upon exercise of the Underwriters' over-allotment option, (ii) the 140,000 shares of Common Stock and 140,000 Warrants issuable upon exercise of the Underwriters' Warrants, (iii) the 1,963,359 shares of Common Stock issuable upon the exercise of the outstanding warrants, including the Warrants offered hereby, and (iv) 125,359 shares of Common Stock issuable upon the exercise of stock options granted to certain employees and officers of the Company. See "Management -- Stock Options," "Principal Stockholders," "Description of Securities" and "Underwriting."
(2) See "The Company -- Recent Financings" and "Description of Securities -- Convertible Preferred Stock, -- 1996 Warrants, and -- Bridge Financing."
(3) See "The Company -- Recent Financings" and "Description of Securities -- Class A Warrants."
(4)  See "Underwriting."
(5) The Company has made application with the NASD for inclusion of the Securities in the NASD's Automated Quotation System ("Nasdaq") SmallCap Market. The inclusion of the proposed Nasdaq symbols in this Prospectus Summary is not meant to imply that a trading market may someday exist for the Securities offered hereby or that the symbols will be assigned to the Securities of the Company. The Company's Common Stock currently is quoted on the NASD Electronic Bulletin Board under the symbol "KINT". See "Common Stock Price Ranges and Dividends."

       SUMMARY HISTORICAL CONSOLIDATED AND COMBINED FINANCIAL INFORMATION


         The following table presents summary historical financial data of the Company on either a consolidated basis as of December 31, 1996, June 30, 1997 and 1996 or a combined basis as of December 31, 1995 and 1994, respectively. This information has been derived from the Company's audited financial statements included elsewhere in this Prospectus or other unaudited financial information provided by the Company. The summary financial information should be read in conjunction with "Selected Historical Consolidated and Combined Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus. In the opinion of management, this financial information includes all material adjustments necessary to present historical results of the Company as if Karts International Incorporated, Brister's Thunder Karts, Inc. and USA Industries, Inc. had been a single operating entity as of the first day of the first period presented. This financial information does not purport to be indicative of the financial position or the results of operations which would have actually been obtained if the acquisition transactions had actually been consummated on the dates indicated. In addition, this financial information does not purport to be indicative of the financial position or results of operations that may be obtained in the future.



                                           Year Ended   Year Ended    Year Ended     (Unaudited)      (Unaudited)
                                          December 31, December 31,  December 31, Six Months Ended  Six Months Ended
                                              1996         1995          1994       June 30, 1997    June 30, 1996
STATEMENT OF OPERATIONS DATA:             (Historical)  (Combined)    (Combined)    (Historical)      (Historical)
                                         --------------------------------------- ----------------------------------
Revenues, net . . . . . . . . . . . . .   $ 8,327,316   $ 8,514,460   $ 7,069,500   $  2,515,232       $ 1,150,153
Cost of goods sold  . . . . . . . . . .     5,842,532     6,184,340     5,186,245      2,197,219           718,577
Operating expenses  . . . . . . . . . .     1,456,472     1,639,583     1,423,933      1,033,474           345,210
Compensation expense related to common
  stock issuances at less than fair
    value for reorganization and
    restructuring costs(1)  . . . . . .     1,430,287          -             -               -           1,430,287
Income/(loss) from operations . . . . .      (401,975)      690,537       459,322       (715,461)       (1,343,921)
Interest expense  . . . . . . . . . . .       396,589          -             -           268,493           136,174
Provision for income taxes  . . . . . .       193,575       218,686       216,072            -              (4,305)
Net income/(loss) . . . . . . . . . . .      (959,566)      355,701       341,036       (923,582)       (1,480,429)
Net income per proforma weighted-average
  share of common stock outstanding
    Primary . . . . . . . . . . . . . .        $(0.51)        $0.19         $0.18         $(0.37)           $(1.04)
Number of weighted-average shares of
  common stock outstanding Primary  . .     1,892,563     1,892,562     1,892,563      2,509,415         1,418,602
Proforma income assuming use of proceeds
to retire certain outstanding debt . . .  $  (659,566)                              $   (733,582)      $(1,370,714)
Proforma earnings per share assuming
  retirement of certain outstanding debt
    Primary . . . . . . . . . . . . . .        $(0.35)                              $      (0.29)      $     (0.97)


                                               December 31,   December 31,   December 31,    June 30,        June 30,
                                                   1996           1995           1995          1997            1997
BALANCE SHEET DATA:                            (Historical)   (Historical)    (Combined)    (Unaudited)  (As adjusted)(2)
                                              ----------------------------- -------------- ------------------------------
Current assets  . . . . . . . . . . . . . .   $   3,391,290$          -     $  2,054,177     1,981,807$       2,594,307
Total assets  . . . . . . . . . . . . . . .      10,082,092           -        8,268,481     8,918,387        9,530,887
Current liabilities . . . . . . . . . . . .       1,382,932        4,010       1,335,057     1,126,687          826,687
Total liabilities . . . . . . . . . . . . .       4,715,592        4,010       4,610,490     4,475,469          975,469
Convertible preferred stock . . . . . . . .         625,000           -              -         625,000              -
Stockholders' equity  . . . . . . . . . . .       4,741,500       (4,010)      3,657,991     3,817,918        8,555,418

Working capital . . . . . . . . . . . . . .       2,008,358       (4,010)        719,120       855,120        1,767,620

------------------------




(1) The Company sold certain securities to a former director of the Company and to HFG during the Company's reorganization phase in early 1996 prior to the Brister's Acquisition. Based on the "fair value" of these transactions, the Company incurred a one-time accounting charge of approximately $1.43 million to earnings for the differential between the fair value of these transactions and the actual cash proceeds received by the Company. See "The Company," "Certain Relationships and Related Transactions," "Note A -- Organization and Description of Business of Notes to Consolidated Financial Statements" and "Note J -- Common Stock Transactions of Notes to Consolidated Financial Statements."
(2) Adjusted to give effect to (i) the sale of 1,400,000 shares of Common Stock and 1,400,000 Warrants offered hereby at assumed initial public offering prices of $4.00 per share of Common Stock and $0.125 per Warrant, respectively, and the application of the net proceeds therefrom and (ii) conversion of outstanding shares of Convertible Preferred Stock. See "Use of Proceeds." No effect has been given to the exercise of (i) any outstanding warrants, including the Warrants offered hereby and the Underwriters' Warrants, (ii) the Underwriters' over-allotment option, or
    (iii) outstanding options. See "Management -- Stock Options," "Description of Securities" and "Underwriting."

                                  RISK FACTORS

         An investment in the Securities offered hereby involves a high degree of risk. Prospective investors should consider carefully the following risk factors in addition to the other information set forth in this Prospectus.


         SUBSTANTIAL OFFERING PROCEEDS ALLOCATED FOR PAYMENT TO DIRECTOR AND CERTAIN STOCKHOLDERS OF THE COMPANY. As a result of the acquisition of Brister's (the "Brister's Acquisition"), the Company incurred long-term indebtedness of approximately $3.2 million of which approximately $1.2 million (25.3% of net proceeds) will be repaid to Charles Brister, a director and principal stockholder of the Company, with a portion of the proceeds of the Offering. The remaining $2 million of long-term debt (42.3% of net proceeds) will be repaid to the Schlinger Foundation, a principal stockholder of the Company, upon closing of the Offering. In addition to the $3.2 million debt repayment (67.6% of net proceeds), the Company will pay to holders of the Company's Convertible Preferred Stock $625,000 (13.2% of net proceeds) upon the conversion of the outstanding Convertible Preferred Stock at the closing of the Offering. After the completion of this Offering, Mr. Brister will have received approximately $3.2 million from the Company and will own 516,667 shares of Common Stock as a result of the Brister's Acquisition. Upon conversion of the Convertible Preferred Stock, the holders will receive the return of their total cash investment while retaining an aggregate of 104,175 shares of Common Stock and 500,025 1996 Warrants at no cost basis. The purchasers of the Securities in this Offering will have paid a significantly higher price per share for the Common Stock offered hereby than the holders of the Convertible Preferred Stock or most of the principal stockholders paid for their shares of Common Stock, and will have assumed the principal financial risk for the future success of the Company's business operations. Certain officers, directors and stockholders of the Company, including Mr. Brister and the Convertible Preferred Stockholders will enter into lock-up agreements with the Company and the Representative upon the closing of the Offering for periods ranging from 18 to 60 months. See "The Company," "Use of Proceeds," "Dilution," "Certain Relationships and Related Transactions," "Principal Stockholders," "Description of Securities -- Convertible Preferred Stock and -- Bridge Financing."


         INTEGRATION OF OPERATIONS AS A RESULT OF RECENT ACQUISITIONS. If the Company is to realize the anticipated benefits of its recent acquisitions, USA's and Brister's must be integrated and combined efficiently and effectively with those of the Company. The process of augmenting the manufacturing, supply and distribution channels, computer and accounting systems and other aspects of operations, while managing a larger and geographically expanded entity with additional Fun Kart products, will present a significant challenge to the Company's management. There can be no assurance that the integration process will be successful or that the anticipated benefits of these acquisitions will be fully realized. The dedication of management resources to such integration may detract attention from the day-to-day business of the Company. The difficulties of integration may be increased by the necessity of coordinating geographically separated manufacturing operations, integrating personnel with disparate business backgrounds and combining different corporate cultures. There can be no assurance that the Company will be able to achieve any expense reduction through the removal of duplicative expenses or through economies of scale, that there will not be substantial costs associated with any such reductions or that such reductions will not result in a decrease in revenues or that there will not be other material adverse effects on the Company of these integrated efforts. Such effects could also materially reduce the short-term earnings of the Company. See "The Company -- Recent Acquisitions."

         RISKS RELATING TO GROWTH AND EXPANSION. Although the Company believes that the net proceeds from this Offering and projected cash flow from operations will allow the Company to achieve initial implementation of its business strategies, there can be no assurance that the Company will have sufficient funds to completely achieve successful implementation of its plans to a level that will have a positive effect on its results of operations or financial condition. The ability of the Company to execute its growth strategy will also depend on other factors, including ability of sales and marketing personnel to retain and expand the Company's dealers and mass merchandiser networks, market acceptance of Company's modified and new products, ability to further penetrate the Company's target market and increase consumer awareness of its products by advertising, ability to consummate acquisitions of kart manufacturers and related businesses, general economic and industry conditions, and other factors, many of which are beyond the control of the Company. Even if the Company's revenues and earnings grow rapidly, such growth may significantly strain the Company's management and its operational and technical resources. If the Company is successful in obtaining greater market penetration with its products, the Company will be required to deliver increasing volumes of its products to its customers on a timely basis at a reasonable cost to the Company. No assurance can be given that the Company can expand its manufacturing capacity to meet increased product demand or that the Company will be able to satisfy increased production demands on a timely and cost-effective basis. There can be no assurance that the Company's growth strategy will be successful. Further, if one or more of the component parts of the Company's growth strategy is unsuccessful, there can be no assurance that such lack of success will not have a material adverse effect on the Company's results of operations or financial condition. See "Use of Proceeds" and "Business -- Operating Strategy, -- Growth Strategy and -- Acquisition Strategy."

         SEASONALITY AND FLUCTUATIONS IN QUARTERLY OPERATING RESULTS. The Company has historically experienced stronger demand for its products in the third and fourth quarters of each calendar year. Operating results may fluctuate due to factors such as the timing of the introduction of new products, price reductions by the Company and its competitors, demand for the Company's products, new product mix, delay, cancellation or rescheduling of orders, performance of third party manufacturers, available inventory levels, seasonal cost increases and general economic conditions. A significant portion of the Company's operating expenses are relatively fixed. Since the Company typically does not obtain long-term purchase orders or commitments from its customers, it must anticipate the future volume of orders based upon the historic purchasing patterns of its dealers and mass merchandisers and upon its discussions with its dealers and representatives of mass merchandisers as to their future requirements. Cancellations, reductions or delays in orders by a large customer or group of customers could have a material adverse impact on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Seasonality."


         BROAD DISCRETION OVER USE OF PROCEEDS. After debt repayment, conversion of the outstanding Convertible Preferred Stock and payment of the expenses of this Offering, the Company intends to use $150,000 for advertising and marketing expenses (3.2% of net proceeds), $100,000 for product development and design (2.1% of net proceeds), $48,000 for payment of a financial advisory fee to the Representative (1.0% of net proceeds) and $314,500 for working capital (6.6% of net proceeds). Management will have broad discretion in allocating and applying such proceeds and the Company's stockholders will not have an opportunity to review or vote upon the terms of these unspecified expenditures. See "Use of Proceeds."


         GROWTH STRATEGY AND RISKS RELATING TO FUTURE ACQUISITIONS. One element of the Company's growth strategy involves growth through the acquisition of other companies, assets or product lines that would complement or expand the Company's business. The Company's ability to grow by acquisition is dependent upon, and may be limited by, the availability of suitable acquisition candidates and capital. Future acquisitions by the Company could result in potentially dilutive issuances of securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, which could materially affect the Company's profitability. In addition, acquisitions involve risks that could adversely affect the Company's operating results, including the assimilation of the operations and personnel of acquired companies, and the potential loss of key employees of acquired companies. There can be no assurance that the Company will be able to consummate any acquisitions on suitable terms. No commitments or binding agreements have been entered into to date and there can be no assurance that acquisitions, if any, can be completed. Although the Company does not presently plan to use any of the proceeds from this Offering for acquisitions, the Company does reserve the right to reallocate such proceeds for use in an acquisition if management believes such acquisition would be in the best interest to the Company. Other than as required by the Company's Articles of Incorporation, Bylaws and applicable laws, stockholders of the Company generally will not be entitled to vote upon such acquisitions. See "Use of Proceeds" and "Business -- Growth Strategy and -- Acquisition Strategy."

         ADDITIONAL FINANCING WILL BE NEEDED. Upon completion of this Offering, the Company will have limited financial resources for acquisitions. The Company will be dependent upon the proceeds from additional financings, including receiving proceeds from the future exercise of the Warrants of which there can be no assurance, to facilitate an acquisition. The Company may also need additional financing to achieve full implementation of its long-term growth strategy and for working capital. There can be no assurance that additional financing will be available, or if available, that such financing will be on favorable terms. See "Use of Proceeds" and "Business -- Growth Strategy and -- Acquisition Strategy."

         POTENTIAL PRODUCT LIABILITY AND INSURANCE LIMITS. The nature of the products manufactured by the Company is such that the products may fail due to material inadequacies or equipment failures. Such a failure may subject the Company to the risk of product liability claims and litigation arising from injuries allegedly caused by the improper functioning or design of its products. As the Company expands its Fun Karts product lines and distributes more products into the marketplace, the Company's exposure to such potential liability will also increase. The Company currently maintains $5 million occurrence basis product liability insurance with a $50,000 self-insured retention and $5 million maximum per occurrence coverage. The Company currently has four pending product liability claims, none of which are expected to exceed the existing policy limits. The Company has never had a claim that resulted in an award or settlement in excess of insurance coverage. The Company believes that as its sales of Fun Karts increase, product liability claims will be inevitable, particularly given the current litigious nature of American consumers. There is no assurance that the Company's insurance coverage will be sufficient to fully protect the business and assets of the Company from all claims, nor can any assurances be given that the Company will be able to maintain the existing insurance coverage or obtain additional coverage at commercially reasonable rates. To the extent product liability losses are beyond the limits or scope of the Company's insurance coverage, the Company could experience a material adverse effect upon its business, operations, profitability and assets. See "Business -- Product Liability and Insurance Limits and -- Legal Proceedings."

         PENDING LITIGATION. In addition to product liability claims, the Company, from time to time, is involved in lawsuits in the ordinary course of business. On February 4, 1997 a lawsuit was filed in a Mississippi state court against the Company, Brister's and an unaffiliated insurance broker by the Company's insurance underwriter to have insurance coverage declared as null and void for an alleged material misrepresentation on the insurance application. This action arose as a result of the payment in 1997 by the insurance underwriter of $700,000 in settlement of a product liability lawsuit against Brister's and other defendants. The Company intends to file a counterclaim against the Company's insurance broker relating to possible misrepresentations made by the insurance broker to the insurance underwriter regarding Brister's prior product liability claims history. The Company intends to vigorously defend this lawsuit. The Company is currently engaged in discovery and is unable to predict the outcome of this litigation. If the Plaintiff is successful in this litigation and is awarded a judgement for damages, such judgment could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Legal Proceedings."

         DEPENDENCE ON KEY PERSONNEL. The Company's success will depend to a large degree on its ability to retain the services of its existing management and to attract and retain qualified personnel as necessary in the future. To provide for continuity of management, the Company has entered into an employment agreement with V. Lynn Graybill, Chairman of the Board, President and Chief Executive Officer of the Company. The loss of the services of any key management personnel or the inability to recruit and retain qualified personnel in the future could have a material adverse effect on the Company's business and results of operations. The Company may obtain key man life insurance policies on the lives of key management personnel, with the proceeds of the policies to be payable to the Company. While management of the Company believes that any such policy proceeds would help the Company recruit and compensate replacements for such individuals, there can be no assurance that any such proceeds would offset any resulting financial impact of the death of any key management personnel. See "Management" and "Certain Relationships and Related Transactions."

         CONFLICTS OF INTEREST. Prior to the Offering, certain officers, directors and related parties have engaged in business transactions with the Company. Management believes that the terms of these transactions were as favorable to the Company as those which could have been obtained from unaffiliated third parties under similar circumstances. All future transactions between the Company and its affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested members of the Board of Directors of the Company. See "The Company" and "Certain Relationships and Related Transactions."

         THE COMPANY DOES NOT OWN ANY PATENTS; DEPENDENCE ON LICENSE AGREEMENT WITH DIRECTOR. The Company does not own any patents, trademarks or service marks. However, Mr. Charles Brister, a director and principal stockholder of the Company, owns certain patents, technology and trademarks which are licensed to the Company, which allows the Company to use brand names and utilize the automatic throttle override system ("ATOS") on its Fun Karts. The Company's success is dependent upon, among other things, its continued ability to use these certain patented items and other proprietary materials. The three-year license agreement with Mr. Brister provides for a one-time only $10,000 license fee and a royalty payment of $1.00 for each Company Fun Kart on which the ATOS is installed during the first year of the agreement. During the second and third year of the license agreement, the Company will pay to Mr. Brister each year a royalty of $1.00 for each Company Fun Kart on which the ATOS is installed or $20,000 annually, whichever is greater. The license agreement expires March 15, 2000. The termination of the license agreement with Mr. Brister prior to its term would have an adverse effect upon the Company's ability to produce its current line of Fun Karts. Furthermore, there can be no assurance that if the license agreement is terminated prior to its initial term that the Company could find suitable substitutions for the licensed items and technology or that its Fun Karts, produced without the licensed items and technology, would receive the same market acceptance. Also, there is no assurance that the technology licensed to the Company, or that the Company might license in the future, will quickly become obsolete due to the development of other, more advanced technology by competitors of the Company. See "Business -- Product Lines and -- Patents and Proprietary Technology" and "Certain Relationships and Related Transactions."

         RETENTION OF CONTROL. The Company's officers, directors and principal stockholders beneficially will own approximately 47% of the outstanding shares of the Company's Common Stock at the completion of the Offering. As a result, the officers, directors and principal stockholders of the Company will have the ability to control the day-to- day affairs and the fundamental policies of the Company. Voting together such stockholders, including the officers and directors of the Company, could possibly block any major corporate transactions, such as a merger or sale of substantially all of the Company's assets, that under Nevada law requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company. See "Management" and "Principal Stockholders."

         CONCENTRATION OF MANUFACTURING FACILITIES. The Company's manufacturing operations are conducted at, and substantially all of the Company's inventory is maintained in, two facilities, one in Roseland, Louisiana and the other in Prattville, Alabama. Any significant casualty loss to, or extended interruptions of operations at, either facility would have a material adverse effect on the Company. Replacement of the Company's manufacturing equipment could take several months and would have a material adverse effect on the Company. See "Business -- Facilities."

         INFORMAL SUPPLY ARRANGEMENTS. Most of the component parts, including engines, wheels, tires, seats, steering wheels, steering tire rods and other miscellaneous parts, used in the manufacture of the Company's Fun Karts are purchased from various domestic vendors under informal arrangements. The Company currently purchases its engines exclusively from Briggs & Stratton. Although the Company believes its relationship with its vendors to be excellent, the loss of any vendor, and in particular Briggs & Stratton, may cause the Company to experience a temporary delay in the production of the Company's Fun Karts. The Company believes other engine vendors and suppliers of other component parts necessary for the production of Fun Karts are readily available. See "Business -- Manufacturing Operations."


         DEPENDENCE ON INDEPENDENT DEALERS. The Company has not entered into written agreements with its Fun Karts dealers and in turn the dealers are under no obligation to purchase the Company's Fun Karts. In 1996, approximately 79% of the Company's combined revenues were the result of sales to its independent dealers and the Company projects that in 1997 approximately 80% of the Company's revenues will be attributed to sales to independent dealers.
Although no one dealer or group of affiliated dealers accounted for 10% or more of the Company's 1996 revenues, sales to lawn and garden stores accounted for approximately 36% of the Company's 1996 unit sales. While the Company believes that its relations with its independent dealers are generally good, there can be no assurance that the Company will be able to maintain these relationships, that a majority of its dealers will continue to sell the Company's Fun Karts or that the Company will be able to attract and retain quality independent dealers. If a significant number of the Company's dealers ceased to order Fun Karts from the Company or if the Company is unable to expand its dealer network or if there is a significant decrease in sales in the lawn and garden industry, the Company's financial condition and results of operations would be adversely affected. See "Business -- Sales and Marketing."


         GEOGRAPHIC CONCENTRATION OF SALES. In 1996, the Company sold approximately 61% of its Fun Karts to approximately 250 dealers located in Louisiana, Texas, Mississippi and Florida. Although these states, particularly Texas and Florida, have been among the fastest growing areas of the United States and in recent years have enjoyed general economic growth, if there is a broad base economic decline in these core market areas, consumer demand for the Company's products may be adversely affected which may negatively impact the Company's ability to sustain past levels of sales, or to continue its sales growth or profitability. See "Business -- Sales and Marketing."


         DEPENDENCE ON MAJOR CUSTOMERS. In 1996, 12% and 9% of the Company's combined revenues were the result of sales made to Sam's Club and Wal-Mart, respectively. The Company believes that sales of Fun Karts to mass merchandisers will account for approximately 20% of the Company's 1997 revenues with the remaining 80% of 1997 revenues being attributable to sales to independent dealers. The Company believes that Sam's Club and Wal-Mart will account for approximately 6% and 5%, respectively, of 1997 revenues. The Company does not believe that sales to Sam's Club or Wal-Mart will represent a significant portion of future revenues. The Company does not believe that any one mass merchandiser or any dealer or group of affiliated dealers will account for 10% or more of the Company's 1997 revenues. A delay of over 90 days in the payment of invoices submitted by the Company to any major customer may adversely affect the Company's working capital. The loss of any customer who accounts for 10% or more of the Company's revenues would have a material adverse effect on the financial condition and results of operations of the Company. See "Business -- Sales and Marketing."


         DEPENDENCE ON NEW PRODUCT INTRODUCTIONS; MARKET ACCEPTANCE. The Company believes that the introduction of new, innovative models of Fun Karts will be important to its future growth, and that it must continue to respond to changing consumer preferences in the areas of style, function, safety and technological innovation. Failure by the Company to identify and respond to such trends could adversely affect consumer acceptance of its product lines which in turn would adversely affect the Company's results of operations. No assurances can be given that the Company will be able to successfully develop new Fun Kart models or that any new or modified Fun Karts will meet with consumer acceptance in the marketplace or that the Company's current products will receive continued or increased consumer acceptance. No assurance can be given that the Company's existing Fun Kart models will continue to be sold at acceptable margin levels or that the Company will be able to design, manufacture and distribute new products at acceptable margin levels. See "Business -- Product Lines."

         COMPETITION. The Fun Karts industry is highly competitive, and there is no assurance that the Company will be able to continue to compete profitably in this industry in the future. The Company expects that it will continue to face intense competition as its growth strategy is implemented. Such competition may result in reduced sales, reduced margins, or both. The Company is and will be competing with larger, better capitalized companies which may be better positioned to respond to shifts in consumer demand and other market based changes. If other companies introduce new and modified products before the Company achieves significant market expansion, the Company could experience growth less than its expectations which could have a material adverse effect on the Company's financial condition and results of operations. The Company's ability to continue to compete successfully will depend, to a significant extent, on its ability to continue to enhance its existing products and to develop and introduce new products which maintain the Company's technological position, satisfy a wide range of customer safety requirements and maintain or expand market acceptance of the Company's products. See "Business -- Competition."

         COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Management believes certain states, including California, have proposed legislation involving emission or other safety standards for the type of gas powered engines installed on the Company's Fun Karts. The Company is currently unable to predict whether such legislation will be enacted in the future and, if so, the ultimate impact on the Company and its operations. Additionally, consumer protection laws exist in many states in which the Company currently markets its products. Any violation of such laws or regulations could have a material adverse effect on the Company. The Company's manufacturing facilities are inspected by the Occupational Safety and Health Administration. The Company believes that it is generally in compliance in all material respects with all currently applicable federal and state laws and regulations. Federal, state and local environmental regulations are not expected to have a material effect on the Company's operations. However, if the Company acquires existing manufacturing operations which are in violation of such consumer or environmental laws and regulations, such violations may have a material adverse effect on the Company's financial condition and results of operations. See "Business -- Government Regulations."


         IMMEDIATE AND SUBSTANTIAL DILUTION. The purchase price of the Common Stock substantially exceeds the net tangible book value of the Common Stock. Purchasers of the Common Stock will experience an immediate substantial dilution in the net tangible book value per share of the Common Stock after this Offering in the amount of $3.31 per share or 82.7% of the price per share of Common Stock paid by the investors in this Offering (assuming an offering price of $4.00 per share). See "Dilution."

         POTENTIAL ADDITIONAL DILUTION TO PUBLIC INVESTORS. In connection with the Company's private offering of securities completed on March 31, 1996 (the "March 1996 Offering"), the Company and Halter Financial Group, Inc. ("HFG"), a financial consulting company owned and operated by Timothy P. Halter, an officer and director of the Company, have agreed to issue additional shares of Common Stock to participants in the March 1996 Offering if on March 31, 1998 (the "Offering Valuation Date") the average closing bid price of the Common Stock for the ten trading days prior to and including the Offering Valuation Date (the "Stock Market Value") does not equal or exceed $4.50 per share. If such an adjustment is required on the Offering Valuation Date, each participant in the March 1996 Offering will receive for no additional consideration an additional number of shares of Common Stock necessary to increase the Stock Market Value per share of the Common Stock acquired in the March 1996 Offering
to $4.50 per share.   HFG has placed into escrow 233,333 shares of the
Company's Common Stock (the "HFG Escrow Shares") to be issued to participants in the March 1996 Offering if an adjustment is required. If on the Offering Valuation Date the Stock Market Value of the Common Stock is less than $2.25 per share, the Company will be obligated to also issue the number of additional shares of Common Stock necessary to increase the Stock Market Value per share of the Common Stock acquired in the March 1996 Offering to $4.50 per share. If the Company is required to issue additional shares to participants in the March 1996 Offering, investors in this Offering as well as the Company's other stockholders may incur a significant decrease of their ownership interest in the Company, with a resulting dilution in the net tangible book value per share of the Common Stock. See "The Company -- Recent Financings," "Dilution," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations; Additional Operations Information," "Certain Relationships and Related Transactions," "Principal Stockholders" and "Shares Eligible For Future Sale."


         ANTI-TAKEOVER PROVISIONS. The Company's Articles of Incorporation and Bylaws contain provisions that may have the effect of discouraging certain transactions involving an actual or threatened change of control of the Company. In addition, the Board of Directors of the Company has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the preferences, rights and limitations of any such series without stockholder approval. The ability to issue preferred stock could have the effect of discouraging unsolicited acquisition proposals or making it more difficult for a third party to gain control of the Company, or otherwise could adversely affect the market price of the Common Stock. The Company does not currently have any plans, arrangements, commitments or understandings to issue any additional shares of preferred stock. See "Description of Securities."

         DIVIDEND POLICY. The Company has not paid or declared any cash dividends with respect to its Common Stock or Convertible Preferred Stock, nor does it anticipate any such payments or declarations in the foreseeable future. Any future dividends will be declared at the discretion of the Board of Directors of the Company and will depend, among other things, on the Company's earnings, if any, its financial requirements for future operations and growth, and such other factors as the Company may then deem appropriate. The Company has agreed that, for a period of two years from the closing of this Offering, without the consent of the Representative, it shall not redeem or issue any of its securities or pay any dividends, or make any other cash distributions in respect of its securities, in excess of the amount of the Company's current or retained earnings recognized from and after the closing date of this Offering. Investors should not rely on the receipt of dividends in the near future or at any time in the future when evaluating the merits of an investment in the Securities. See "Dividend Policy" and "Underwriting."

         SHARES ELIGIBLE FOR FUTURE SALE. Sales of substantial amounts of Common Stock in the public market following the completion of the Offering could have an adverse effect on the market price of the Common Stock.

There will be approximately 4,221,633 shares of Common Stock outstanding immediately after the Offering, including the 1,400,000 shares offered hereby and the 104,175 shares to be issued upon the conversion of the Convertible Preferred Stock. Upon completion of the Offering, all of the shares of Common Stock offered hereby and approximately 89,912 shares of Common Stock held by current stockholders of the Company will be eligible for public sale without restrictions, except for shares purchased by affiliates (those controlling or controlled by or under common control with the Company and generally deemed to include officers and directors) of the Company. The remaining approximately 2,731,721 shares of the Company's Common Stock are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Subject to the volume and holding period limitations of Rule 144 and the "lock-up" agreements described below, 2,460,879 outstanding shares of Common Stock are eligible for sale under Rule 144 after the completion of the Offering. None of the Company's currently outstanding restricted securities are eligible for sale under Rule 144(k). Holders of approximately 1,376,221 shares of Common Stock, including the holders of the Convertible Preferred Stock, officers and directors of the Company, will agree to "lock-up" their shares of Common Stock for periods ranging from 18 to 60 months after the completion of the Offering. No prediction can be made as to the effect, if any, that future sales of additional shares of Common Stock or the availability of such shares for sale under Rule 144, other applicable exemptions or otherwise will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock. See "Principal Stockholders" and "Shares Eligible for Future Sale."

         POSSIBLE SALE OF SHARES OF COMMON STOCK DURING LOCK-UP PERIODS. The holders of the Convertible Preferred Stock have agreed not to sell or otherwise dispose of any of the 104,175 shares of Common Stock to be issued upon conversion of the Convertible Preferred Stock or underlying the 1996 Warrants for a period of 18 months after the closing of the Offering; provided the shares of Common Stock issuable upon exercise of the 1996 Warrants may be subject to demand registration rights and subsequently sold by the holders thereof if the Company calls for the redemption of the Warrants or 1996 Warrants within 18 months after the completion of this Offering. All officers and directors of the Company who are current stockholders of the Company have agreed not to sell or dispose any shares of Common Stock held by them without the prior written consent of the Representative until two years after the effective date of this Offering. Furthermore, officers or directors whose total compensation is more than $100,000 per year, or who own 5% or more of the Company's outstanding securities, have agreed not to sell or dispose of any shares of Common Stock held by them without the prior written consent of the Representative for a period of five years after completion of this Offering. Officers and directors of the Company who are subject to a five-year lock-up provision shall have the right to have such restriction released at a rate of 20% per annum during the five year lock-up period based upon the Company's achievement of certain goals with respect to the following: (i) annual revenue growth of 20% or more, (ii) annual earnings per share growth of 20% or more, and (iii) annual price of stock growth of 20% or more. With regard to V. Lynn Graybill, the Chairman of the Board and Chief Executive Officer of the Company, the lock-up provisions, to which Mr. Graybill would be subject, will be terminated after the termination of Mr. Graybill's Employment Agreement, unless such agreement is otherwise extended. The possibility that substantial amounts of Common Stock may be sold in the public market prior to the expiration of the lock-up periods may adversely affect the prevailing market price for the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities. See "Shares Eligible for Future Sale."

         EXERCISE OF UNDERWRITERS' WARRANTS. In connection with this Offering, the Company will sell to the Underwriters, for nominal consideration, warrants (the "Underwriters' Warrants") to purchase an aggregate of 140,000 shares of Common Stock and 140,000 Warrants. The Underwriters' Warrants will be exercisable commencing one year after the date of this Prospectus (the "Effective Date") and ending five years after such date at an exercise price of 145% of the price per share of the Common Stock and 145% of the price per Warrant offered hereby. The terms of the Warrants underlying the Underwriters' Warrants shall be the same as those Warrants offered to the public, except such Warrants are not subject to redemption. The holders of the Underwriters' Warrants will have the opportunity to profit from a rise in the market price of the Common Stock, if any, without assuming the risk of ownership. At any time when the holders of the Underwriters' Warrants might be expected to exercise them, the Company probably would be able to obtain additional equity capital on terms more favorable than those provided by the Underwriters' Warrants. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the

Underwriters' Warrants are outstanding. To the extent that any of the Underwriters' Warrants are exercised, the ownership interest of the Company's stockholders may be diluted. The Company also has granted registration rights to the Underwriters with respect to the 140,000 shares of the Common Stock, the 140,000 Warrants and the 140,000 shares of Common Stock issuable upon exercise of the 140,000 Warrants. See "Underwriting."

         IMPACT ON MARKET OF WARRANT EXERCISE. In the event of the exercise of a substantial number of the outstanding warrants of the Company, including the Warrants offered hereby, within a reasonably short period of time after the right to exercise commences, the resulting increase in the amount of Common Stock of the Company in the trading market could substantially affect the market price of the Common Stock. See "Description of Securities -- Redeemable Common Stock Purchase Warrants, -- 1996 Warrants and -- Class A Warrants" and "Underwriting."

         ADJUSTMENTS TO OUTSTANDING WARRANTS EXERCISE PRICE AND EXERCISE DATE. The Company, in its sole discretion, may reduce the exercise price of the outstanding warrants of the Company, including the Warrants offered hereby, and/or extend the time within which such warrants may first be exercised. Further, in the event the Company issues certain securities or makes certain distributions to holders of its Common Stock, the exercise price of such warrants may be reduced. Any such price reduction in the exercise price of outstanding warrants will provide less money for the Company and possibly adversely affect the market price of the Securities. See "Description of Securities -- Redeemable Common Stock Purchase Warrants, -- 1996 Warrants and -- Class A Warrants."

         REDEMPTION OF WARRANTS. The Warrants are subject to redemption by the Company, at any time after the First Exercise Date at a price of $0.01 per Warrant, upon 30 days prior written notice to the holders thereof, if the average closing bid price for the Common Stock equals or exceeds twice the initial public offering price per share of Common Stock for the 20 consecutive trading days ending on the third day prior to the date of notice of redemption. In the event that the Warrants are called for redemption by the Company, Warrantholders will have 30 days during which they may exercise their rights to purchase shares of Common Stock. In the event a current prospectus is not available, the Warrants may not be exercised and the Company will be precluded from redeeming the Warrants. If holders of the Warrants elect not to exercise them upon notice of redemption thereof, and the Warrants are subsequently redeemed prior to exercise, the holders thereof will lose the benefit of the difference between the market price of the underlying Common Stock as of such date and the exercise price of such Warrants, as well as any possible future price appreciation in the Common Stock. As the result of an exercise of the Warrants, existing stockholders would be diluted and the market price of the Common Stock may be adversely affected. If a Warrantholder fails to exercise his rights under the Warrants prior to the date set for redemption, then the Warrantholder will be entitled to receive only the redemption price, $0.01 per Warrant. The 1996 Warrants are subject to redemption by the Company upon the same terms as the Warrants at any time after November 15, 1997 until May 15, 2000 when the 1996 Warrants expire. See "Description of Securities -- Redeemable Common Stock Purchase Warrants and -- 1996 Warrants" and "Shares Eligible for Future Sale -- Lock-up Agreements."

         CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION IN CONNECTION WITH THE EXERCISE OF THE WARRANTS. The Company will be able to issue shares of its Common Stock upon the exercise of the Warrants only if (i) there is a current prospectus relating to the Common Stock issuable upon exercise of the Warrants under an effective registration statement filed with the Commission and (ii) such Common Stock is then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdiction in which the various holders of Warrants reside. Although the Company has undertaken to use its best efforts to maintain the effectiveness of a current prospectus covering the Common Stock subject to the Warrants offered hereby, there can be no assurance that the Company will be successful in doing so. After a registration statement becomes effective, it may require continuous updating by the filing of post-effective amendments. A post-effective amendment is required (i) when, for a prospectus that is used more than nine months after the effective date of the registration statement the information contained therein (including the certified financial statements) is as of a date more than 16 months prior to the use of the prospectus, (ii) when facts or events have occurred which represent a fundamental change in the information contained in the registration statement, or (iii) when any material change occurs in the information relating to the plan of distribution of the securities registered by such registration statement. The Company anticipates that this Registration Statement will remain effective for a least nine months following the date of this Prospectus, assuming a post-effective amendment is not filed by the Company. The Company intends to qualify the sale of the Securities in a limited number of states, although certain exemptions under certain state securities laws may permit the Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified. The Company will be prevented, however, from issuing Common Stock upon exercise of the Warrants in those states where exemptions are unavailable and the Company has failed to qualify the Common Stock issuable upon exercise of the Warrants. The Company may decide not to seek, or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In such case, the Warrants of those purchasers will expire and have no value if such Warrants cannot be exercised or sold. Accordingly, the market for the Warrants may be limited because of the foregoing requirements. See "Description of Securities -- Redeemable Common Stock Purchase Warrants."

         NO ASSURANCE OF ACTIVE PUBLIC MARKET; POSSIBLE VOLATILITY OF COMMON STOCK. Although the Common Stock is quoted on the NASD Electronic Bulletin Board and the Company has made application to have the Common Stock and Warrants listed on the Nasdaq SmallCap Market, there can be no assurance that an active public market for the Common Stock or the Warrants will develop or be sustained after the Offering. The offering price of the Securities offered hereby has been determined by negotiations among the Company and the Representative based upon the trading market of the Company's Common Stock on the NASD Electronic Bulletin Board. The trading price of the Common Stock and Warrants could be subject to wide fluctuations in response to quarter to quarter variations in operating results, announcements of innovations or new products by the Company or its competitors, and other events or factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which affects the market price of securities of publicly traded companies and which have often been unrelated to the operating performance of these companies. Broad market fluctuations may adversely affect the market price of the Common Stock and Warrants. See "Common Stock Price Ranges and Dividends," "Description of Securities," "Shares Eligible for Future Sale" and "Underwriting".

         POSSIBLE DELISTING OF SECURITIES FROM NASDAQ SMALLCAP MARKET AND RISKS OF COMMON STOCK TRADING BELOW $5.00 PER SHARE. Nasdaq recently approved changes to the standards for companies to remain listed on the SmallCap Market, including, without limitation, new corporate governance standards, a new requirement that a listed company have net tangible assets of $2,000,000, market capitalization of $35,000,000 or net income of $500,000 and other qualitative requirements. The Company's securities have not been approved for listing on the Nasdaq SmallCap Market and there can be no assurance that an active trading market will develop or if such market is developed it will be sustained. If the Company's securities are listed and the Company then became unable to satisfy the requirements for continued quotation on Nasdaq SmallCap Market, trading in the Common Stock and Warrants offered hereby would be conducted in the over-the- counter market in what are commonly referred to as the "pink sheets" or on the NASD Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the Common Stock and Warrants offered hereby. In addition, if the Common Stock and Warrants are suspended or terminated from Nasdaq SmallCap Market and at such time the Common Stock has a market price of less than $5.00 per share, then the sale of such securities would become subject to certain regulations adopted by the Commission which imposes sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document which discloses the risks of investing in the Common Stock and Warrants. Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in the security. Accordingly, if the Common Stock and Warrants are suspended or terminated from Nasdaq SmallCap Market and are trading for less than $5.00 per share, the Commission's rules may limit the number of potential purchasers of the securities.

         CONTINUING RELATIONSHIP WITH REPRESENTATIVE; POTENTIAL INFLUENCE. In connection with this Offering, the Company will have certain continuing relationships with the Representative, some of which may adversely affect the Company's results of operations. The Company has agreed with the Representative that (i) it will sell to the Underwriters the Underwriters' Warrant (including the grant of "piggyback" and demand registration rights), (ii) it will pay, under certain conditions, to the Underwriters a warrant solicitation fee equal to 5% of the exercise price of the Warrants exercised, (iii) it will use its best efforts to cause the election to its Board of Directors one designee of the Representative, and (iv) it will enter into a financial advisory agreement with the Representative for financial consulting services for a two year period for aggregate fees of $48,000, to be prepaid in full at the closing of the Offering. Additionally, the Representative will be entitled to a finder's fee if it originates a financing or other business transaction for the Company. Any of the foregoing relationships may adversely impact the Company's business, operating results or financial condition, or its ability to raise additional capital for its business should the need arise during the term of the above agreements. See "Use of Proceeds" and "Underwriting."

         FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK. Management believes that this Prospectus contains forward- looking statements, including statements regarding, among other items, the Company's future plans and growth strategies and anticipated trends in the industry in which the Company operates. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described herein, including, among others, regulatory or economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate.

                                  THE COMPANY

HISTORICAL

         The Company was originally incorporated on February 28, 1984 as Rapholz Silver Hunt, Inc. under the laws of the State of Florida. In June 1984, April 1986 and November 1987, respectively, the Company changed its name to Great Colorado Silver, Inc., Great Colorado Silver Valley Development Company and J.R. Gold Mines, Inc., respectively. In January 1996, the Company changed its name to Sarah Acquisition Corporation. In 1987, the Company completed an initial public offering of its securities and was engaged in the mining industry, principally through joint ventures with related parties involving mining properties located in Colorado. In 1989, the Company began experiencing financial difficulties and did not have sufficient cash flow to meet its obligations as they became due. By December 31, 1989, the Company had liquidated substantially all of its assets and ceased its business operations.


         From December 1989 until March 31, 1996, the Company had no significant assets, liabilities or business operations. On December 15, 1995, a former director of the Company and Halter Financial Group, Inc. ("HFG"), a financial consulting firm owned by Timothy P. Halter, an officer and director of the Company, each acquired for $10,000, 15,776 and 15,858 shares of Common Stock, respectively (or an aggregate of 31,634 shares for approximately $0.63 per share), from the then controlling stockholders of the Company. Subsequently, on February 20, 1996, the Company sold 50,000 restricted shares of its Common Stock to a former unaffiliated director of the Company for $938 cash. On March 7, 1996, the Company sold an additional 967,545 restricted shares of Common Stock to HFG for $1,451 cash. Of the 967,545 shares acquired by HFG, 233,333 shares represent the HFG Escrow Shares which were placed into escrow under the terms of the Company's March 1996 private offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations; Additional Operations Information," "Management," "Certain Relationship and Related Transactions" and "Principal Stockholders."


         On February 23, 1996, the Company was reincorporated in the State of Nevada through a merger with Karts International Incorporated, a Nevada corporation, incorporated on February 21, 1996. The Company was the surviving entity and changed its corporate name to Karts International Incorporated. The reincorporation merger also had the effect of a one-for-250 reverse split of the Company's issued and outstanding Common Stock.

         On February 28, 1997, to be effective on March 24, 1997, the Company's Board of Directors approved a two-for- three reverse stock split and a corresponding reduction of the authorized shares of Common Stock. The issued and outstanding shares of Common Stock shown in the historical consolidated and combined financial statements included elsewhere in this Prospectus reflect the effect of the March 24, 1997 reverse stock split as if this reverse stock split had occurred as of the beginning of the first period presented.

RECENT FINANCINGS

         HFG and a former director of the Company acquired control of the Company in December 1995 in order to utilize it as a suitable entity for a possible merger or acquisition of a company that offered growth potential in a manufacturing industry. In January 1996, HFG identified Brister's Thunder Karts, Inc., a Louisiana corporation ("Brister's"), a manufacturer of Fun Karts, as a possible acquisition candidate. On March 31, 1996, the Company concluded the private sale of 233,333 shares of Common Stock to 13 investors for aggregate gross proceeds of $525,000 (the "March 1996 Offering"). Additionally, on March 15, 1996, the Company obtained a $2 million loan (the "Schlinger Note") from The Schlinger Foundation (the "Foundation") which provides for interest at 14% per annum with interest only payable until March 14, 1999. Principal payments of $399,996 are due on March 14, 1999 and March 14, 2000 with a final principal payment of $1,200,008 due on March 14, 2001. The Schlinger Note is secured by accounts receivable, inventory, property and equipment owned or acquired by the Company. The Company paid the Foundation $21,000, consisting of $10,500 cash and the issuance of 70,000 shares of Common Stock, as additional consideration for the loan. The proceeds from the private offer and sale of securities and the loan proceeds from the Schlinger Note were utilized by the Company to fund the acquisition of Brister's (the "Brister's Acquisition") and pay related expenses. The Schlinger Note will be paid with a portion of the proceeds from this Offering. See "Risk

Factors -- Potential Additional Dilution to Public Investors," "-- Brister's Acquisition," "Use of Proceeds," "Management," "Certain Relationships and Related Transactions" and "Principal Stockholders."

         On July 2, 1996, the Company sold to an unaffiliated investor 3,334 shares of Common Stock and 66,667 Class A Warrants for a total consideration of $17,500. Each Class A Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $5.25 per share until December 31, 1997. The proceeds from this offering were utilized by the Company for working capital. See "Description of Securities -- Class A Warrants."


         On November 15, 1996, the Company completed a private offer and sale of 25 Units to 17 accredited investors for total proceeds of $625,000 (the "Bridge Financing"). Each Unit consisted of one share of Convertible Preferred Stock and 6,667 1996 Warrants. Each 1996 Warrant entitles the holder to purchase, for a period of 42 months after November 15, 1996 one share of the Company's Common Stock at an exercise price of $4.50 per 1996 Warrant subject to further adjustment in certain circumstances. Argent Securities, Inc. acted as placement agent for the Company in this offering and received certain compensation. On March 6, 1997, the Company offered to each holder of the Convertible Preferred Stock the option of either (i) receiving a refund of their cash investment with interest at 12% per annum as consideration for assigning their Convertible Preferred Stock and 1996 Warrants to the Company or
(ii) agreeing to the conversion of the Convertible Preferred Stock at the completion of this Offering upon previously agreed terms along with the issuance of an additional 13,334 1996 Warrants for each share of Convertible Preferred Stock held as further consideration for waiving certain registration rights and agreeing to certain lock-up provisions with respect to the Common Stock issuable upon conversion of the Convertible Preferred Stock and the 1996 Warrants. The Company has been advised by all the holders of the Convertible Preferred Stock that they will accept the latter option. See "Description of Securities -- Convertible Preferred Stock, -- 1996 Warrants and -- Bridge Financing."


ACQUISITIONS

         BRISTER'S ACQUISITION. Effective at the close of business on March 31, 1996, the Company acquired all of the issued and outstanding shares of common stock of Brister's from Charles Brister, a director and principal stockholder of the Company, in exchange for $2 million cash; a subordinated $1 million promissory note with variable interest rates, maturing in 2003 and a $200,000 promissory note bearing 10% interest, with interest and principal payable quarterly beginning April 1, 1997 with a maturity date of April 1, 1998 or upon successful completion of an underwritten public offering of the Company's securities (collectively, the "Brister Notes"); and 516,667 shares of Common Stock of the Company with an aggregate market value of $3.1 million or $6.00 per share. The $6.00 price per share was the average of the closing bid and ask prices of the Company's Common Stock as quoted on the NASD Electronic Bulletin Board on the 30th day after the Company's Common Stock was listed on the NASD Electronic Bulletin Board. Additionally, the Company entered into (i) a Consulting Agreement with Mr. Brister which expired on December 31, 1996,
(ii) a five-year License Agreement under which the Company received the right to use certain intellectual property owned and developed by Mr. Brister and
(iii) a five-year Non-Competition Agreement with Mr. Brister. Brister's has been manufacturing Fun Karts in Roseland, Louisiana since 1959. The Company will pay the Brister Notes with a portion of the proceeds of this Offering.
See "Use of Proceeds," "Business -- Patents and Proprietary Technology," "Management," "Certain Relationships and Related Transactions" and "Principal Stockholders."

         USA ACQUISITION. Effective at the close of business on November 21, 1996, the Company acquired all of the issued and outstanding shares of common stock of USA Industries, Inc. ("USA"), a Fun Karts manufacturer located in Prattville, Alabama, for $250,000 cash and the issuance of 166,667 restricted shares of Common Stock valued by the USA shareholders and the Company at an aggregate of $750,000 or $4.50 per share (the "USA Acquisition"). Each USA shareholder, Jerry Michael Allen, Angela T. Allen, Johnny C. Tucker and Carol
Y. Tucker, received $62,500 cash and 41,667 restricted shares of the Company's Common Stock. The price per share of the Company's Common Stock issued to the USA shareholders was based on the closing bid price per share of the Company's Common Stock on the closing date of the USA Acquisition. See "Note B -- Acquisition of Subsidiaries of Notes to Consolidated Financial Statements" and "Note I -- Capital Stock Transactions of Notes to Consolidated Financial Statements."

         The purchase price paid by the Company for the acquisition of Brister's and USA was determined as a result of arms-length negotiations between unrelated representatives of the Company and the then shareholders of Brister's and USA, respectively. In negotiating and agreeing upon the respective purchase price of Brister's and USA, Company management (i) evaluated the respective market share, geographic markets and the condition and capacity of each entities' manufacturing facility; (ii) analyzed the economic benefits and feasibility of each entity's product lines, management of each respective entity, the overall growth strategy of the Company and any potential economies of scale which could result from each respective acquisition; and
(iii) projected future product demand, estimated the fair market value of Brister's and USA's tangible assets and liabilities, reviewed historical book value of each entity, and the historical results of operations and the overall market position of each respective entity.

         Unless otherwise indicated herein, the financial, business activities, management and other pertinent information herein relates on a consolidated basis to the Company and its wholly-owned subsidiaries, Brister's and USA. The Brister's and USA Acquisitions were accounted for using the purchase method of accounting for business combinations. The Company has allocated the total purchase price to assets acquired based on their relative fair value. Any excess of the purchase price over the fair value of the assets acquired has been recorded as goodwill. The financial and other information regarding the Company set forth herein reflects, for the periods presented, either the consolidated or combined results of operations of the Company, Brister's and USA as if the respective acquisitions had occurred on January 1, 1994 (the first day of the first financial period presented herein). See "Selected Historical Consolidated and Combined Financial Information."

         The address of the Company's principal executive office is 109 Northpark Boulevard, Suite 210, Covington, Louisiana 70433, and its telephone number is (504) 875-7350. The Company maintains manufacturing facilities at 202 Challenge Avenue, Prattville, Alabama 36067 and Highway 51 South, Roseland, Louisiana 70456.

                    COMMON STOCK PRICE RANGES AND DIVIDENDS

         The Company's Common Stock is traded on the NASD Electronic Bulletin Board under the symbol "KINT". The following table sets forth the range of high and low closing bid prices for the Common Stock for the periods indicated as reported by the National Quotation Bureau, Incorporated. These prices represent inter-dealer prices, without adjustment for retail mark-ups, mark-downs or commissions and do not necessarily represent actual transactions.



                                                    Common Stock
                                                    Bid Price(1)
                                        ---------------------------------
 Calendar Year 1997                        Low                     High
 ------------------                     ----------------  ---------------
 First Quarter                            $4.13                    $4.88
 Second Quarter                           $4.00                    $4.50
 Third Quarter (through August 14)        $4.00                    $5.00


                                                    Common Stock
                                                     Bid Price
                                        ---------------------------------
 Calendar Year 1996                        Low                     High
 ------------------                     ----------------  ---------------
 Second Quarter(2)                        $5.63                    $5.63
 Third Quarter                            $4.13                    $5.63
 Fourth Quarter                           $4.13                    $4.88

------------------------------------


(1) Prices have been adjusted to reflect a two-for-three reverse stock split of the Company's Common Stock effective March 24, 1997.
(2) The Common Stock began trading on the NASD Electronic Bulletin Board on June 27, 1996.


         On August 15, 1997, the closing bid and ask prices for the Common Stock were $4.00 and $5.00, respectively, per share. As of August 15, 1997, 2,717,458 shares of Common Stock were issued and outstanding. The Company believes that its Common Stock is held of record and beneficially by approximately 350 to 400 persons and believes that upon completion of this Offering, it will have in excess of 500 stockholders. See "Shares Eligible for Future Sale."


                                DIVIDEND POLICY

         The Company has not paid or declared any dividends with respect to its Common Stock or Convertible Preferred Stock, nor does it anticipate paying any cash dividends or other distributions on its Common Stock in the foreseeable future. Any future dividends will be declared at the discretion of the Board of Directors of the Company and will depend, among other things, on the Company's earnings, if any, its financial requirements for future operations and growth and such other facts as the Company may then deem appropriate. The Company has agreed that, for a period of two years from the closing of this Offering, without the consent of the Representative, it shall not redeem or issue any of its securities or pay any dividends, or make any other cash distributions in respect of its securities, in excess of the amount of the Company's current or retained earnings recognized from and after the closing date of this Offering. See "Underwriting."

                                USE OF PROCEEDS


         The net proceeds to be received by the Company from the sale of the 1,400,000 shares of the Common Stock and 1,400,000 Warrants offered hereby are estimated to be approximately $4,737,500 (based on an assumed public offering price of $4.00 per share of Common Stock and $0.125 per Warrant or approximately $5,491,137 if the Underwriters' over- allotment option is exercised in full) after deducting Underwriters' discounts and commission and estimated offering expenses. The Company intends to use the net proceeds from the sale of the Securities offered hereby (assuming no exercise of the Underwriters' over-allotment option) for the purposes and in the approximate percentages as set forth in the following table:



                                                                                                    Approximate
                                                                                  Approximate        Percentage
      Application of Proceeds(1)                                                 Dollar Amount    of Net Proceeds
      --------------------------                                                ---------------  ------------------
      Payment of Schlinger Note (2) . . . . . . . . . . . . . . . . . . . . .      $2,000,000             42.3%
      Payment of Brister Notes(3) . . . . . . . . . . . . . . . . . . . . . .       1,200,000             25.3
      Payment of Brister's Credit Line(4) . . . . . . . . . . . . . . . . . .         300,000              6.3
      Conversion of Preferred Stock . . . . . . . . . . . . . . . . . . . . .         625,000             13.2
      Advertising and Marketing(5)  . . . . . . . . . . . . . . . . . . . . .         150,000              3.2

      Product Development and Design(6) . . . . . . . . . . . . . . . . . . .         100,000              2.1
      Payment of Financial Advisory Fee(7)  . . . . . . . . . . . . . . . . .          48,000              1.0
      Working Capital and General Corporate Purposes(8) . . . . . . . . . . .         314,500              6.6
                                                                                   ----------            -----
               Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $4,737,500            100.0%
                                                                                    =========            =====

----------------------------


(1) Proceeds, if any, received upon the exercise of the Underwriters' over-allotment option will be used for working capital and general corporate purposes.
(2) See "The Company -- Recent Financings," "Certain Relationships and Related Transactions" and "Principal Stockholders."
(3) Charles Brister, a director and principal stockholder of the Company, is the holder of the Brister Notes. See "The Company -- Acquisitions; Brister Acquisition," "Management," "Certain Relationships and Related Transactions" and "Principal Stockholders."

(4) See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

(5) The Company intends to increase its penetration of its target market by enhancing potential customers' awareness of its products by advertising in youth-oriented magazines, motorcycle, lawn and garden, hardware and outdoor power equipment trade magazines, establishment of a Company home page on the Internet, displaying and promoting the Company's products at NASCAR races and related events and traditional print, billboard and, to a lesser extent, television and radio media. See "Business -- Growth Strategy; Increasing Brand and Product Recognition by Innovative Marketing to Target Users and -- Sales and Marketing."
(6) In 1997, the Company will introduce its new Big Thunder Kart line which will utilize a torque converter, new tire design and existing standard features of the Company's Fun Karts. The Company also intends to develop and distribute additional optional Fun Kart parts and accessories which can be sold by dealers to customers at the point of sale. The Company may also develop a line of helmets, jackets, boots and other related items for its dealers and mass merchandisers to complement sales of Fun Karts. See "Business -- Growth Strategy; Improve Product Design and Development and -- Product Lines."
(7) The Company will enter into a financial advisory agreement with the Representative for financial consulting services for a two year period for aggregate fees of $48,000 to be prepaid in full at the closing of the Offering. Additionally, the Representative will be entitled to a finder's fee if it originates a financing or other business transactions for the Company. See "Underwriting."

(8) Working capital will be increased to $1,068,137 if the Underwriters' over-allotment option is exercised. Working capital includes, but is not limited to, carrying additional receivables associated with increased sales, costs for expansion of existing facilities, personnel costs related to expansion of Company's product lines and increased sales, acquisition expenses and other general and administrative expenses.


         The Company may find it necessary or advisable to reallocate the net proceeds within the categories described above if its assumptions regarding present plans and future revenues and expenditures prove inaccurate. Any change in the allocation of funds will be at the discretion of the Company's Board of Directors. The Company believes that the net proceeds of the Offering will be adequate to fund the proposed business operations of the Company for approximately 12 to 18 months. Proceeds, if any, from the exercise of the

Warrants are currently intended to be used for general corporate purposes. The Company also reserves the right to allocate a portion of the net proceeds for acquisitions and the payment of legal, accounting and other expenses associated with acquisitions. No commitments or binding agreements have been entered into by the Company for any such acquisitions. Until the proceeds of this Offering are used for the purposes stated above, the Company may invest them temporarily in interest-bearing securities such as certificates of deposit, United States governmental obligations or money market funds or instruments.

                                    DILUTION


         At June 30, 1997, the Company had a negative net tangible book value of approximately $(1.90) million or approximately $(0.70) per share of Common Stock. Net tangible book value per share of Common Stock equals the tangible assets of the Company, less all liabilities, divided by the total number of shares of Common Stock outstanding, without giving effect to the possible exercise of outstanding stock options and warrants. After giving effect to the sale of the 1,400,000 shares of Common Stock offered hereby (at an assumed offering price of $4.00 per share) and the 1,400,000 Warrants offered hereby (at an assumed offering price of $0.125 per Warrant) and the receipt of the estimated net proceeds therefrom, the proforma net tangible book value of the Company as of June 30, 1997 would have been approximately $2.83 million or approximately $0.69 per share, representing an immediate increase in net tangible book value of $1.39 per share to existing stockholders, and an immediate dilution in net tangible book value of $3.31 per share to purchasers of the Securities offered hereby. The following table illustrates the resulting dilution with respect to the Common Stock offered hereby:



 Public offering price (per share of Common Stock)(1)  . . . . . . . .                 $4.00
         Net tangible book value per share as of June 30, 1997   . . .   $(0.70)
         Increase per share attributable to new investors  . . . . . .     1.39
                                                                         ------
 Proforma net tangible book value per share after the Offering(2)  . .                  0.69
                                                                                      ------
 Dilution of net tangible book value per share to new investors
      attributable to purchase of Common Stock by new investors  . . .               $  3.31
                                                                                      ======

--------------------------------


(1) Represents the anticipated public offering price per share of Common Stock (excluding Warrants) before deduction of underwriting discounts and commissions and estimated expenses of the Offering.
(2) Assuming no exercise of outstanding warrants or options, including the Warrants offered hereby and the Underwriters' Warrants or the exercise of the Underwriters' over-allotment option. See "Description of Securities" and "Underwriting."

         The following table sets forth the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share by existing stockholders and new investors purchasing shares of Common Stock in this Offering:


                               Shares Purchased        Total Consideration
                            ----------------------  -------------------------  Average Price
                             Amount      Percent       Amount       Percent      Per Share
                            ---------  -----------  ------------  -----------  --------------
 Existing stockholders . .  2,717,458      66.0%      $4,289,789      43.4%        $1.58
 New investors . . . . . .  1,400,000      34.0        5,600,000      56.6         $4.00
                            ---------    ------       ----------    ------
         Total   . . . . .  4,117,458     100.0%     $ 9,889,789     100.0%
                            =========     =====       ==========    ======






         The foregoing table gives effect to the sale of the shares of Common Stock offered hereby (assuming an offering price of $4.00 per share and without giving effect to the underwriting discount and expenses of the Offering) and does not give effect to the exercise of any warrants or options, including the Warrants offered hereby, or the exercise of the Underwriters' over-allotment option. See "The Company," "Management -- Stock Options," "Certain Relationships and Related Transactions," "Principal Stockholders" and "Description of Securities."

                                 CAPITALIZATION


         The following table sets forth the capitalization of the Company as of June 30, 1997 and as adjusted giving effect to the sale by the Company of 1,400,000 shares of Common Stock (assuming an offering price of $4.00 per share) and 1,400,000 Warrants (assuming an offering price of $0.125 per Warrant) and by giving effect to the anticipated use of proceeds derived therefrom. This table has not been adjusted to give effect to the exercise of the Underwriters' over- allotment option, the exercise of any outstanding warrants or options, including the Warrants offered hereby and the Underwriters' Warrants. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus.






                                                                                      June 30, 1997
                                                                        ------------------------------------------
                                                                          Actual     Adjustments(1)   As Adjusted
                                                                        -----------  --------------- -------------
       Short-term debt . . . . . . . . . . . . . . . . . . . . . . .    $  417,690   $     (300,000) $    117,690
       Current maturities of long-term debt  . . . . . . . . . . . .       111,196             --         111,196
       Long-term debt(2) . . . . . . . . . . . . . . . . . . . . . .     3,348,782       (3,200,000)      148,782
       Convertible Preferred Stock, $0.001 par value; 25 shares
         issued and outstanding; none as adjusted(3) . . . . . . . .       625,000         (625,000)         --
                                                                        ----------   --------------  ------------


         Total debt and debt equivalents . . . . . . . . . . . . . .     4,502,668       (4,125,000)      377,668
                                                                        ----------   --------------  ------------

       Common Stock, $0.001 par value; 2,717,458 shares
         issued and outstanding; 4,221,633 as adjusted(3)  . . . . .         2,718            1,400         4,118
       Additional paid-in capital  . . . . . . . . . . . . . . . . .     6,190,192        4,561,100    10,751,292
       Common stock warrants; 563,359 warrants issued
         and outstanding; 1,963,359 as adjusted  . . . . . . . . . .          --            175,000       175,000
       Accumulated deficit . . . . . . . . . . . . . . . . . . . . .    (2,374,992)            --      (2,374,992)
                                                                        ----------   --------------  ------------

         Total stockholders' equity  . . . . . . . . . . . . . . . .     3,817,918        4,737,500     8,555,418
                                                                        ----------   --------------  ------------


         Total capitalization  . . . . . . . . . . . . . . . . . . .    $8,320,586   $      612,500  $  8,933,086
                                                                         =========    =============   ===========

-----------------------------------


(1) As adjusted giving effect to the sale by the Company of the 1,400,000 shares of Common Stock and 1,400,000 Warrants offered hereby and the application of the proceeds therefrom. See "Use of Proceeds," "Description of Securities" and "Underwriting."
(2) For a description of the Brister Notes and Schlinger Note to be paid with a portion of the proceeds of this Offering, see "The Company," "Certain Relationships and Related Transactions" and "Note F -- Long-Term Debt of Notes to Consolidated Financial Statements."
(3) Assumes conversion of all outstanding shares of Convertible Preferred Stock for $625,000 and the issuance of 104,175 shares of Common Stock. See "The Company -- Recent Financings" and "Description of Securities -- Bridge Financing."

      SELECTED HISTORICAL CONSOLIDATED AND COMBINED FINANCIAL INFORMATION


         The following selected financial information has been presented in a consolidated format for the periods ended December 31, 1996, June 30, 1997 and 1996 and a combined format for the periods ended December 31, 1995 and 1994, respectively. This information has been derived from the audited financial statements of the Company and Brister's. The information pertaining to USA is unaudited. The Company was dormant from 1989 until the first quarter of 1996. The Company's purchase of 100% of the issued and outstanding stock of Brister's was effective April 1, 1996. The Company's purchase of 100% of the issued and outstanding stock of USA was effective November 22, 1996. The information presented herein reflects either the consolidated or combined results of operations of all entities as if the respective acquisitions had occurred on January 1, 1994 (the first day of the first period presented). In the opinion of management, this financial information includes all material adjustments necessary to present historical results of the Company as if Karts International Incorporated, Brister's Thunder Karts, Inc. and USA Industries, Inc. had been a single operating entity as of the first day of the first period presented. This financial information does not purport to be indicative of the financial position or the results of operations which would have actually been obtained if the acquisition transactions had actually been consummated on the dates indicated. In addition, this financial information does not purport to be indicative of the financial position or results of operations that may be obtained in the future. This financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company and its wholly-owned subsidiaries, Brister's and USA, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus.



                                             Year Ended   Year Ended   Year Ended     (Unaudited)      (Unaudited)
                                            December 31, December 31, December 31, Six Months Ended  Six Months Ended
                                                1996         1995         1994       June 30, 1997    June 30, 1996
    STATEMENT OF OPERATIONS DATA:           (Historical)  (Combined)   (Combined)    (Historical)      (Historical)
                                           -------------------------- ------------ ----------------------------------
    Revenues, net . . . . . . . . . . . .   $ 8,327,316  $ 8,514,460  $ 7,069,500     $  2,515,232     $  1,150,153
    Cost of goods sold  . . . . . . . . .     5,842,532    6,184,340    5,186,245        2,197,219          718,577
    Operating expenses  . . . . . . . . .     1,456,472    1,639,583    1,423,933        1,033,474          345,210
    Compensation expense related to common
      stock issuances at less than fair
      value for  reorganization and
    restructuring costs(1)  . . . . . . .     1,430,287         -            -                 -          1,430,287
    Income/(loss) from operations . . . .      (401,975)     690,537      459,322         (715,461)      (1,343,921)
    Interest expense  . . . . . . . . . .       396,589         -            -             268,493          136,174
    Provision for income taxes  . . . . .       193,575      218,686      216,072               -            (4,305)
    Net income/(loss) . . . . . . . . . .      (959,566)     355,701      341,036         (923,582)      (1,480,429)
    Net income per proforma weighted-
      average share of common stock
      outstanding Primary . . . . . . . .        $(0.51)       $0.19        $0.18           $(0.37)          $(1.04)
    Number of weighted-average shares
      of common stock outstanding
        Primary . . . . . . . . . . . . .     1,892,563    1,892,563    1,895,265        2,509,415        1,418,602
    Proforma income assuming use of
      proceeds to retire certain
      outstanding debt  . . . . . . . . .   $  (659,566)                          $       (733,582)$     (1,370,714)
    Proforma earnings per share assuming
      retirement of certain outstanding
      debt
        Primary  . . . . . . . . . . .      $     (0.35)                                    $(0.29)          $(0.97)



                                     December 31,     December 31,    December 31,       June 30,          June 30,
                                         1996             1995            1995             1997              1997
BALANCE SHEET DATA:                  (Historical)     (Historical)     (Combined)       (Unaudited)    (As adjusted)(2)
                                   ---------------- ------------------------------------------------- -------------------
Current assets  . . . . . . . . .    $  3,391,290    $       -        $ 2,054,177     $ 1,981,807        $  2,594,307
Total assets  . . . . . . . . . .      10,082,092            -          8,268,481       8,918,387           9,530,887
Current liabilities . . . . . . .       1,382,932         4,010         1,335,057       1,126,687             826,687
Total liabilities . . . . . . . .       4,715,592         4,010         4,610,490       4,475,469             975,469
Convertible preferred stock . . .         625,000            -                -           625,000                 -
Stockholders' equity  . . . . . .       4,741,500        (4,010)        3,657,991       3,817,918           8,555,418
Working capital . . . . . . . . .       2,008,358        (4,010)          719,120         855,120           1,767,620

--------------------------------



(1) The Company sold certain securities to a former director of the Company and to HFG during the Company's reorganization phase in early 1996 prior to the Brister's Acquisition. Based on the "fair value" of these transactions, the Company incurred a one-time accounting charge of approximately $1.43 million to earnings for the differential between the fair value of these transactions and the actual cash proceeds received by the Company. See "The Company," "Certain Relationships and Related Transactions," "Note A -- Organization and Description of Business of Notes to Consolidated Financial Statements" and "Note J -- Common Stock Transactions of Notes to Consolidated Financial Statements."
(2) Adjusted to give effect to (i) the sale of 1,400,000 shares of Common Stock and 1,400,000 Warrants offered hereby at assumed initial public offering prices of $4.00 per share of Common Stock and $0.125 per Warrant, respectively, and the application of the net proceeds therefrom and (ii) conversion of outstanding shares of Convertible Preferred Stock. See "Use of Proceeds." No effect has been given to the exercise of (i) any outstanding warrants, including the Warrants offered hereby and the Underwriters' Warrants, (ii) the Underwriters' over-allotment option, or (iii) outstanding options. See "Management -- Stock Options," "Description of Securities" and "Underwriting."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information includes forward-looking statements, the realization of which may be impacted by certain important factors discussed under "Risk Factors -- Forward-Looking Statements and Associated Risk."

OVERVIEW

         The Company had no significant business operations from 1989 through March 1996. Prior to that time, the Company was engaged in the mining industry, principally through joint ventures with related parties involving mining properties located in Colorado. The Company is in the business of manufacturing and marketing Fun Karts for the consumer market. See "The Company" and "Business."

         Effective at the close of business on March 31, 1996, the Company purchased 100% of the issued and outstanding stock of Brister's, a Louisiana corporation organized on August 2, 1976, from Charles Brister, a director and principal stockholder of the Company, for a total purchase price of $6.3 million (the "Brister's Acquisition"). The purchase price was paid with $2.0 million cash, $1.2 million Brister Notes and the issuance to Mr. Brister of 516,667 shares of restricted Common Stock valued at $3.1 million. The Brister's Acquisition was accounted for using the purchase method of accounting for business combinations. The Company allocated the total purchase price to assets acquired based on their relative fair values. Any excess of the purchase price over the fair value of the assets acquired is recorded as goodwill. Results of operations of Brister's are included in the Company's consolidated financial statements beginning on the effective date of the Brister's Acquisition. See "The Company -- Acquisitions; Brister Acquisition," "Management," "Certain Relationships and Related Transactions" and "Principal Stockholders."

         Effective at the close of business on November 21, 1996, the Company purchased 100% of the issued and outstanding stock of USA, an Alabama corporation organized on January 2, 1992, from four USA shareholders for a total purchase price of $1,000,000 (the "USA Acquisition"). The purchase price was paid with $250,000 in cash and the issuance to the USA shareholders of an aggregate of 166,667 restricted shares of the Company's Common Stock valued at $750,000. The USA Acquisition was accounted for using the purchase method of accounting for business combinations. The Company allocated the total purchase price to assets acquired based on their relative fair value. Any excess of the purchase price over the fair value of the assets acquired is recorded as goodwill. Results of operations of USA are included in the Company's consolidated financial statements beginning on the effective date of the USA Acquisition.


     The following discussion reflects historical consolidated financial data for the periods ended December 31, 1996, June 30, 1997 and 1996 and reflects combined financial information for the periods ended December 31, 1995 and 1994, respectively. In the opinion of management, the financial information presented herein includes all material adjustments necessary to present historical results of the Company as if the Company, Brister's and USA had been a single operating entity as of the first day of the first period presented. The financial information presented herein and the accompanying discussion does not purport to be indicative of the financial position or the results of operations which would have been obtained if the acquisition transactions had actually been consummated on the dates indicated. See "Selected Historical Consolidated and Combined Financial Information."


RESULTS OF OPERATIONS


         SIX-MONTH PERIOD ENDED JUNE 30, 1997 AS COMPARED TO SIX-MONTH PERIOD ENDED JUNE 30, 1996. The financial information discussed herein is derived from the historical consolidated financial statements of the Company for the respective six-month periods ended June 30, 1997 and 1996. The Company consummated the acquisition of Brister's effective as of the close of business on March 31, 1996. Accordingly, the three-month period ended June 30, 1996 was the first inclusive quarter of control of Brister's by the Company. The Company, through its Brister's and USA subsidiaries, experiences significant seasonality of sales with more than 50% of its sales occurring during the fourth quarter of the calendar year. The amounts discussed in this section reflect the consolidated results of the Company's ownership of Brister's from April 1, 1996 through June 30, 1996 and the consolidated results of the Company's ownership of both Brister's and USA for the entire six-month period presented for 1997.

         The Company experienced gross revenues of approximately $2.5 million for the six months ended June 30, 1997 compared to $1.1 million for the comparable period of 1996. For the three-month period from April to June, the Company experienced gross revenues of approximately $1.2 million for the 1997 period and approximately $1.1 million for the 1996 period. These results continue to reflect weak product demand due primarily to seasonality of sales. Some seasonality was mitigated by mass merchandiser sales; however, it is improbable that the Company will be able to maintain a significant sales level into the mass merchandiser sales channel for future periods. Management is pursuing additional venues, including other potential mass merchandiser customers, and methods to improve its sales during traditional slow demand periods.

         Selling, general and administrative expenses were approximately $834,000 during the first six months ended June 30, 1997 as compared to approximately $292,000 for the first six months ended June 30, 1996. For the period of April to June 1997 and 1996, respectively, the Company incurred operating expenses of approximately $353,000 and $289,000. These increases during the comparable six-month periods are attributable to the maturation of the Company's operations, including the full ownership and operation of the Brister's and USA subsidiaries for the entire period presented during 1997. The cost levels for the April through June periods of both 1997 and 1996 are relatively constant with the principal reason for the approximately $64,000 increase due to the addition of general corporate overhead expenses. Management anticipates that current 1997 expenditure levels will remain relatively constant during future periods.

         During the second quarter of 1997, the Company incurred approximately $22,000 in research and development expenses related to new products and improvements to existing products. While specific research and development expenditure levels have not been developed by management, it is anticipated that these types of expenses will be present in future periods at fluctuating levels, primarily dependent upon available resources.

         In the first quarter of 1996, the Company incurred a one-time only non-cash charge to earnings of approximately $1.43 million related to fair value recognition on Common Stock sold or issued to a former director and to HFG, for reorganization and restructuring costs, at less than "fair value" as defined in the appropriate accounting standards.

         For the six-month period ended June 30, 1997, the Company incurred a net loss of approximately $923,000 as compared to a net loss of approximately $1.48 million, including the one-time accounting charge discussed above, for the comparable six month period ended June 30, 1996. For the three month period from April through June 1997, the Company experienced a net loss of approximately $404,000 as compared to a net loss of approximately $32,000 for the comparable three month period ended June 30, 1996. Management attributes the increases in the net loss for the 1997 periods compared to the 1996 periods to increased general corporate overhead expenses, the adjustment to the Company's standard cost model for cost of goods sold and the overall seasonability of market demand for the Company's products.

         Primary earnings (loss) per share were approximately $(0.37) for the six months ended June 30, 1997 and approximately $(1.04) for the six months ended June 30, 1996. Excluding the one-time accounting charge, the six months ended June 30, 1996 had a proforma earnings per share of approximately $0.04 per share. For the three month period from April through June 1997 and 1996, the Company experienced a loss per share of approximately $(0.16) and $(0.01), respectively.


         CONSOLIDATED FISCAL YEAR ENDED DECEMBER 31, 1996 AS COMPARED TO COMBINED FISCAL YEAR ENDED DECEMBER 31, 1995. The Company, on a consolidated basis, realized net sales for the year ended December 31, 1996 of approximately $10.7 million as compared to combined revenues of approximately $8.5 million for the year ended December 31, 1995 or an increase of approximately 25%. Management attributes the increase in sales primarily to the continued development of the Brister's and USA dealer base and the addition of two mass merchandisers as a distribution channel. Management estimates that unit sales growth in the Fun Kart industry has been in the 12% to 15% range from 1991 through 1995. In 1996, industry-wide unit sales were relatively stagnant. Management believes the stagnant unit sales in 1996 were the result of high consumer debt, less than anticipated retail Christmas sales, unusual national weather patterns and weak sales performance in the lawn and garden industry, a principal network of dealers for Fun Karts.


         Prior to the USA Acquisition, USA had revenues of approximately $1.4 million and incurred a net loss of approximately $227,000 for the period from January 1, 1996 to November 21, 1996. Management anticipates that USA will increase its Fun Kart sales to approximately $2.2 million with a resulting income before tax of approximately $150,000 for 1997. Management attributes the anticipated increase in sales volume and income for USA during 1997 to sales of Fun Karts to mass merchandisers and expense controls and monitoring procedures installed by Company management at the USA facilities. As a result of the USA Acquisition, the Company improved its geographic market penetration, manufacturing capacity, product line and dealer network which management believes will result in additional sales of Fun Karts during 1997.


         The Company incurred cost of sales of approximately $7.6 million for 1996 as compared to approximately $6.2 million in 1995. These costs allowed the Company to achieve a gross margin of approximately $3.1 million in 1996 and approximately $2.3 million in 1995 or approximately 28% and 27%, respectively. Management continues to focus on expanding its distribution channels to include the optimum balance among dealers (lawn/garden, hardware, cycle stores, etc.), mass merchandisers, home centers, farm stores and other distribution channels. In addition, management has restructured its cost accounting system to more effectively manage costs at each of its subsidiary manufacturing locations.

         Operating expenses for 1996 and 1995, respectively, were approximately $2.1 million and $1.8 million. Key expense increases from 1995 to 1996 were related to (i) interest expense which increased approximately $302,000 due to costs related to the Brister's Acquisition, (ii) product liability insurance expenses which increased approximately $265,000 due to increased sales volume and increased coverage required by the Company's major customers, and goodwill amortization expenses related to the Brister's and USA Acquisitions increased approximately $172,000. All other operating expenses were maintained at the same relative levels as the previous year by improved cost controls.

         Operating expenses reflect historical levels even though significant interest, insurance and amortization expenses were added in 1996. Additional sales volume and effective management control of variable operating expenses contributed to maintaining the relatively constant operating expense relationship to sales on a percentage basis.


         In the first quarter of 1996, the Company incurred a one-time non-cash charge to earnings of approximately $1.43 million related to fair value recognition on Common Stock sold or issued to a former director and to HFG, for reorganization and restructuring costs, at less than "fair value" as defined in the appropriate accounting standards, resulting in a net loss of $(959,566) for the year ended December 31, 1996. See "Additional Operations Information" below.


         COMBINED FISCAL YEAR ENDED DECEMBER 31, 1995 AS COMPARED TO COMBINED FISCAL YEAR ENDED DECEMBER 31, 1994. The Company realized combined net sales for the year ended December 31, 1995 of approximately $8.5 million as compared to approximately $7.0 million combined net sales for the year ended 1994 or an increase of approximately 13%. Management attributes the increase in sales to the addition of approximately 80 dealers during 1995 and the implementation of a qualified dealer floor plan financing program.

         The Company incurred cost of sales of approximately $6.2 million for 1995 compared to approximately $5.1 million in 1994. The Company achieved a gross margin of approximately $2.3 million in 1995 and approximately $1.9 million in 1994 or approximately 27% and 26%, respectively. Costs of sales increased in 1995 as compared to 1994 as a direct result of increased unit sales in 1995.

         Operating expenses for 1995 and 1994, respectively, were approximately $1.8 million and $1.6 million. Operating expenses in 1995 were maintained at approximately the same relative percent of sales as in previous years due to management monitoring of expenses during the period.

         ADDITIONAL OPERATIONS INFORMATION. In 1996 the Company settled several product liability lawsuits with a cumulative charge to operations of approximately $44,000. The Company currently has four product liability lawsuits outstanding, none of which are expected to exceed existing product liability insurance policy limits. The Company has never had a claim that resulted in an award or settlement in excess of insurance coverage. There is no assurance that the Company's insurance coverage of $5,000,000 per occurrence and $5,000,000 aggregate will be sufficient to fully protect the business and assets of the Company from all claims, nor can any assurances be given that the Company will be able to maintain the existing coverage or obtain additional coverage at commercially reasonable rates. Management believes that it has process controls on its product operations, product labeling, operator's manuals, and design features which will assist in a successful defense of any present or future product liability claim. To the extent product liability losses are beyond the limits or scope of the Company's insurance coverage, the Company could experience a material adverse effect upon its business, operations, profitability and assets. See "Business -- Product Liability and Insurance Limits and -- Legal Proceedings."


         The Company sold certain securities to a former director of the Company and to HFG during the Company's reorganization phase in early 1996 prior to the Brister's Acquisition. Based on the "fair value" of these transactions, the Company incurred an accounting charge of approximately $1.43 million to earnings for the differential between the fair value of these transactions and the actual cash proceeds received. Further, the HFG Escrow Shares, which were originally purchased by HFG in March 1996 for $350, or $0.0015 per share, will be subject to re-evaluation as to these shares respective "fair value" on March 31, 1998 when the HFG Escrow Shares are released from escrow. The Company is unable to predict the fair value of the HFG Escrow Shares on March 31, 1998 or the impact that such valuation will have on the Company's Statement of Income for the period ended March 31, 1998. Future charges of this type may also occur based on future exercise of outstanding stock options and/or stock warrants and the market price of the Company's securities at the date of exercise. See "Risk Factors -- Potential Additional Dilution to Public Investors," "The Company," "Certain Relationships and Related Transactions," "Note A -- Organization and Description of Business of Notes to Consolidated Financial Statements" and "Note J -- Common Stock Transactions of Notes to Consolidated Financial Statements" and "Note M -- Commitments and Contingencies of Notes to Consolidated Financial Statements."

SEASONALITY

         The Company experiences significant seasonality in its sales pattern with only approximately 26% of its sales recognized in the first half of the year. Historically, approximately 28% and 46% of total sales are realized in the third and fourth quarters, respectively. Sales of Fun Karts are generally the lowest during the first quarter of each year. Since the Company typically does not obtain long-term purchase orders or commitments from its customers, it must anticipate the future volume of orders based upon the historic purchasing patterns of its dealers and mass merchandisers and upon its discussions with its dealers and representatives of mass merchandisers as to their future requirements. Cancellations, reductions or delays by a large volume dealer or mass merchandiser could have a material adverse impact on the Company's business, financial condition and results of operations.

         Traditionally, many dealers have sold Fun Karts only during the Christmas holiday season. Recent market growth can be attributed to many of these dealers beginning to sell Fun Karts year round. The Company believes that if its business strategies are successfully implemented in 1997 and future years, there will be some additional mitigation of the seasonality aspect of the Company's Fun Karts sales. The Company also intends to offset the seasonal aspects of its current business operations through acquisitions of manufacturers of product lines that are compatible with the Company's business objectives and offer product diversity which have year round demand.

LIQUIDITY AND CAPITAL RESOURCES

         During 1996, the Company acquired Brister's and USA with approximately $2,250,000 cash, issuance of approximately $3.2 million in promissory notes and issuance of approximately 683,334 shares of Common Stock. The Company intends to retire the Brister Notes and the Schlinger Note, totalling $3.2 million, with a portion of the proceeds of this Offering.

         As of December 31, 1996 and December 31, 1995, respectively, the Company had positive working capital of approximately $4.7 million and $0.7 million, respectively. The Company experienced negative cash flow from operations of approximately $223,000 for calendar 1996. This deficiency was principally caused by increases in trade accounts receivable attributable to sales to mass merchandisers. An aggregate of approximately $535,000 in cash resided in Brister's and USA as of their respective acquisition effective dates which in turn offset this deficiency. The Company also received approximately $123,000 in trade accounts receivable receipts from mass merchandiser customers on January 2, 1997.


         Additionally, the Company spent approximately $533,642 during 1996 in indirect costs associated with the acquisition of Brister's and USA. These amounts were funded through the private placement of Company securities in March 1996 and November 1996 and are not anticipated to recur in future periods.

         During the years ended December 31, 1996 and 1995, respectively, the Company expended approximately $72,000 and $113,000 for capital assets and/or improvements. As of June 30, 1997, the Company has expended approximately $429,000 for capital assets, including the purchase of a powder paint system and tube bending machine for its manufacturing facility in Prattville, Alabama.

         USA has currently available to it a $500,000 revolving line of credit from Deposit Guaranty National Bank of Louisiana ("Deposit Guaranty"), which matures on September 30, 1997. The credit line is secured with certain purchase orders and accounts receivable due USA on its Wal-Mart accounts receivable. The interest rate on the revolving line is at the lending institution's prime rate (8.5% at June 30, 1997). There was an outstanding balance of $100,000 on the credit facility at June 30, 1997. The USA credit line is guaranteed by the Company. During the term of the credit line, the Company must maintain a net worth of not less than $2.5 million and a ratio of current assets to current liabilities of not less than 1.5 to 1.0 as of the last day of each fiscal quarter. As of June 30, 1997, the Company was in compliance with all material covenants, financial ratios and restrictions under the loan agreement between USA, the Company and Deposit Guaranty. It is management's opinion that the USA revolving credit facility is renewable under similar terms and will be adequate for any anticipated short-term credit requirements for USA.

         Brister's has a $300,000 revolving credit line with Deposit Guaranty which matures on October 10, 1997. The credit line is secured with certain accounts receivables due Brister's. The Company has guaranteed payment of the Brister's credit line. The interest rate on the Brister's credit line is 8.25% per annum. Management believes that the Brister's credit facility is renewable under similar terms and will be adequate for short-term credit requirements for Brister's. At June 30, 1997, the Brister's credit line balance was $300,000.

         It is anticipated that the net proceeds from this Offering will be used to repay $3.2 million in long-term indebtedness, the $300,000 Brister's credit line and $150,000 in special marketing promotions. The repayment of the Company's long-term debt will yield interest expense reductions of approximately $400,000 during the 12 month period after retirement of the debt. These interest savings will generate additional working capital resources for the Company. The proforma effect of these savings for the year ended December 31, 1996 yields additional after-tax income of approximately $198,000 or $0.10 per share. See "Use of Proceeds."


         The Company expects that its cash flow from operations, along with its currently available lines of credit, will be sufficient to meet its financing requirements over the next 12 to 18 months. This is a projection, however, and no assurance can be given that the Company's cash flow from operations and from its available lines of credit will be available to meet the Company's cash requirements over the next 12 to 18 months. See "Risk Factors" and "Use of Proceeds" for a discussion of certain important factors that could materially impact this projection.

         The Company's management does not believe that inflation has had a significant effect on the Company's operations during the last several years. The Company's management believes that USA and Brister's have historically been able to pass on increased costs of production to the price charged for their products; however, no assurance can be given that the Company will continue to be able to pass on such increased costs in the future.

         Liquidity requirements mandated by future business acquisitions or expansions, if any are specifically identified or undertaken, are not readily determinable at this time as no substantive plans have been formulated by management. Upon completion of this Offering, the Company will have limited financial resources for acquisitions. The Company will be dependent upon the proceeds from additional financings, including receiving proceeds from the future exercise of the Warrants of which there can be no assurance, to facilitate an acquisition. The Company may also need additional financing to achieve full implementation of its long-term growth strategy and for working capital. There can be no assurance that additional financing will be available, or if available, that such financing will be on favorable terms. See "Use of Proceeds" and "Business -- Growth Strategy and -- Acquisition Strategy."

                                    BUSINESS

GENERAL


         The Company, through its wholly-owned subsidiaries, Brister's and USA, designs, manufactures and distributes Fun Karts, also referred to as "go karts." Fun Karts are four-wheeled, gas-powered vehicles typically equipped with engines of 5 to 8 horsepower and purchased by consumers principally for off-road recreational use. The Company shipped approximately 17,750 Fun Karts to dealers and mass merchandisers in 1996, which the Company believes represents approximately 14% of the total domestic Fun Karts market. Proforma consolidated revenues of the Company for the fiscal year ended December 31, 1996 were approximately $10.7 million as compared with revenues of approximately $8.5 million for the fiscal year ended December 31, 1995. For the six-month period ended June 30, 1997, the Company's revenues were approximately $2.5 million as compared with combined revenues of approximately $2.3 million for the six-month period ended June 30, 1996. The Company operates manufacturing facilities in Roseland, Louisiana and Prattville, Alabama, and maintains its executive offices in Covington, Louisiana.


         The karts industry is comprised of three principal segments, Fun Karts, racing and concession karts. Fun Karts, the largest segment, are karts sold to consumers for general recreational use. Racing karts are specially designed for use on established tracks in a controlled racing environment. Concession karts are designed for use by amusement and entertainment centers which provide karts and facilities for customers' use on a rental basis. Management estimates that in 1996 approximately 145,000 karts were sold in the United States of which approximately 125,000 were Fun Karts, 9,000 racing karts and 11,000 concession karts. Historically, Brister's and USA have concentrated their efforts in the Fun Karts market.

         The Company offers a complete product line of Fun Karts, differentiated by drive train, seating capacity, tire size and tread design. Thirty-two Fun Kart models are available in three different colors, black, blue and red, which are sold under the Thunder Karts and USA Fun Karts brand names. The Company's models offer a wide range of standard and optional features which enhance the safety, operation, riding comfort and performance of its Fun Karts. Such features include the exclusive, patented automatic throttle override; full safety cage; safety flag; three kinds of drive trains, including live axle, single wheel pull and torque converter; clutch lubrication system; high speed bearings; adjustable throttle and seats; steel rims; band and disc brakes; and Briggs & Stratton 5 horsepower engines. The end-users of the Company's Fun Karts are primarily 7- to 17-year-old males, living with their parents in suburban and rural markets. Typical Fun Kart purchasers are parents who purchase Fun Karts for their children.

         The Company relies on a broad and diversified national independent dealer network and mass merchandisers to sell its Fun Karts. Prior to 1996, the Company sold its products through its over 700 dealers, primarily lawn and garden stores, motorcycle outlets, hardware stores and specialty karts dealers, located in 40 states. The major markets for the Company's Fun Karts are in the Southeast and Southwest regions of the United States. In 1996, the Company sold approximately 61% of its Fun Karts to approximately 250 dealers located in Louisiana, Texas, Mississippi and Florida. Although there are no formal dealer agreements, the Company, for the benefit of certain of its higher volume dealers, will agree not to sell to other retailers in a limited geographic area surrounding the high volume dealer. To become a Fun Kart dealer, the Company generally requires a retailer to annually purchase six or more Fun Karts. Dealers usually maintain an inventory of three to five Fun Karts which increases during the Christmas holiday season. For eligible dealers, the Company offers a dealer floor plan financing program through an unaffiliated financial services company.


         To broaden its distribution channels, the Company in 1996 began selling its Fun Karts to two mass merchandisers, Wal-Mart Stores, Inc. ("Wal-Mart") and Sam's Wholesale Club ("Sam's Club"), a division of Wal-Mart Stores, Inc. In 1996, the Company sold approximately 4,000 of its Fun Karts to Wal-Mart and Sam's Club, representing approximately 21% of the Company's revenues for the fiscal year ended December 31, 1996. The Company anticipates that mass merchandisers will account for approximately 20% of the Company's 1997 revenues of which sales to Wal-Mart and Sam's Club are projected to account for approximately 5% and 6%, respectively, of 1997 revenues. The Company does not believe that any mass merchandiser will account for 10% or more of the Company's 1997 revenues. Management believes that mass merchandisers represent a significant untapped market for Fun Karts.

         The Company's operating strategy is to increase its sales and market share by producing safe, high-quality and reliable Fun Karts at competitive prices; continue to improve manufacturing efficiency; and continue diversification of domestic distribution channels. The Company's growth strategy is to increase its brand and product recognition by innovative marketing to its target users; broaden its product lines through improved product design and development; and expand its geographic presence and market share by continued emphasis on expansion of its domestic dealer and mass merchandiser networks, through further penetration of international markets, and through acquisitions of manufacturers of karts and related products that provide synergistic growth opportunities for the Company.

         Although the Company is actively seeking acquisitions that will expand its existing product lines, market share and distribution channels, the Company currently has no agreements or understandings with respect to any such acquisitions and there can be no assurance that the Company will be able to identify and acquire such businesses or obtain necessary financing on favorable terms.

INDUSTRY OVERVIEW

         Management does not believe that specific reliable public information with respect to Fun Kart sales is available since the go-kart industry is substantially composed of private, family-owned manufacturers which are not required to publicly report financial and operational information. Management has, instead, relied upon reports of kart engine sales from Briggs & Stratton, the industry's primary source for engines, and information obtained from Kart Marketing International ("KMI"), a kart industry marketing publication.

         The karts industry consists of three major segments: Fun Karts, used for private recreational activities; racing karts, raced by competitors on an estimated 550 kart racing tracks in the United States; and concession karts, sold to family amusement and entertainment centers for use as rental units.

         Management believes the history of karts dates to 1956, when a hobbyist built the first kart, which consisted of a 2-cycle, 2- 1/2 horsepower engine, a tubular chassis and semi-pneumatic tires. Karts were initially sold for approximately $150 each. During 1957, Rod and Custom Magazine coined the name "go-kart." In December 1957, the Go-Kart Club of America was formed, which set chassis requirements and created racing classes. By 1960, there were an estimated 100 kart manufacturers in the United States, which were mostly small family-owned businesses. The Company believes there are currently four principal Fun Kart manufacturers in the United States, which includes the Company, Carter Brothers Manufacturing, Manco Products and Ken-Bar Manufacturing. Management estimates that the Company, which had approximately 14% market share, plus its three primary competitors accounted for over 60% of the Fun Karts sold in the United States in 1996.

         In 1995, there were an estimated 70,000 kart racers and significantly more Fun Kart enthusiasts in the United States and Canada, according to KMI. Annually, according to KMI, nearly 20 million Americans ride concession karts at tracks and family entertainment centers. Kart racing was a contributor to the development of various NASCAR and IndyCar drivers, including Al Unser Jr., Michael Andretti, Jeff Gordon, Emerson Fittipaldi, and Bobby Labonte, who began their driving careers as kart racers. During 1997, Bobby Labonte has committed to endorse and promote the Company's products and will appear at various Company-sponsored and other events to promote the Company's Fun Karts. See "-- Sales and Marketing."

         In 1996, management believes, as a result of its research, approximately 125,000 Fun Karts were sold in the United States as compared with 1995 sales of approximately 124,000 Fun Karts, while 1995 sales represented an approximate 13% increase over 1994 sales of approximately 110,000 Fun Karts. Sales in 1994 represented an 11% increase over 1993 sales of approximately 98,000 Fun Karts. In 1996, the Company sold approximately 17,750 Fun Karts, which represents approximately 14% of the Fun Karts market as compared with 1995 sales of approximately 13,000 Fun Karts or approximately 11% of the Fun Kart market.

         The other two industry segments, racing and concession karts, are significantly smaller than the Fun Karts market. Sales of racing karts, karts used by racers on established tracks, were estimated by KMI at approximately 9,000 in 1995. Concession karts, used by commercial providers of tracks for entertainment, were estimated at approximately 10,500 units in 1995, according to KMI. Management believes that 1996 sales of concession and racing karts were similar to 1995 sales. Each of these segments is addressed by different manufacturers than those manufacturing Fun Karts.

         The typical end-user customer of the Company's Fun Karts is a 7-17 year old male, living with his parents primarily in the suburban and rural markets. The Company believes that at least 90% of its end users are young males. This is a significant sector of the population, as the 7-17 year old male population in 1995, according to the Bureau of the Census, was estimated at 22 million. Typical Fun Karts purchasers are the parents, who buy Fun Karts as gifts for their children.

         Although annual industry-wide sales of Fun Karts increased significantly during 1994 and 1995, there was a nominal increase in unit sales industry wide during 1996. Management believes the nominal increase in unit sales industry wide during 1996 was the result of high consumer debt, less than anticipated retail Christmas sales, unusual national weather patterns and weak sales performance in the lawn and garden industry, a principal network of dealers for Fun Karts. Management believes there are several key factors which may increase industry wide Fun Kart demand and accordingly sales in future periods:

         o UNDERPENETRATED MARKET. According to census estimates, the target market of 7- to 17-year-old males is projected to grow from 22 million in 1995 to 25 million in the year 2000. Annual Fun Karts sales are only to approximately 0.6% of the total 7- to 17-year-old male population.

         o GROWTH IN DISTRIBUTION CHANNELS. Management believes that mass merchandisers and international dealers represent significant untapped markets for Fun Karts. Additionally, management believes independent dealer distribution channels, consisting primarily of lawn and garden stores, hardware stores, motorcycle dealers and automotive parts stores, remain underpenetrated; for example, the Company believes that less than 5% of the motorcycle dealers and less than 10% of the lawn and garden stores located in the United States sell Fun Karts.

         o ASSOCIATION WITH MOTORSPORTS. The Company believes that the association of Fun Karts with the dynamic motorsports industry will increase consumer interest in these products.
                 Motorsports is the fastest growing spectator sport segment in the United States. Attendance at the Winston Cup series of races has more than tripled since 1980. More than 80 million households watched live television motor races during 1995. Sales of NASCAR licensed goods, which have grown nine-fold since 1990 to over $500 million, are expected to reach $1 billion in two years.

SEASONALITY


         Most Fun Karts are sold during the last quarter of the year and are typically purchased as Christmas gifts by parents for their children. Sales of Fun Karts are generally the lowest during the first quarter of each year.
Since the Company typically does not obtain long-term purchase orders or commitments from its customers, it must anticipate the future volume of orders based upon the historic purchasing patterns of its dealers and mass merchandisers and upon its discussions with its dealers and representatives of mass merchandisers as to their future requirements. Cancellations, reductions or delays by a major customer could have a material adverse impact on the Company's business, financial condition and results of operations. See "Risk Factors -- Dependence on Independent Dealers; Dependence on Major Customers."


         Traditionally, many dealers have sold Fun Karts only during the Christmas holiday season. Recent market growth can be attributed to many of these dealers beginning to sell Fun Karts year round. The Company believes that if its business strategies are successfully implemented in 1997 and future years, there will be some mitigation of the seasonality aspect of the Company's Fun Karts sales. The Company also intends to offset the seasonal aspects of its current business operations through acquisitions of manufacturers of product lines that are compatible with the Company's business objectives and offer product diversity which have year round demand.

OPERATING STRATEGY

         PRODUCE SAFE, HIGH QUALITY AND RELIABLE FUN KARTS AT COMPETITIVE PRICES. The Company believes that it is one of the leaders in the development of safety-related features for Fun Karts, which, along with price, is a key consideration for the Fun Kart purchaser, the parent of the 7- to 17-year-old male. The Company believes it was the first manufacturer in the Fun Karts industry to provide full safety cages and adjustable seats, which are now standard features on most Fun Karts. The Company is the exclusive Fun Kart manufacturer installing its patented automatic throttle override system on Fun Karts. Producing high quality, reliable products increases customer satisfaction, and the Company believes this is one of the key elements of its success in the highly competitive karts industry. The Company believes its strategy of selling its Fun Karts through independent dealers and selected mass merchandisers helps to ensure that the Company's products are competitive with those of other manufacturers in terms of safety, consumer acceptability, product design, quality and price. See "-- Product Lines."


         CONTINUE TO IMPROVE MANUFACTURING EFFICIENCY. Management believes that greater productivity will reduce operating costs. By installing a standard single Briggs & Stratton 5 horsepower engine on all of its Fun Karts, the Company expects to reduce volume purchase prices and decrease assembly costs. The Company believes that modernization of its manufacturing facilities is essential to improving the quality of the Company's products and promoting the price competitiveness of its Fun Karts. The Company intends to expand and renovate, as necessary, its manufacturing facilities, purchase new equipment and maintain strict cost controls as a means to enhance the production of high quality Fun Karts. In 1997, the Company made capital expenditures of approximately $400,000 for the installation of a powder paint system and tube bending machine at its manufacturing plant in Prattville, Alabama. Management continuously reviews the floor plan of its manufacturing facilities to determine revisions that will enhance manufacturing efficiency. The Company believes that the maximum annual capacity of its manufacturing facilities is approximately 28,000 Fun Karts. Management believes it would be necessary to increase its manufacturing and shipping personnel from approximately 80 employees to 150 employees to achieve maximum annual capacity of the Company's manufacturing facilities. Additional labor at reasonable costs is readily available in the vicinity of the Company's manufacturing facilities.
Management believes that with limited expansion of its current facilities, the Company will be able to meet projected increased customer demand for the Company's products for the foreseeable future. See "-- Manufacturing Operations."


         DIVERSIFICATION OF DOMESTIC DISTRIBUTION CHANNELS. The historical marketing strategy of Brister's and USA has been to build a broad and diverse independent dealer base, primarily in Louisiana, Texas, Mississippi and Florida by offering safe, high quality and reliable Fun Karts that are competitively priced and timely delivered. To broaden its distribution channels, the Company, in 1996, began selling its Fun Karts to two mass merchandisers, Wal-Mart and Sam's Club. The Company's future marketing efforts are designed to maintain and expand its independent dealer network in the South and West regions of the United States through direct communications with dealers, engaging independent sales representatives and attendance at industry trade shows. The Company also plans to assist dealers with their selling and marketing efforts with Company-sponsored seminars, discount or rebate programs and advertising, including product videos and brochures, leaflets, posters, signs and other miscellaneous promotional items for use by dealers. The Company will also seek to increase sales to mass merchandisers with direct communication and the engagement of independent sales representatives.
Although the Company believes that sales to mass merchandisers offers a significant growth opportunity, the Company will seek to obtain a reasonable balance between its dealer and mass merchandiser distribution networks and will attempt to avoid a high concentration of sales to any one or group of dealers or mass merchandisers. See "Risk Factors -- Dependence on Independent Dealers; Dependence on Major Customers" and "-- Sales and Marketing."

GROWTH STRATEGY

         INCREASING BRAND AND PRODUCT RECOGNITION BY INNOVATIVE MARKETING TO TARGET USERS. In 1995, the Fun Kart industry's sales were made to only approximately 0.6% of the estimated 22 million 7- to 17-year-old males in the United States, the Company's target users. The Company believes that if it is to further penetrate its target market, the Company must advertise in media easily accessible by this group and attractively and prominently display its Fun Karts in locations and at events frequented by young males and their parents. The

Company intends to increase its penetration of this market by enhancing potential customers' awareness of its products by advertising in youth-oriented publications, as well as motor racing and motorcycle publications, establishment of a Company home page on the World Wide Web portion of the Internet, displaying and promoting the Company's products at NASCAR races, which may include appearances by NASCAR driver Bobby Labonte pursuant to his promotional agreement with the Company, and traditional print, billboard and to a lesser extent, television and radio media.

         IMPROVE PRODUCT DESIGN AND DEVELOPMENT. Historically, Brister's has been a leader within the Fun Karts industry in the development of safety and performance enhancing items for Fun Karts. One of the benefits of the acquisition of USA was the addition of a line of torque converter Fun Karts, which are being sold under the USA brand name. In 1997, the Company will introduce its new Big Thunder Kart line which will utilize a torque converter, new tire design and existing standard features of the Company's Fun Karts, including large custom seats and 3400 rpm 5 horsepower Briggs & Stratton engines. The Company also intends to develop and distribute additional optional Fun Kart parts and accessories which can be sold by dealers to customers at the point of sale of the Company's Fun Karts. Such accessories may include face shields, repair and lube kits, caps and tee-shirts. The Company may also develop a line of helmets, jackets, boots and other related items for its dealers and mass merchandisers to complement sales of Fun Karts.

         EXPANSION OF GEOGRAPHIC PRESENCE. The Company intends to expand its geographic presence and increase its market share within and outside of its core and contiguous markets by continued emphasis on the development and expansion of its dealer and mass merchandiser networks, establishing relationships with independent sales representatives to serve regions of the United States which are currently underpenetrated by the Company and possible acquisition of kart manufacturers and related businesses that offer synergistic growth opportunities for the Company. Also during calendar 1996, the Company had its first shipment of Fun Karts of approximately 70 Karts into the international market, and believes international sales offer a significant market for the Company's products. Although the Company is actively seeking acquisitions that would meet its strategic objectives, it currently has no agreements or understandings with respect to any such acquisition and there can be no assurance that the Company will be successful in its acquisition efforts. Further, the ability of the Company to effect its strategic plans will be dependent upon its obtaining financing for such acquisitions, which there can be no assurance will be available.

ACQUISITION STRATEGY

         The Company continually evaluates acquisition opportunities of operating entities or product lines compatible with its current operations. Target companies will be in the Fun Karts or related business or will provide the Company with complementary capabilities such as manufacturing, distribution or shipping. Acceptable acquisition candidates are expected to be (i) companies having three or more years operating history and annual revenues from $5 to $15 million, (ii) businesses with different or expanded distribution channels through which the Company may market its current and/or future products, and (iii) companies with existing manufacturing capabilities which may allow the Company greater operating efficiencies through vertical integration of its manufacturing and assembly functions. There are no present agreements, commitments, letters of intent or understandings with any acquisition candidates. The Company intends to aggressively pursue growth through acquisitions, subject to financial and managerial resources.

         Management believes that it will be necessary to obtain additional financing prior to a major acquisition. The Company anticipates that the financing of any acquisition will be paid in cash, issuance of capital stock or debt instruments, or a combination thereof. To the extent that the Company issues capital stock in any acquisition, purchasers of the Securities in this Offering may incur dilution in their investment in the Company. The issuance of debt to finance acquisitions may result in the encumbrance of Company assets, impede the Company's ability to obtain bank financing, decrease the Company's liquidity and adversely affect the Company's ability to declare dividends to its stockholders.

PRODUCT LINES

         The Company produces a full line of Fun Karts, currently consisting of 32 models which are variations on 15 different frames available in three different colors, black, blue and red. The models are differentiated by drive train (single wheel pull, live axle or torque converter), seating (single or double), tires (standard or custom) and frame size. The Company markets its Fun Karts under the brand names of Thunder Karts and USA Fun Karts, which includes the Blackhawk, Coyote, Eagle, Cobra and Land Runner models. The Company's Fun Karts are sold at suggested retail prices ranging from $599 to $1,399. The Company's Thunder Kart SLXL, Thunder Kart XL700, Thunder Kart Blackhawk and USA Cobra models accounted for 24%, 17%, 14% and 9%, respectively, of the Company's 1996 unit sales.


         The Company believes its Fun Karts enjoy a premier image in its core markets and that its Fun Karts have a reputation for quality, performance, style, comfort, ride and handling. The Company's models offer a wide range of standard and optional features which enhance the operation, safety, riding comfort and performance of its Fun Karts. Such features include band brakes, 5 horsepower Briggs & Stratton engine, automatic throttle override system, full safety cage, automatic clutch lubrication system, powder paint, high speed bearings and safety flag. The Company's USA Coyote Fun Kart has oversize wheels and has the added features of a torque converter and disc brakes.

         The Company believes that it is a leader in the development of safety features for its Fun Karts, due primarily to its emphasis on continuous research and development of safety related items. The Company, principally through the efforts of Charles Brister, a director and principal stockholder of the Company, has developed a number of technological advances, including the automatic throttle override and automatic clutch lubrication systems, which have significantly improved its products. Mr. Brister will continue to devote a portion of his time on a project basis for the development of innovative safety and technological features for the Company's Fun Karts. See "The Company -- Acquisitions; Brister's Acquisition," "Management," "Certain Relationships and Related Transactions" and "Principal Stockholders."

         The Company's patented, exclusive automatic throttle override system was named the 1995 Product of the Year for the recreational kart industry by Kart Marketing International, a trade magazine for the kart industry. This safety feature prohibits throttling and braking at the same time, regardless of the position of the gas pedal. If the brake pedal is depressed slightly, the engine will revert to the idle position immediately, and will not let throttling engage until the pedal is released. Significant benefits of this system include virtual elimination of throttle runaways; enhancement of safety for inexperienced drivers; stopping of simultaneous braking and throttling; easier braking; and extended brake life. The Company has an exclusive license from Mr. Brister to use the automatic throttle override system on its Fun Karts. See "-- Patents and Proprietary Technology" and "Certain Relationships and Related Transactions."

         The Company believes it was the first manufacturer in the Fun Karts industry to provide safety cages and adjustable seats, which are now standard features on most Fun Karts. Further, the Company is the only manufacturer in the industry that has an automatic chain adjuster, a spring activated device that constantly puts tension on the chain. Because a chain typically lengthens as it heats up, this product reduces the chance of the chain disconnecting from the sprocket and causing injury to the operator. The Company was also one of the first Fun Karts manufacturers to introduce the powder paint process, which significantly reduces harmful emissions during the painting process. The Company believes it is currently the only major Fun Karts manufacturer using the automatic throttle override system. Additionally, the Company has its own custom designed tire treads manufactured to its specifications. Introduced in 1994, the Company's automatic clutch lubrication system releases grease as needed to the clutch bushing on Fun Karts, which reduces wear and extends the life of the clutch. This system was licensed by Mr. Charles Brister, a director of the Company, to Briggs & Stratton, prior to the Brister Acquisition, and is being installed on the Company's Fun Karts as well as certain of its competitors.

MANUFACTURING OPERATIONS

         The Company, through its two wholly-owned subsidiaries, operates manufacturing facilities in Roseland, Louisiana and Prattville, Alabama. The Company's manufacturing facilities include a 48,000 square foot building in Roseland and a 20,000 square foot facility located in Prattville. The management of the Company's manufacturing facilities typically consists of a plant manager, a production manager, a material manager and a quality control manager. These mid-level managers control operations of the respective manufacturing facilities, with assistance and guidance from the Company's executive officers. The Roseland facility is leased from Mr. Charles Brister, a director of the Company, and the Company owns the Prattville facility which includes a two-acre tract of land. See "Facilities" and "Certain Relationships and Related Transactions."

         Management believes the Prattville facility could be expanded to a 40,000 square foot facility on the existing land. The Company has an option to acquire two acres adjacent to its Prattville facility for future expansion.
The Prattville plant is located in a planned industrial park with adequate support utilities and freight services. Future expansion of the Roseland facility would be limited due to the unavailability of adjacent real estate. See "Facilities."

         Fun Kart production levels at the Company's manufacturing plants varies depending on the season. Between January and May, the Company generally utilizes a ten-hour work day four days a week at its plants. In June, the work week expands to five days and peaks in November at six days. From June through December, daily output is approximately 125 to 150 Fun Karts. The Company believes that the maximum annual capacity of its manufacturing facilities is approximately 28,000 Fun Karts. The Company believes it would be necessary to increase its manufacturing and shipping personnel from approximately 80 employees to 150 employees to achieve maximum annual capacity of the Company's manufacturing facilities. Additional labor at reasonable costs is readily available in the vicinity of the Company's manufacturing facilities.
Management believes that with limited expansion of its current facilities, the Company will be able to meet projected increased customer demand for the Company's products for the foreseeable future.

         The Fun Karts manufacturing process is primarily one of welding and assembly at various work stations. The Company buys directly from mills both pre-cut and uncut tubular steel used in the manufacturing of the frames. Since the price differential between pre-cut and uncut tubular steel is relatively small, it is more cost-effective, particularly for pieces that are certain not to change, to purchase pre-cut tubular steel. The steel is cut and bent during the manufacturing process to the frame specifications for the Company's various Fun Kart models. Most of the other Fun Karts component parts, including engines, wheels, tires, seats, steering wheels, steering tie rods and miscellaneous parts, are purchased from various domestic vendors. The Company depends on Briggs & Stratton for its engines, and the loss of this vendor may cause the Company to experience a temporary delay in the production of the Company's Fun Karts. The Company believes other engine vendors and suppliers of other component parts necessary for the production of Fun Karts are readily available.

QUALITY CONTROL, WARRANTIES AND SERVICE

         The Company adheres to strict quality standards and continuously refines its production procedures to increase productivity and reduce warranty costs. Each Fun Kart is inspected and numbered during assembly for compliance with certain quality control standards. The Company provides the purchaser of its Fun Karts with a 90-day limited warranty against certain manufacturing defects in the Fun Kart's construction. There are also direct warranties that are provided by the manufacturer of the engine and certain component parts.
The Company's Fun Karts are usually serviced by the dealers. Neither Brister's nor USA have historically incurred any significant warranty claims and have never had a recall of any of their products.

PATENTS AND PROPRIETARY TECHNOLOGY

         The Company does not own any patents, trademarks or service marks. However, Charles Brister, a director of the Company, owns certain patents and trademarks which are licensed to the Company and which allows the Company to use certain brand names and utilize the automatic throttle override system ("ATOS") on its Fun Karts. The Company's success is dependent upon, among other things, its continued ability to use these certain patented items and trademarks. There can be no assurance that any patents or trademarks which may be issued to the Company, or which the Company may license from third parties or Mr. Brister, will not be challenged, invalidated or circumvented, or that any rights granted thereunder would provide proprietary protection to the Company. The Company will continue to implement protective measures and intends to aggressively defend its proprietary rights. See "Certain Relationships and Related Transactions."

         The Company, in March 1996, entered into a license agreement with Charles Brister under which Mr. Brister has licensed to the Company for a period of five years (at no cost to the Company during the first year) all of the Intellectual Property (as hereinafter defined), which was owned by Mr. Brister on March 15, 1996, and all Intellectual Property developed and/or owned by Mr. Brister at any time subsequent to March 15, 1996. After the first year of the license agreement, the Company and Mr. Brister agreed to enter into subsequent agreements defining the license fee and royalty payments based on terms at least as favorable as Mr. Brister has received, or could have received, in arms'-length transactions with third parties. "Intellectual Property" is defined as all domestic and foreign letters, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service marks, trademark registrations and applications, service mark registration and applications and copyright registration and applications owned or used by Brister's in the operation of its business.

         On March 15, 1997, the Company and Mr. Brister entered in an addendum to the License Agreement and a related Royalty Agreement which provides for the payment of a one-time license fee and future royalties, respectively, by the Company to Mr. Brister for the use by the Company for a three-year period of the ATOS developed and patented by Mr. Brister. The Company has paid Mr. Brister an initial $10,000 license fee and agreed during the first year of the three year extension to pay him a royalty of $1.00 for each Company Fun Kart on which the ATOS was installed. During the second and third year of the agreement, the Company agreed to pay during each year a royalty of $1.00 for each Company Fun Kart on which the ATOS was installed or $20,000 annually whichever is greater.

SALES AND MARKETING

         SALES. The Company primarily relies on a broad and diversified national independent dealer network to sell its Fun Karts. The Company sells directly to approximately 700 dealers located in 40 states, with most dealers concentrated in the Southeast and Southwest regions of the United States. In 1996, the Company sold approximately 61% of its Fun Karts to approximately 250 dealers in Louisiana, Texas, Mississippi and Florida. The Company continues to expand its dealer network, with 82 dealers added in 1995 and 15 dealers added in 1996.

         The Company believes that its independent dealer network enables the Company to achieve broader distribution of its products than if the Company operated its own retail outlets. Selling through independent dealers also allows the Company to avoid the substantial investment in management and overhead associated with the operation of company-owned retail stores. In addition, the Company's strategy of selling its products through independent dealers helps to ensure that the Company's Fun Karts are competitive with those of other manufacturers in terms of consumer acceptability, product design, quality and price. Accordingly, a component of the Company's business strategy is to continually strengthen its dealer relations. The Company believes its relations with its independent dealers are good.

         While there are no formal dealer agreements, the Company, for the benefit of certain of its higher volume dealers, will agree not to sell to other dealers in a limited geographic area surrounding the location of a high volume dealer. To become a dealer, the Company generally requires a retailer to annually purchase six or more Fun Karts. Most dealers keep an inventory of three to five Fun Karts, which increases during the Christmas holiday season. Credit terms are 30 days with no discount. For dealers who meet certain credit requirements, the Company offers a dealer floor plan financing program through an unaffiliated financial services company. The floor plan agreement may be terminated at any time by the Company or the financial services company with 30 days written notice to the other party and may be terminated by the financial services company upon an event of default by the Company, which includes failure by the Company to pay any amounts owed to the lender when due, cessation of business or bankruptcy of the Company or a material adverse change in the Company's financial condition. The Company, at its option, will allow approved dealers up to 120 days of interest-free financing under the floor plan agreement. The floor plan arrangements require the Company to repurchase units in the event of dealer default. The Company does not currently have any significant contingent liability under the repurchase obligation of the floor plan agreement.

         In 1996, the Company emphasized both the retention of existing dealers through Company-sponsored seminars and the expansion of its dealer network.
For the first time in the Company's history, in 1996, 70 Fun Karts were exported to a foreign market, the United Kingdom. Other foreign dealer prospects are being investigated by the Company in Canada, Brazil, Austria, Germany, Australia and Argentina. Typical domestic dealers include lawn and garden shops, hardware stores, motorcycle shops, automobile parts stores and specialty karts dealers. The Company believes the dealer distribution channel is underpenetrated. The Company estimates that less than 10% of the lawn and garden stores and less than 5% of the motorcycle dealers in the United States sell Fun Karts. Dealer sales are made through Company personnel under the supervision of Mr. Lawrence E. Schwall, III, the Company's Sales and Marketing Vice President. The Company does not currently engage independent manufacturers representatives; however, it is investigating the possibility of contracting with such representatives for the purpose of servicing underpenetrated regions of the United States as well as foreign markets. In 1995, substantially all of the Company's product sales were to independent dealers. See "Management."


         To broaden its distribution channels, the Company in 1996 began selling its Fun Karts to mass merchandisers, Wal-Mart and Sam's Club. Wal-Mart purchased approximately 1,500 Fun Karts, while Sam's Club purchased approximately 2,500 Fun Karts, collectively representing approximately 21% of the Company's 1996 unit sales. Sales to lawn and garden stores, motorcycle shops, karts specialty stores, automobile parts dealers, hardware stores and other dealers accounted for 36.3%, 13.9%, 7.4%, 6.5%, 6.3 and 7%, respectively, of the Company's 1996 unit sales. The Company estimates that sales of its products to independent dealers and mass merchandisers will be approximately 80% and 20%, respectively, in 1997. The Company anticipates that sales to Sam's Club and Wal-Mart will represent approximately 5% and 6%, respectively, of the Company's 1997 revenues with approximately 9% of 1997 revenues being attributed to other mass merchandisers. The Company does not anticipate that sales to Sam's Club or Wal-Mart will represent a significant portion of the Company's future revenues. Although the Company believes that sales to mass merchandisers offers a significant growth opportunity, the Company will seek to obtain a reasonable balance between its dealer and mass merchandisers distribution networks and will attempt to avoid a high concentration of sales to any one or group of dealers or mass merchandisers. See "Risk Factors -- Dependence on Independent Dealers; Dependence on Major Customers."


         The Company has two main modes of delivery to its dealers. The Company delivers directly to Louisiana and Alabama dealers, using four pickup trucks with trailers that can carry 27 Fun Karts per truck. All Louisiana and Alabama delivery routes are designed to be completed during a single day. All other dealers and mass merchandisers receive their Fun Karts by common carrier, collected F.O.B. dealer. The typical turnaround from order date to shipment is one to two days in the off season, and three to seven days in peak season. Fun Karts are delivered completely assembled, except for the installation of the accompanying safety cages.


         MARKETING. The historical marketing strategy of Brister's and USA has been to build a broad and diverse independent dealer base, primarily in the Southeast and Southwest regions of the United States, by offering safe, high-quality and reliable Fun Karts that are competitively priced and timely delivered. To improve its market share position, in 1996, the Company added 15 new dealers and two mass merchandisers to its existing distribution channels. The Company's future marketing efforts are designed to maintain and expand its independent dealer network in the South and West regions of the United States and in foreign markets through direct communications with dealers and assisting them with their selling and marketing efforts with Company-sponsored seminars, discounts or rebate products and advertising, including product videos and brochures, leaflets, posters, signs and other miscellaneous promotion and items for use by dealers. The Company will also seek to increase sales to mass merchandisers with direct communication, engaging independent sales representatives and attendance by Company representatives at Fun Kart and industry related trade shows. The Company believes that attendance at trade shows will allow it to promote its products to a diversified group of dealers and mass merchandisers currently targeted by the Company. The Company also intends to implement a complete part and accessories sales program including such items as helmets, jackets, boots and shirts, which will be sold to its dealers and mass merchandisers. Parts and accessories may be ordered by toll-free telephone contact with the Company's representatives and overnight service is available if required.


         The Company's advertising and promotional materials emphasize the safety-related features built into the Company's Fun Karts. The Company has adopted this advertising strategy in order to promote the concept that it is fun and safe for children to own and operate Fun Karts. Additionally, the Company intends to increase its penetration of its target market by enhancing potential customers' awareness of its products by advertising in youth-oriented magazines, motorcycle, lawn and garden, hardware and outdoor power equipment trade magazines, establishment of a Company home page on the Internet, displaying and promoting the Company's products at NASCAR races and related events and traditional print, billboard and, to a lesser extent, television and radio media. The Company believes that if it is to further penetrate its target market, the Company must advertise in media easily accessible by this group and attractively and prominently display its Fun Karts in locations and at events frequented by young males and their parents.

         To enhance its marketing program, the Company, on January 21, 1997, entered into a one-year promotional agreement with NASCAR driver, Bobby Labonte. Under the terms of the agreement, Mr. Labonte will be the national spokesperson for the Company's products and will appear at various Company-sponsored and industry trade shows to promote the Company's Fun Karts. The Company will also have the right to display a Company decal on Mr. Labonte's #44 Busch Grand National racing car. Mr. Labonte will receive approximately $104,000 for his services during 1997 plus reimbursement of travel, food and lodging expenses. The Company has the option to renew the agreement for 1998 on similar terms.

CUSTOMERS


         In 1996, approximately 79% of the Company's sales were to its independent dealers and the Company projects that it will sell approximately 80% of its Fun Karts to independent dealers in 1997. No one dealer or group of affiliated dealers accounted for 10% or more of the Company's 1996 sales. In 1996, 12% and 9% of the Company's sales were made to Sam's Club and Wal-Mart, respectively. The Company believes that Sam's Club and Wal-Mart will account for approximately 6% and 5%, respectively, of the Company's 1997 revenues with approximately 9% of 1997 revenues being attributable to other mass merchandisers. The Company does not anticipate that sales to Sam's Club or Wal-Mart will represent a significant portion of future revenues. The Company does not believe that any one mass merchandiser or any dealer or group of affiliated dealers will account for 10% or more of the Company's 1997 revenues. The loss of any customer who accounts for 10% or more of the Company's revenues would have a material adverse effect on the financial condition and results of operations of the Company. See "Risk Factors -- Dependence on Independent Dealers; Dependence on Major Customers."


BACKLOG

         The Company typically fills and ships customer orders within 3 to 7 days of receipt of the order and, therefore, maintains no significant backlog.

FACILITIES

         The following table sets forth information concerning the Company's facilities:


                                Date Leased                                  Expiration of     Approximate
           Location             or Acquired            Description            Lease Term      Square Footage
 ---------------------------   -------------   ---------------------------  --------------   ----------------
 Covington, Louisiana              1996        Corporate Offices(1)              2001             3,400
 Roseland Louisiana                1996        Manufacturing facility(2)         1998             48,000
 Prattville, Alabama               1996        Manufacturing facility             (3)             20,000

-----------------------

(1) The monthly lease payment is $4,058 with adjustments for Consumer Price
    Index.
(2) The Company and Charles Brister, a director of the Company, have entered into a Real Estate Option Right of First Refusal Agreement. This agreement provides that the Company may, at its sole option, purchase the Roseland facility for an aggregate purchase price of $550,000. The option can be exercised after December 31, 1997 and expires on December 31, 2000. On March 15, 1996, the Company and Mr. Brister entered into a lease agreement for this facility which provides for a two-year primary term with a two-year renewal option. The monthly lease payment is $6,025 with adjustments for increases in the Consumer Price Index. The Company believes these terms are comparable to existing market rates in the region. Approximately 45,000 square feet is used for manufacturing and 3,000 square feet is used for office space at the Roseland facility. See "Certain Relationships and Related Transactions."

(3) The Prattville facility is situated on a two-acre tract of land owned by the Company. This property is subject to a mortgage held by a financial institution with a principal balance of approximately $230,000 at June 30, 1997 with interest at the financial institution's commercial base rate (10% at June 30, 1997). The Company is obligated to make monthly payments of principal and interest of $2,626 until 2010. The Prattville facility could be expanded to 40,000 square feet on the existing land. The Company has an option to acquire two acres adjacent to its existing facilities for future expansion. The Prattville facility is located in a planned industrial park with adequate support utilities and freight services.


GOVERNMENTAL REGULATIONS

    Consumer protection laws exist in many states in which the Company markets its products. Any violation of such laws or regulations could have a material adverse effect on the Company. The Company's manufacturing facilities are inspected by the Occupational Safety and Health Administration. The Company believes that it is generally in compliance in all material respects with all currently applicable federal and state laws and regulations. Federal, state and local environmental regulations are not expected to have a material effect on the Company's operations. However, if the Company in the future acquires an entity which is in violation of consumer or environmental laws and regulations, such violations may have a material adverse effect on the Company's operations.

    Management believes certain states, including California, have proposed legislation involving emission or other safety standards for the type of gas-powered type engines installed on the Company's Fun Karts. The Company is currently unable to predict whether such legislation will be enacted in the future and, if so, the ultimate impact on the Company and its operations.

EMPLOYEES

    The Company employs approximately 96 employees of which 56 are employed on a full-time basis. Eight employees are administration and sales personnel, four are plant management and supervisory personnel and 84 hourly employees are involved in manufacturing and shipping. In spite of the seasonal nature of sales, the Company attempts to keep all personnel employed year-round and increases the hours per work week to meet seasonal demand.

    Cost of manufacturing labor for the Company is between $5.00 and $9.00 per hour, which is comparable to labor costs in its respective markets. The Company's employees are not represented by a union or subject to a collectively bargaining agreement. The Company has never experienced a strike or work stoppage and considers its relations with its employees to be excellent.

COMPETITION

    The Fun Karts industry is highly competitive, and there is no assurance that the Company will be able to continue to compete profitably in this industry in the future. The Company expects that it will continue to face intense competition as its business and acquisition strategies are implemented. Such competition may result in reduced sales, reduced margins, or both. The Company is and will be competing with larger, better capitalized companies which may be better positioned to respond to shifts in consumer demand and other market related changes. If other companies introduce new and modified products before the Company achieves significant market expansion, the Company may experience growth below projected levels which could have a material adverse effect on the Company's operating results. However, the Company believes that it will be able to compete effectively with its competitors by diversifying its product line and expanding its market share through implementation of its business and acquisition strategies.

    The Company has identified three major competitors in the Fun Karts industry, Manco Productions, a Fort Wayne, Indiana-based company, Carter Brothers Manufacturing, a Brundidge, Alabama-based company, and Ken-Bar Manufacturing, a Cornelia, Georgia-based company. Management estimates that the Company, which had approximately 14% market share, plus its three primary competitors accounted for over 60% of the Fun Karts sold in the United States in 1996.

PRODUCT LIABILITY AND INSURANCE LIMITS

    The nature of the products manufactured and marketed by the Company is such that the products may fail due to material inadequacies or equipment failures. Such a failure may subject the Company to the risk of product liability claims and litigation arising from injuries allegedly caused by the improper functioning or design of its products. As the Company expands its product lines and distributes more products into the marketplace, the Company's exposure to such potential liability will also increase. The Company currently maintains $5 million occurrence basis product liability insurance (with coverage being provided in respect of accidents which occurred during the policy year, regardless of when the related claim is made) with a $50,000 self-insured retention and $5 million maximum per occurrence coverage. The Company has four pending product liability claims. None of the current claims are expected to exceed the existing policy limits. The Company has never had a claim that resulted in an award or settlement in excess of insurance coverage. At December 31, 1996, the Company had accrued $100,000 for the defense and possible payment of pending claims. The Company believes that if it is successful in the sale and distribution of a large number and variety of Fun Karts and related products, product liability claims will be inevitable, particularly given the current litigious nature of American consumers. There is no assurance that such insurance coverage will be sufficient to fully protect the business and assets of the Company from all claims, nor can any assurances be given that the Company will be able to maintain the existing coverage or obtain additional coverage at commercially reasonable rates. To the extent product liability losses are beyond the limits or scope of the Company's insurance coverage, the Company could experience a material adverse effect upon its business, operations, profitability and assets.

LEGAL PROCEEDINGS

    In addition to product liability claims, the Company, from time to time, is involved in lawsuits in the ordinary course of business. Such lawsuits have not resulted in any material losses to date, and, except as discussed below, the Company does not believe that the outcome of any existing lawsuits would have a material adverse effect on its business.

    On February 4, 1997 a lawsuit was filed in a Mississippi state court against the Company, Brister's and an unaffiliated insurance broker by the Company's insurance underwriter to have insurance coverage declared as null and void for an alleged material misrepresentation on the insurance application. This action arose as a result of the payment in 1997 by the insurance underwriter of $700,000 in settlement of a product liability lawsuit against Brister's and other defendants. The Company intends to file a counterclaim against the Company's insurance broker relating to possible misrepresentations made by the insurance broker to the insurance underwriter regarding Brister's prior product liability claims history. The Company intends to vigorously defend this lawsuit. The Company is currently engaged in discovery and is unable to predict the outcome of this litigation. If the Plaintiff is successful in this litigation and is awarded a judgement for damages against the Company and Brister's, such judgment could have a material adverse effect on the Company's business, financial condition and results of operations.
Under the terms of the Brister's Acquisition, the Company may offset certain product liability claims against certain shares of the Common Stock of the Company issued to Mr. Charles Brister, a director and principal stockholder of the Company, as partial consideration for the Brister's Acquisition. See "The Company -- Acquisitions; Brister's Acquisition," "Management," "Certain Relationships and Related Transactions" and "Principal Stockholders."

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the directors and executive officers of the Company:


 Name                                 Age                  Position
 ----                                 ---                  --------
 V. Lynn Graybill(1)(2)               52                   Chairman of the Board, President and Chief Executive Officer

 John V. Callegari, Jr.               44                   Vice President, Administration and Chief Financial Officer

 Lawrence E. Schwall, III             36                   Vice President, Sales and Marketing

 Timothy P. Halter(1)                 30                   Vice President, Secretary and Director

 Charles Brister(1)                   45                   Director

 Joseph R. Mannes(2)                  38                   Director

 Ronald C. Morgan                     49                   Director

 Robert W. Bell(2)                    59                   Director

 Gary C. Evans                        40                   Director

--------------------------------


(1) Members of the Company's Compensation Committee.
(2) Members of the Company's Audit Committee.

         The Company may employ such additional management personnel as the Board of Directors of the Company deems necessary. The Company has not identified nor reached an agreement or understanding with any other individuals to serve in such management positions, but does not anticipate any difficulty in employing qualified individuals.

         Directors of the Company are elected by the stockholders at each annual meeting and serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed or their earlier resignation or removal from office.

         Information regarding the directors and management of the Company is set forth below.

         V. Lynn Graybill is the Chairman of the Board, President and Chief Executive Officer of the Company and has served in those capacities since March 1996. From September 1993 to March 1996, Mr. Graybill served as President of Capacity of Texas, Inc., a specialty vehicle engineering and manufacturing subsidiary of Collins Industries (Nasdaq: COLL), which sold products through an international dealer organization. From 1988 to 1993, Mr. Graybill was President and Chief Executive Officer of Peerless Chain Company, a 200 employee $30 million sales consumer hardware company selling to hardware stores, farm implement and supply stores, automotive parts stores, large mass merchandisers and home centers in the United States. From 1985 to 1988, Mr. Graybill was Division President of Harlan Tractor Corporation, a 90 employee $10 million sales manufacturer of specialty vehicles, including ground support vehicles for the airline industry. From 1980 to 1985, Mr. Graybill was Vice President of Leland Truck Equipment Company, a 300 employee $30 million sales manufacturer and retail distributor of truck parts and equipment. From 1972 to 1980, Mr. Graybill worked in various supervisory, engineering, accounting, safety, union contract administration and production control positions at Harnischfeger Corporation, a Fortune 500 manufacturer of hydraulic truck and ground cranes. Mr. Graybill received a B.S. degree in Industrial Management from Central Missouri State University.

         John V. Callegari, Jr., is the Vice President, Administration and Chief Financial Officer of the Company and has served in these capacities since November 1996. Mr. Callegari is responsible for all accounting matters, Exchange Act reporting, cash management, risk management, audit and taxes, human resources and information systems for the Company. Prior to joining the Company, Mr. Callegari served as Chief Financial Officer of Con Pac, Inc. from May 1994 to May 1996. Con Pac, Inc. is a manufacturer of folding cartons, and while with Con Pac, Inc., Mr. Callegari had responsibilities similar to those which he has with the Company. From January 1992 to May 1994, Mr. Callegari served as Executive Vice President and Chief Financial Officer of Sunport Medical Corporation, a medical diagnostic imaging and rehabilitation company with 12 clinics in the State of Texas, and was responsible for accounting matters, Exchange Act reporting, investor relations and risk management. From March 1982 to December 1991, Mr. Callegari served as Director of Finance of Stewart Enterprises, a multi-divisional holding company with worldwide interests in real estate, construction and insurance companies, and was responsible for all accounting matters, including corporate acquisition accounting. Mr. Callegari is a Certified Public Accountant and received his B.S. degree in Accounting from Louisiana State University.

         Lawrence E. Schwall, III, is the Vice President, Sales and Marketing of the Company and has served in this capacity since January 1997. Mr. Schwall's responsibilities include overseeing the development of the Company's sales and marketing strategies, market forecasting, and the development and presentation of product knowledge seminars for the Company's dealers and mass merchandisers. From December 1995 to January 1997, Mr. Schwall served as Territory Manager -- Commercial Lawn and Garden Dealers for Homelite, Inc., a subsidiary of Deere & Co. Homelite, Inc. is a manufacturer of hand-held products. While with Homelite, Inc., Mr. Schwall was responsible for producing training seminars for the company's customers. From August 1987 to December 1995, Mr. Schwall was OEM Engine Sales Manager for Delta Power, Inc. and was responsible for the sale and marketing of engines to existing customers and prospective accounts throughout the southern region of the United States. Mr. Schwall also served with the industrial division of Briggs & Stratton as communications liaison for Delta Power, Inc.

         Timothy P. Halter has been Vice President, Secretary and a director of the Company since February 1996. Since May 1995, Mr. Halter has served as President of Halter Financial Group, Inc., a Dallas, Texas based financial consulting firm. From 1991 to 1995, Mr. Halter was President of Halter Capital Corporation, a diversified holding company. Mr. Halter also serves on the Board of Directors of Duncanville National Bank, located in Duncanville, Texas.

         Charles Brister is a director of the Company and has served in this capacity since March 1996. He served as President and Chief Executive Officer of Brister's from 1986 to April 1996.

         Joseph R. Mannes has been a director of the Company since July 1996, and since February 1996 has been the Chief Financial Officer, Secretary and Treasurer of Interactive Creations Incorporated ("ICI"), a corporation offering real- time internet gaming services. From 1987 until joining ICI, Mr. Mannes was First Vice President in the Corporate Finance Department of Rauscher Pierce Refsnes, Inc., a Dallas, Texas stock brokerage company. From 1982 to 1987, Mr. Mannes was in the commercial lending division of the First National Bank of Boston, where he attained the position of Assistant Vice President. Mr. Mannes worked in both the Special Industry Group and the High Technology Group at First National Bank of Boston. Mr. Mannes graduated with an MBA in Accounting and Finance from the Wharton School, Graduate Division, of the University of Pennsylvania in 1982 and an A.B. from Dartmouth College in 1980. Mr. Mannes is a Chartered Financial Analyst.

         Ronald C. Morgan has been a director of the Company since July 1996. Since June 1980, Mr. Morgan has served as Chief Operating Officer, Executive Vice President and Director of The Leather Factory, Inc., an AMEX listed company ("TLF"). Mr. Morgan was a co-founder of TLF. Mr. Morgan was employed by the Tandy Leather Company for ten years prior to 1980, eventually attaining the position of Vice-President -- Eastern Division. Mr. Morgan received a B.S. degree from West Texas State University.

         Robert W. Bell has been a director of the Company since July 1996. He served as Chairman, President and Chief Executive Officer of NewCare Health Corporation from 1987 to January 1997, when he retired. NewCare Health Corporation is a Nasdaq SmallCap Market-listed nursing home company. From 1981 to 1987, Mr. Bell was President of R.W.B. Realty, a Louisiana corporation that sponsored public and private limited partnerships that owned, built and operated nursing homes and medical office buildings. From 1964 to 1981, Mr. Bell was President and Chairman of Bell Realty and Land Company, a residential land development and home construction business in Mississippi.

         Gary C. Evans has been a director of the Company since July 1996. Mr. Evans has served as President, Chief Executive Officer and a director of Magnum Hunter Resources, Inc. ("Magnum"), an American Stock Exchange oil and gas exploration and development company, since December 1995. Mr. Evans previously served as Chairman, President and Chief Executive Officer of Hunter Resources, Inc. ("Hunter") from September 1992 until its merger with Magnum. From December 1990 to September 1992, he served as President and Chief Operating Officer of Hunter. From 1985 to 1990, he was the founder and President of Sunbelt Energy, Inc., prior to its merger with Hunter. From 1981 to 1985, Mr. Evans was associated with the Mercantile Bank of Canada where he held various positions including Vice President and Manager of the Energy Division of the southwestern United States. From 1977 to 1981, he served in various capacities with National Bank of Commerce (currently BankTexas, N.A.) including Credit Manager and Credit Officer. Mr. Evans serves on the Board of Directors of Digital Communications Technology Corporation, an American Stock Exchange listed company.

         There are no family relationships among any of the Company's officers and directors.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities for the Company to its Chief Executive Officer. No other executive officer of the Company received remuneration in excess of $100,000 during the referenced periods. All other compensation related tables required to be reported have been omitted as there has been no applicable compensation awarded to, earned by or paid to any of the Company's executive officers in any fiscal year to be covered by such tables.

                           SUMMARY COMPENSATION TABLE


                                                           Annual Compensation           Long-Term Compensation
                                                       ---------------------------   -----------------------------
                                                                                                 Awards
                                                                                     -----------------------------
                                                                                                       Securities
                                                                      Other Annual     Restricted      Underlying
       Name/Title                            Year      Salary/Bonu    Compensation    Stock Awards    Options/SARs
       ----------                            ----      -----------    ------------    ------------    ------------
       V. Lynn Graybill, Chairman of the     1996       $ 121,731      $15,000(1)         -0-             -0-
       Board, Chief Executive Officer
       and President

--------------------------


(1) Represents a signing bonus equal to 10% of Mr. Graybill's base salary, which was paid by issuing Mr. Graybill 140,000 restricted shares of Common Stock of the Company. See "-- Employment Agreements."

EMPLOYMENT AGREEMENTS

         On March 15, 1996, the Company entered into a three-year Employment Agreement (the "Employment Agreement") with V. Lynn Graybill, whereby Mr. Graybill agreed to serve as Chairman of the Board, President and Chief Executive Officer of the Company. The Employment Agreement is for a term of three years and provides Mr. Graybill with an annual base salary of $150,000. Upon execution of the Employment Agreement, Mr. Graybill received a signing bonus of $15,000 (the "Bonus"). The Bonus was paid with the issuance by the Company to Mr. Graybill of 140,000 shares of Common Stock (the "Graybill Shares"), subject to a buy-back option of the Company. In year two of the Employment Agreement, which ends on March 15, 1998, the Company may buy back up to 70,000 Graybill Shares for $8,400 or $0.12 per share and in year three, which ends on March 15, 1999, up to 35,000 Graybill Shares for $4,200 or $0.12 per share if Mr. Graybill is either terminated for cause or Mr. Graybill terminates his employment voluntarily prior to the expiration of the Employment Agreement. If the Employment Agreement is terminated for any reason other than for cause or voluntarily by Mr. Graybill, the buy back option available to the Company is terminated. Mr. Graybill may also receive performance based incentive stock options to purchase shares of Common Stock at a price equal to the market value of the Common Stock on the date of issuance, as determined by the Board of Directors. Mr. Graybill receives benefits commensurate with his title including medical insurance and other benefits offered to executive management of the Company. Mr. Graybill is responsible for the day-to-day operations of the Company and for the preparation of the Company's annual budget, monthly operating financial statements, quarterly presentations addressing qualitative and quantitative issues of the operations of the Company, and any and all other matters requested by the Board of Directors.

         The Employment Agreement restricts the ability of Mr. Graybill to compete with the Company (the "Covenant Not to Compete") by becoming involved directly or indirectly with any business that designs, manufactures, distributes or markets Fun Karts during the term of the Employment Agreement or for a period of three years following the termination of the Employment Agreement by either Mr. Graybill or the Company. The enforceability of the Covenant Not to Compete is governed by the statutory and case law authority of the State of Texas. Generally, a covenant not to compete is enforceable in the State of Texas if the limitations contained therein are reasonable as to the time, geographical area and scope of the activity which they cover. Enforceability is generally determined on a case by case basis and hinges on the showing that the limitations are reasonable and they are necessary to protect the goodwill or other business interest of the entity seeking enforcement. The Company believes the Covenant Not to Compete is enforceable in light of the foregoing standards. However, if its enforceability is challenged in a court of law, the Covenant Not to Compete may be substantially altered to limit the scope of its application.

         To provide for continuity of management, the Company may enter into employment agreements with other members of its executive management staff.

STOCK OPTIONS


         On July 23, 1996, the Board of Directors of the Company adopted a stock option plan providing for the reservation of 66,667 shares of Common Stock for options to be granted to employees of the Company at the discretion of the Compensation Committee of the Board of Directors. In July 1996, the Company issued to 30 employees, who were neither officers nor directors of the Company, options to purchase an aggregate of 59,355 shares of Common Stock at an exercise price of $5.63 per share which are currently exercisable and expire at various times during 2001.


         On January 30, 1997, the Board of Directors of the Company adopted a stock option plan providing for the reservation of 66,667 shares of Common Stock for options to be granted to employees of the Company. On January 30, 1997, the Company issued to each of John V. Callegari, Jr., the Vice President, Administration and Chief Financial Officer of the Company, and Lawrence E. Schwall, III, the Vice President, Sales and Marketing of the Company, options to purchase 6,667 shares of Common Stock at an exercise of $4.875 per share which are exercisable after January 30, 1998 and expire on January 30, 2002. Also on January 30, 1997, the Company issued to 61 employees, who were neither officers nor directors of the Company, options to purchase an aggregate of 52,670 shares of Common Stock at an exercise price of $4.875 per share which are exercisable after January 30, 1998 and expire on January 30, 2002.

         The exercise price per share of all options issued by the Company was based on the closing bid price of the Company's Common Stock as quoted on the Electronic Bulletin Board of NASD on the date of grant of such options. The Company intends to adopt a qualified stock compensation plan after completion of this Offering as it believes it is necessary to retain current management and employ additional qualified personnel. Any stock option plan which is adopted by the Company will have terms that are normally accepted in the industry and for public entities.

COMPENSATION OF DIRECTORS

         Each Director of the Company is entitled to receive annual compensation of $6,000 for attendance of meetings of the Board of Directors of the Company and for serving on any committees of the Board of Directors of the Company. The Company will reimburse directors for out-of-pocket expenses of attending meetings.

COMMITTEES

         The Board of Directors of the Company has established a Compensation Committee and Audit Committee. The Compensation Committee makes recommendations to the Board of Directors regarding the compensation of executive officers and administers the Company's employee benefit plans, if any. The Audit Committee is comprised of a majority of independent directors and its functions are to recommend to the Board of Directors the engagement of the Company's independent public accountants, review with such accountants the plans for and the results and scope of their auditing engagement and certain other matters relating to their services as provided to the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         From December 1989 until March 31, 1996, the Company had no significant assets, liabilities or business operations. On December 15, 1995, a former director of the Company and HFG, a financial consulting firm owned by Timothy P. Halter, an officer and director of the Company, together acquired 31,634 shares of the Company's Common Stock from the then controlling stockholders of the Company. Subsequently, on February 20, 1996, the Company sold 50,000 restricted shares of its Common Stock to a former director of the Company for $938 cash. On March 7, 1996, the Company sold an aggregate 967,545 restricted shares of Common Stock to HFG for $1,451 cash. See "The Company -- Historical," "Management," and "Principal Stockholders."


         In connection with the Company's March 1996 Offering, the Company and HFG have agreed to issue additional shares of Common Stock to participants in the March 1996 Offering if on March 31, 1998 (the "Offering Valuation Date") the average closing bid price of the Common Stock for the ten trading days prior to and including the Offering Valuation Date (the "Stock Market Value") does not equal or exceed $4.50 per share. If such an adjustment is required on the Offering Valuation Date, each participant in the March 1996 Offering will receive for no additional consideration an additional number of shares of Common Stock necessary to increase the Stock Market Value per share of the
Common Stock acquired in the March 1996 Offering to $4.50 per share.   HFG has
placed into escrow 233,333 shares of Common Stock (the "HFG Escrow Shares") to be issued to participants in the March 1996 Offering if an adjustment is required. The HFG Escrow Shares are subject to the terms and conditions of that certain Escrow Agreement, dated March 31, 1996 (the "Escrow Agreement"), by and between HFG, Securities Transfer Corporation, as escrow agent, and the Company. If on the Offering Valuation Date the Stock Market Value of the Common Stock is less than $2.25 per share, the Company will be obligated to also issue the number of additional shares of Common Stock necessary to increase the Stock Market Value per share of the Common Stock acquired in the March 1996 Offering to $4.50 per share. If on the Offering Valuation Date, the Stock Market Value is equal to or greater than $4.50 per share, the HFG Escrow Agreement will terminate and the HFG Escrow Shares will be delivered to HFG. Also, any remaining HFG Escrow Shares after any required distribution to the original March 1996 Offering participants will be returned to HFG. The Company is under no obligation to issue to HFG any additional shares of Common Stock as reimbursement for any HFG Escrow Shares that may be distributed to participants in the March 1996 Offering. The obligation of the Company and HFG to deliver additional shares on the Offering Valuation Date applies only to original participants in the March 1996 Offering who own shares purchased in the March 1996 Offering on the Offering Valuation Date. See "Risk Factors -- Potential Additional Dilution to Public Investors," "The Company -- Recent Financings," "Dilution," "Principal Stockholders" and "Shares Eligible For Future Sale."

         In January 1996, concurrent with the execution of the Brister's stock purchase agreement, the Company entered into a consulting agreement with HFG whereby HFG agreed to assist the Company with its corporate reorganization, capital raising activities, employment of legal and accounting firms and the Brister's Acquisition. For the benefit of the Company, HFG paid to Brister's a deposit of $20,000 to cover Brister's legal and auditing expenses in the event the Brister's Acquisition was not consummated. Additionally, HFG agreed to pay all legal and other professional fees relating to the reorganization and recapitalization of the Company, and the Brister's Acquisition, if the Brister's Acquisition was not consummated. For such services and assumption of contingent liabilities, the Company agreed to pay HFG a consulting fee of $15,000 and reimbursement of expenses only if the Brister's Acquisition was consummated. The $15,000 consulting fee was payable by the Company at the Brister's closing in cash and/or a number of Brister's Escrow Shares (as defined below) to be determined at the valuation date (as defined below). In accordance with the terms of the HFG consulting agreement, if Mr. Brister received 500,000 or more of the Brister's Escrow Shares, the Company would pay the consulting fee with a cash payment of $10,000 and the delivery of the remaining Brister's Escrow Shares, if any, to HFG. If Mr. Brister received less than 500,000 of the Brister's Escrow Shares, the $15,000 consulting fee would be satisfied by delivery to HFG of the remaining Brister's Escrow Shares. In July 1996, HFG received 483,333 Brister's Escrow Shares as full payment of the $15,000 consulting fee. Additionally, at the Brister's closing, HFG received reimbursement of $36,400 from the Company for legal and other professional fees paid by HFG relating to the Company's reorganization and Brister's Acquisition. Brister's also returned to HFG the initial $20,000 deposit.

         The Company in March 1996 entered into a second consulting agreement with HFG which provided for an annual payment of $10,000 to HFG for assisting the Company with its financial public relations and stockholder communications. The HFG consulting agreement expired in March 1997 and has been renewed for an additional one-year period on similar terms. Timothy P. Halter, the President and sole owner of HFG, is a principal stockholder of the Company and the Vice President, Secretary and a director of the Company. See "Management" and "Principal Stockholders."

         At the closing of the Brister's Acquisition, effective at the close of business on March 31, 1996, 1,000,000 shares of the Company's Common Stock (the "Brister's Escrow Shares") were issued and delivered to an escrow agent to be held until the valuation date for such shares. Under the terms of the Brister's stock purchase agreement, Mr. Charles Brister, a director and principal stockholder of the Company, was to receive, in addition to other consideration, the number of Brister's Escrow Shares having a market value of $3.1 million on the valuation date. The valuation date was defined in the Brister's stock purchase agreement as the 30th day following the listing date of the Company's Common Stock on the NASD Electronic Bulletin Board. On the valuation date (July 29, 1996), the market value, as defined in the Brister's stock purchase agreement, was the average of the closing bid and ask prices per share of the Company's Common Stock as quoted on the NASD Electronic Bulletin Board or $6.00 per share. The Company, in July 1996, delivered to Mr. Brister 516,667 of the Brister's Escrow Shares.

         The Company also issued Mr. Brister a subordinated note in the principal amount of $1,000,000 payable over a seven-year period (the "Subordinated Note"), a $200,000 note with 10% interest, with interest and principal payable quarterly beginning April 1, 1997 and with a maturity date of April 1, 1998 or upon successful completion of an underwritten public offering of the Company's securities (collectively, the "Brister Notes"). Interest on the Subordinated Note accrues at the rate of 8% per annum in year one and increases 1% per year thereafter to a maximum of 14% per annum in year seven. Payments due under the Subordinated Note are to be made in quarterly installments with interest only being due and payable for the first three years of the Subordinated Note. The principal amount of the Subordinated Note is payable in installments of $250,000 per year commencing in year four and ending in year seven. The Subordinated Note is subordinated to the prior payment of the principal of and interest on all other indebtedness of the Company then outstanding, whether secured or unsecured. The Subordinated Note is secured with securities having a market value of at least $1.0 million owned by Robert
W. Bell and Gary C. Evans, directors of the Company. The Brister Notes, approximately $1.2 million, will be paid to Mr. Brister with a portion of the proceeds of this Offering. See "The Company -- Acquisitions; Brister's Acquisition," "Use of Proceeds," "Management" "Principal Stockholders."

         Mr. Brister has deposited 83,334 shares of the Company's Common Stock owned by him (the "Offset Shares") into an escrow account to offset any amounts that may be owing at any time by Mr. Brister or Brister's to the Company or HFG as a result of (i) a claim of products liability for Fun Karts manufactured prior to the close of the Brister's Acquisition which results in either a settlement or award of damages in excess of stated insurance policy limits or
(ii) any failure or breach of any representation, warranty, agreement or covenant of Brister's or Mr. Brister under the terms of the Brister's stock purchase agreement. If HFG or the Company determines that an offset is appropriate, notice will be given to Mr. Brister at least 10 days prior to the disposition of the Offset Shares. If conditions upon which the offset are based are cured by Mr. Brister during that period, no offset will be undertaken. However, upon an event of offset, both HFG and the Company have sole discretion to sell or otherwise dispose of the number of Offset Shares necessary to satisfy any outstanding liability or obligation imposed upon either HFG or the Company. All remaining Offset Shares, upon the expiration of the two-year offset period, will be returned to Mr. Brister. See "Business -- Legal Proceedings."

         Concurrent with the Brister's Acquisition, the Company and Mr. Brister entered into a Real Estate Option Right of First Refusal Agreement. Under the terms of this agreement, the Company may, at its sole option, purchase the real property and improvements upon which the Facilities are located for an aggregate purchase price of $550,000. The option can be exercised commencing on January 1, 1998 and expires on December 31, 2000. The Company and Mr. Brister have also entered into a lease agreement for the Facilities which provides for a two-year primary term with a two-year renewal option. The monthly lease payment for the Facilities is $6,025 with adjustments for increases in the Consumer Price Index. The Company believes these terms are comparable to existing market rates in the region. See "Business -- Facilities."

         The Company, in March 1996, entered into a license agreement with Charles Brister under which Mr. Brister has licensed to the Company for a period of five years (at no cost to the Company during the first year) all of the Intellectual Property (as hereinafter defined), which was owned by Mr. Brister on March 15, 1996, and all Intellectual Property developed and/or owned by Mr. Brister at any time subsequent to March 15, 1996. After the first year of the license agreement, the Company and Mr. Brister agreed to enter into subsequent agreements defining the license fee and royalty payments based on terms at least as favorable as Mr. Brister has received, or could have received, in arms'- length transactions with third parties. "Intellectual Property" is defined as all domestic and foreign letters, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service marks, trademark registrations and applications, service mark registration and applications and copyright registration and applications owned or used by Brister's in the operation of its business.

         On March 15, 1997, the Company and Mr. Brister entered in an addendum to the License Agreement and a related Royalty Agreement which provides for the payment of a one-time license fee and future royalties, respectively, by the Company to Mr. Brister for the use by the Company for a three-year period of the automatic throttle override system ("ATOS") developed and patented by Mr. Brister. The Company paid Mr. Brister an initial $10,000 license fee and agreed during the first year of the three year extension to pay him a royalty of $1.00 for each Company Fun Kart on which the ATOS was installed. During the second and third year of the agreement, the Company agreed to pay during each year a royalty of $1.00 for each Company Fun Kart on which the ATOS was installed or $20,000 annually, whichever is greater.

         Pursuant to the terms of the Brister's Acquisition, the Company entered into a consulting agreement with Charles Brister which expired on December 31, 1996. Under the consulting agreement, Mr. Brister provided certain consulting services to the Company and its subsidiaries. In consideration for these services, Mr. Brister received $400 per day for consulting services provided at the Company's principal place of business and $800 per day for consulting services provided while traveling in connection with Company business. During 1996, Mr. Brister received $10,070 from the Company for consulting fees. The Company intends to employ Mr. Brister on a project by project basis during 1997 under similar terms as the 1996 consulting agreement to develop innovative safety and technological features for the Company's Fun Karts and to assist management with the development and design of new products.

         In connection with the Brister's Acquisition, Charles Brister and the Company entered into two Non-Competition Agreements. The first Non-Competition Agreement (the "Texas Agreement") provides that Mr. Brister will not compete with the Company (a) in any jurisdiction in which the Company or any of its subsidiaries or affiliates is duly qualified to transact business, (b) within any marketing area in which the Company is doing a substantial amount of business or (c) by directly or indirectly owning, managing, operating, controlling or being employed by any entity engaged in a business which is in competition with that being conducted by the Company. Mr. Brister is subject to the Texas Agreement until March 15, 2001. The Texas Agreement is governed by the laws of the State of Texas and does not cover Mr. Brister's activities in the State of Louisiana. The enforceability of the Texas Agreement is governed by the statutory and case law authority of the State of Texas. Generally, a covenant not to compete is enforceable in the State of Texas if the limitations contained therein are reasonable as to the time, geographical area and scope of the activity which they cover. Enforceability is generally determined on a case by case basis and hinges on the showing that the limitations are reasonable and they are necessary to protect the goodwill or other business interest of the entity seeking enforcement. The Company believes that the Texas Agreement is enforceable in light of the foregoing standards.

         The Company and Mr. Brister also entered into the Non-Competition Agreement (Louisiana Only) (the "Louisiana Agreement") for the purpose of defining Mr. Brister's covenant not to compete within the State of Louisiana. Under the Louisiana Agreement, Mr. Brister is prohibited from engaging in the same activities as enumerated in the Texas Agreement within the State of Louisiana for a period of two years from March 15, 1996. The enforceability of the Louisiana Agreement is governed by the statutory and case law authority of the State of Louisiana. Generally, a covenant not to compete is enforceable in the State of Louisiana if the parishes within Louisiana in which a party can not compete are defined and the agreement is not for a term in excess of two years. Enforceability is generally determined on a case by case basis. The Company believes that the Louisiana Agreement is enforceable in light of the foregoing standards.

         To finance the Brister's Acquisition, the Company issued a promissory note in the principal amount of $2,000,000 (the "Schlinger "Note") payable to The Schlinger Foundation, a California non-profit public benefit corporation (the "Foundation"). The Schlinger Note bears interest at the rate of 14% per annum and is due and payable on or before March 15, 2001. Interest on the Note is payable monthly with the principal to be paid in annual installments of $399,996 in 1998, $399,996 in 1999 and $1,200,008 and 2000. The Schlinger Note
is secured by a first lien and security interest in all of the Company's equipment, accounts receivable and inventory. As further consideration for the $2,000,000 loan, the Company paid the Foundation $21,000, consisting of $10,500 cash and issued the Foundation 70,000 restricted shares of Common Stock. In July 1996, the Foundation purchased an additional 200,000 shares of Common Stock from HFG for $600,000 or $3.00 per share. Evert I. Schlinger, the trustee of the Foundation, also owns 219,048 shares of the Company's Common Stock which he purchased in April 1996 from HFG for $115,000 or $0.52 per share. On March 15, 1996, two trusts of which Mr. Schlinger is the trustee purchased 49,445 shares of Common Stock from the Company for $111,250 or $2.25 per share. Timothy P. Halter, an officer, director and principal stockholder of the Company, is the President and sole owner of HFG. The Company intends to pay the Schlinger Note with a portion of the proceeds of this Offering. See "The Company -- Recent Financings," "Use of Proceeds," "Management" and "Principal Stockholders."

         Mr. Jerry M. Allen, a Vice President and former shareholder of USA, a subsidiary of the Company, received $62,500 cash and 41,667 shares of the Company's Common Stock as a result of the USA Acquisition. See "The Company -- Acquisitions; USA Acquisition."

         On November 15, 1996, Mr. Gary C. Evans, a director of the Company, purchased a Unit from the Company for $25,000 in connection with the Company's Bridge Financing. See "The Company -- Recent Financings." "Management," "Principal Stockholders," "Description of Securities -- Bridge Financing" and "Shares Eligible for Future Sale -- Lock- up Agreements."

         The Company believes that all the foregoing related-party transactions were on terms no less favorable to the Company than could reasonably be obtained from unaffiliated third parties. All future transactions with affiliates will be approved by a majority of disinterested directors of the Company and on terms no less favorable to the Company than those that are generally available from unaffiliated third parties.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information with respect to the ownership of the Company's shares of Common Stock as of July 31, 1997 by each of its directors, executive officers and persons known by the Company to beneficially own 5% or more of the outstanding shares of the Common Stock and all executive officers and directors as a group.


                                                      Shares Beneficially   Percentage of Shares    Percentage of Shares
                                                      Owned Prior to and     Beneficially Owned      Beneficially Owned
 Name(1)                                              After the Offering    Prior to the Offering  After the Offering(2)
 ----                                                 ------------------    ---------------------  ---------------------
 V. Lynn Graybill(3) . . . . . . . . . . . . . . .            140,000                  5.2                    3.3

 John V. Callegari(4)  . . . . . . . . . . . . . .                667                 *                      *

 Lawrence E. Schwall, III(5) . . . . . . . . . . .                -0-                -0-                    -0-

 Charles Brister(6)  . . . . . . . . . . . . . . .            516,667                 19.0                   12.2

 Joseph R. Mannes(7) . . . . . . . . . . . . . . .             63,734                  2.3                    1.5

 Ronald C. Morgan(7) . . . . . . . . . . . . . . .              3,334                 *                      *

 Robert W. Bell(7) . . . . . . . . . . . . . . . .             14,445                 *                      *

 Gary C. Evans(8)  . . . . . . . . . . . . . . . .             38,613                1.4                     *

 Timothy P. Halter(9)  . . . . . . . . . . . . . .            495,253                 18.2                   11.7

 Halter Financial Group, Inc.(9) . . . . . . . . .            495,253                 18.2                   11.7

 Schlinger Foundation(10)  . . . . . . . . . . . .            489,048                 18.0                   11.6

 Evert I. Schlinger(11)  . . . . . . . . . . . . .            538,493                 19.8                   12.7

 Blair L. Smith(12)  . . . . . . . . . . . . . . .            179,134                  6.6                    4.2

 Officers and directors as a group (9 persons) . .          1,272,713                 46.4                   30.0
                                                            ---------               ------                 ------
         Total   . . . . . . . . . . . . . . . . .          1,990,340                 72.6%                  46.9%
                                                                                     =====                   ====

-------------------------------


*Less than 1%.
(1) Unless otherwise indicated, each person named in the table has sole voting and investment power with respect to the shares beneficially owned. Also, unless otherwise indicated, the address of each beneficial owner identified below is: c/o Karts International Incorporated, 109 Northpark Boulevard, Suite 210, Covington, Louisiana 70433.
(2) Includes the issuance of 104,175 shares of Common Stock issuable upon the conversion of the Convertible Preferred Stock.
(3) Mr. Graybill is a director and the Chairman of the Board, President and Chief Executive Officer of the Company. See "Management -- Employment Agreement."
(4) Mr. Callegari is Vice President, Administration and Chief Financial Officer of the Company. See "Management."
(5) Mr. Schwall is Vice President, Sales and Marketing of the Company. See "Management."
(6) Mr. Brister is a director of the Company. See "The Company -- Acquisitions; Brister's Acquisition," "Management" and "Certain Relationships and Related Transactions."
(7) Messrs. Mannes, Morgan and Bell are directors of the Company. See "Management."
(8) Mr. Evans is a director of the Company. Includes 4,167 shares of Common Stock issuable upon conversion of one share of Convertible Preferred Stock owned by Mr. Evans. Includes 6,667 shares of Common Stock and 13,334 shares of Common Stock underlying 1996 Warrants issued to Mr. Evans in connection with the Bridge Financing and conversion of the Convertible Preferred Stock. See "Management," "Certain Relationships and Related Transactions," "Description of Securities -- 1996 Warrants and -- Bridge Financing" and "Shares Eligible for Future Sale -- Lock-up Agreements."
(9) Mr. Halter, the Vice President, Secretary and director of the Company, is the sole stockholder, director and president of HFG and is therefore deemed to have beneficial ownership of the shares of Common Stock held by HFG. Includes the 233,333 shares of Common Stock subject to the HFG Escrow Agreement. HFG may be deemed a promoter of the Company. HFG and Mr. Halter's address is 4851 LBJ Freeway, Suite 201, Dallas, Texas 75244. See "Risk Factors -- Potential Additional Dilution to Public Investors," "The Company -- Historical," "Management" and "Certain Relationships and Related Transactions."
(10) The Schlinger Foundation ("Foundation") beneficially owns 270,000 shares of the Company's Common Stock. See "The Company -- Recent Financings" and "Certain Relationships and Related Transactions." Mr. Schlinger is the sole trustee of the Foundation and has sole voting and dispositive power over the shares held by the Foundation.
     However, Mr. Schlinger does not assert any ownership interest in any of the shares of Common Stock of the Company owned by the Foundation.
     Mr. Schlinger owns 219,048 of the shares of Common Stock of the Company for his own account. See "Certain Relationships and Related Transactions."
(11) Includes 270,000 shares of Common Stock owned by the Foundation,
     219,048 shares of Common Stock owned by Mr. Schlinger for his own account, 37,778 shares of Common Stock held by the Brian Schlinger
     Trust and 11,667 shares of Common Stock held by the Evert I. Schlinger
     Jr. Trust. Mr. Evert I. Schlinger is the sole trustee of the Brian Schlinger and Evert I. Schlinger, Jr. Trusts and has sole voting and dispositive power over the shares held by these trusts. However, Mr.
     Evert I. Schlinger does not claim any ownership interest in any of the shares of Common Stock owned by either the Brian Schlinger Trust or the Evert I. Schlinger, Jr. Trust.
(12) Mr. Smith's address is 4900 Ridgeview, Parker, Texas 75002.

                           DESCRIPTION OF SECURITIES

         The authorized capital stock of the Company consists of 10,000,000 shares of preferred stock, $0.001 par value, and 14,000,000 shares of Common Stock, $0.001 par value per share. Upon completion of this Offering, there will be approximately 4,221,633 million shares of Common Stock issued, which includes the 104,175 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. Except for the 25 shares of Convertible Preferred Stock previously issued, there are no other outstanding shares of preferred stock.

         The following description of certain matters relating to the Common Stock, Preferred Stock, Convertible Preferred Stock, Redeemable Common Stock Purchase Warrants, 1996 Warrants and Class A Warrants is a summary and is qualified in its entirety by the provisions of the Company's Articles of Incorporation and Bylaws.

COMMON STOCK

         The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, subject to the payment of preferential dividends with respect to any preferred stock that from time to time may be outstanding. In the event of the dissolution, liquidation or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities of the Company and subject to the prior distribution rights of the holders of any preferred stock that may be outstanding at that time. The holders of Common Stock do not have cumulative voting rights or preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. Accordingly, the holders of more than 50% of the issued and outstanding Common Stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of Common Stock voting for the election of the directors will be unable to elect any person or persons to the Board of Directors. All outstanding shares of Common Stock are, and when issued, the shares of Common Stock offered hereby, will be fully paid and nonassessable.

PREFERRED STOCK

         The Board of Directors has the authority to issue 10,000,000 shares of preferred stock, $0.001 par value per share, in one or more series, and to fix the rights, preferences, qualifications, privileges, limitations or restrictions of each such series without any further vote or action by the stockholders, including the dividend rights, dividend rate, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences, and the number of shares constituting any series or the designations of such series. Except for the Convertible Preferred Stock, no shares of preferred stock have been issued.
The Company does not currently have any plans, arrangements, commitments or understandings to issue any additional shares of preferred stock.

CONVERTIBLE PREFERRED STOCK

         The Convertible Preferred Stock constitutes a single series of preferred stock. The Company may in the future issue additional series of preferred stock but may not reissue any initially issued shares of Convertible Preferred Stock that have been redeemed or converted into Common Stock unless such shares are included in a different series of preferred stock.

         The following is a summary of the terms and provisions of the Convertible Preferred Stock:

         DIVIDENDS. Holders of shares of the Convertible Preferred Stock are not entitled to receive cash dividends or cash equivalent value stock dividends of Common Stock.

         CONVERSION RIGHTS. Upon the occurrence of certain events, including, the closing of this Offering, the Company has the option to require the holders of the Convertible Preferred Stock to convert the Convertible

Preferred Stock into either (a) $25,000 and 4,167 shares of Common Stock ("Option One"), or (b) 8,334 shares of Common Stock ("Option Two"). If for any reason the Company does not complete a public offering of the securities by November 15, 1997, each share of Convertible Preferred Stock will be automatically converted into 8,334 shares of Common Stock. The Company does not currently have any plans, arrangements, commitments or understandings to issue any additional shares of Convertible Preferred Stock. See "The Company -- Recent Financings," "Use of Proceeds," "-- Bridge Financing" and "Shares Eligible for Future Sale -- Lock-up Agreements."

         Holders of Convertible Preferred Stock converted into Common Stock will be entitled to the same rights applicable at the time of conversion to other holders of Common Stock. The holders of the shares of the Convertible Preferred Stock have no preemptive rights with respect to any securities of the Company.

         LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Company, the holders of shares of the Convertible Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other junior stock, liquidating distributions in the amount of $25,000 per share. If upon any liquidation, dissolution or winding up of the Company, the assets distributable to the holders of the Convertible Preferred Stock to any such distribution on a parity with the Convertible Preferred Stock are insufficient to fully pay the preferential amount, the holders of the Convertible Preferred Stock and of such other preferred stock will share ratably in such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with another corporation nor a sale or transfer of all or part of the Company's assets for cash or securities will be considered a liquidation, dissolution or winding up of the Company.

         The right of the Company, and the rights of its creditors and stockholders (including holders of the Convertible Preferred Stock), to participate in the distribution of the assets of any subsidiary of the Company upon any liquidation or reorganization of such subsidiary, or otherwise, will be subject to the prior claims of creditors of such subsidiary (except to the extent the Company may itself be a creditor with recognized claims against such subsidiary).

         VOTING RIGHTS. The holders of shares of Convertible Preferred Stock have no voting rights.

REDEEMABLE COMMON STOCK PURCHASE WARRANTS

         Each Warrant entitles the holder thereof to purchase one share of Common Stock at the initial public offering price per share of Common Stock for a period of four years commencing on the first anniversary of the Effective Date of this Offering (the "First Exercise Date"). Each Warrant is redeemable by the Company at a redemption price of $0.01 per Warrant at any time after the First Exercise Date, upon 30 days' prior written notice to the holders thereof, if the average closing bid price of the Common Stock, as reported on the principal exchange upon which the Common Stock is traded, equals or exceeds twice the initial public offering price per share of Common Stock for 20 consecutive trading days ending three days prior to the date of the notice of redemption. Pursuant to applicable federal and state securities laws, and in the event a current prospectus is not available, the Warrants may not be exercised by the holders thereof and the Company will be precluded from redeeming the Warrants. There can be no assurance that the Company will not be prevented by financial or other considerations from maintaining a current prospectus. Any Warrantholder who does not exercise prior to the redemption date, as set forth in the Company's notice of redemption, will forfeit the right to purchase the Common Stock underlying the Warrants, and after the redemption date or upon conclusion of the exercise period, any outstanding Warrants will become void and be of no further force or effect, unless extended by the Board of Directors of the Company. See "Underwriting" for the terms of the warrants issuable pursuant to the Underwriters' Warrants.

         The number of shares of Common Stock that may be purchased is subject to adjustment upon the occurrence of certain events including a dividend distribution to the Company's stockholders, or a subdivision, combination or reclassification of the outstanding shares of Common Stock. Further, the Warrant exercise price is subject to adjustment in the event the Company issues additional stock or rights to acquire stock at a price per share that is less than the current market price per share of Common Stock on the record date established for the issuance of additional stock or rights to acquire stock. The term "current market price" is defined as the average of the daily closing prices for the 20 consecutive trading days ending three days prior to the record date. However, the Warrant exercise price will not be adjusted in the case of the issuance or exercise of options pursuant to the Company's stock option plans, the issuance or exercise of the Underwriters' Warrants (or the Warrants included therein), or any other options or warrants outstanding as of the date of this Offering. The Warrant exercise price is also subject to adjustment in the event of a consolidation or merger where a distribution by the Company is made to a stockholder of the Company's assets or evidences of indebtedness (other than cash or stock dividends) or pursuant to certain subscription rights or other rights to acquire Common Stock.

         In order for a holder to exercise his Warrants, there must be a current registration statement on file with the Commission and various state securities commissions to cover registration of the shares of Common Stock underlying the Warrants. The Company intends to maintain a current registration statement while the Warrants are exercisable. The maintenance of a currently effective registration statement could result in substantial expense to the Company, and there is no assurance that the Company will be able to maintain a current registration statement covering the shares issuable upon exercise of the Warrants. The Company believes it will be to qualify the shares of Common Stock underlying the Warrants for sale in those states where the Securities are to be offered. The Warrantholders may be deprived of any value for the Warrants if a current prospectus covering the shares issuable upon the exercise thereof is not kept effective or if such underlying shares are not qualified in the states in which the holders of the Warrants reside.
In addition, if the Company merges with a business which does not have and cannot obtain audited financial statements, holders of the Warrants will be unable to exercise their Warrants because the Company will be unable to provide a current prospectus.

         The Warrants may be exercisable on surrender of the applicable Warrant certificate on or prior to expiration of the applicable Warrant exercise period, with the form on the reverse side of the certificate executed as indicated, and accompanied by payment of the full exercise price for the number of Warrants being exercised. Subject to certain limitations, a commission is payable to the Underwriters upon exercise of the Warrants. See "Underwriting."

1996 WARRANTS

         Each of the 500,025 outstanding 1996 Warrants entitles the holder thereof to purchase, up until May 15, 2000, one share of Common Stock at an exercise price of $4.50 per share, subject to adjustment in certain circumstances. The Company may redeem the 1996 Warrants for $.01 per warrant at any time after November 15, 1997 and until such warrants expire on May 15, 2000, when the average of the daily closing bid price of the Common Stock equals $9.00 or more per share on any 20 consecutive trading days ending within 15 days of the date on which notice of redemption is given. The Company will provide holders of the 1996 Warrants with at least 30 days written notice of the Company's intention to redeem the 1996 Warrants. See "The Company -- Recent Financings," "-- Bridge Financing" and "Shares Eligible for Future Sale -- Lock-up Agreements."

CLASS A WARRANTS

         The Company has outstanding 63,334 Class A Warrants, with each Class A Warrant entitling the holder thereof to purchase one share of Common Stock at an exercise price of $5.25 on or before December 31, 1997. The Class A Warrants were sold as part of an offering comprised of an aggregate of 3,333 shares of Common Stock and 66,667 Class A Warrants for an aggregate of $17,500 proceeds. On August 15, 1996, the holder of the Class A Warrants exercised 3,333 Class A Warrants and received 3,333 shares of Common Stock for $17,500. See "The Company -- Recent Financings."

BRIDGE FINANCING

         On November 15, 1996, the Company concluded the private sale of 25 Units (the "Units") for total proceeds of $625,000.00 (the "Bridge Financing"). Each Unit consisted of one share of Convertible Preferred Stock and 6,667 1996 Warrants. A total of 25 shares of Convertible Preferred Stock and 166,675 1996

Warrants were sold. Each 1996 Warrant entitles the holder thereof to purchase, for a period of 42 months after November 15, 1996, one share of the Common Stock at an exercise price of $4.50 per 1996 Warrant, subject to adjustment in certain circumstances. Under the terms of the Bridge Financing, the Company has the right to require the holders of the Convertible Preferred Stock to convert their shares into either (a) $25,000 and 4,167 shares of the Common Stock ("Option 1") or (b) 8,334 shares of Common Stock ("Option 2") if the Company is able to complete a public offering of its securities prior to November 15, 1997. Under either option, the investor will continue to hold the 1996 Warrants. If for any reason the Company does not complete a public offering of its securities by November 15, 1997, each share of Convertible Preferred Stock will be automatically converted into 8,334 shares of Common Stock. On March 6 1997, the Company offered to each holder of the Convertible Preferred Stock the option of either (i) receiving a refund of their cash investment with interest at 12% per annum as consideration for assigning their Convertible Preferred Stock and 1996 Warrants to the Company or (ii) agreeing to the conversion of their Convertible Preferred Stock at the completion of this Offering upon previously agreed terms along with the issuance of an additional 13,334 1996 Warrants for each share of Convertible Preferred Stock converted as further consideration for the agreement by the holders of Convertible Stock to waive certain registration rights and agreeing to certain lock-up provisions with respect to the Common Stock received on conversion of the Convertible Preferred Stock and the 1996 Warrants. The Company has been advised by all holders of the Convertible Preferred Stock that they will accept the latter option. See "Shares Eligible for Future Sale -- Lock-up Agreements."


         Argent Securities, Inc. ("Argent") acted as placement agent with regard to this private offering. As placement agent, Argent received a commission of eight percent of the offering proceeds (or $50,000), four percent of the offering proceeds (or $25,000) as additional compensation for investment banking services and three percent of the offering proceeds (or $18,750) for non-accountable expenses.


CERTAIN PROVISION OF THE ARTICLES OF INCORPORATION AND BYLAWS

         GENERAL. A number of provisions of the Articles of Incorporation ("Articles") and Bylaws ("Bylaws") of the Company concern matters of corporate governance and the rights of stockholders. The ability of the Board of Directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the Board of Directors (including takeovers which certain stockholders may deem to be in their best interests). To the extent takeover attempts are discouraged, temporary fluctuations in the market price of the Common Stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the Board to issue preferred stock without further stockholder action, also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if such removal or assumption would be beneficial to stockholders of the Company. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of the Common Stock. The Board of Directors believes that these provisions are appropriate to protect the interests of the Company and all of its stockholders.

         MEETINGS OF STOCKHOLDERS. The Bylaws provide that a special meeting of stockholders may be called by the President of the Company, the Board of Directors or the holders of not less than 10% of the outstanding Common Stock entitled to vote at such a meeting unless otherwise required by law. The Company's Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting, unless all stockholders entitled to vote are present and consent.

         INDEMNIFICATION AND LIMITATION OF LIABILITY. The Company's Articles provide that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any act or omission in good faith. By its terms, and in accordance with applicable state law, however, this provision does not eliminate or limit the liability of a director of the Company for any breach of duty based upon an act or omission (i) involving appropriation in violation of duty of any business opportunity of the Company, (ii) involving acts or omissions that are not in good faith or which involve intentional misconduct or a knowing violation of the law, or (iii) involving unlawful distributions or transactions from which the director derived an improper personal benefit. The Articles provide further that the Company shall indemnify its directors, except in such matters as to which the director shall be adjudged liable for his own negligence or intentional misconduct in the performance of his duty. A similar indemnification and limitation of liability provision in the Company's Bylaws also extends such protection to officers of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company is aware that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         AMENDMENT OF BYLAWS. The Bylaws provide that the Bylaws may be altered, amended or repealed by the Board of Directors. Such action by the Board of Directors requires the affirmative vote of a majority of the directors present at such meeting.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

         Upon the completion of this Offering and assuming conversion of the Convertible Preferred Stock, the Company's authorized but unissued capital stock will consist of approximately 9,778,172 million shares of Common Stock and 10,000,000 shares of preferred stock. One of the effects of the authorized, but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest or otherwise, and thereby to protect the continuity of the Company's management. If in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private or public offerings or other transactions that might prevent or render more difficult or costly the completion of the proposed takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block of institutional or other investors that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. In this regard, the Company's Articles grants the Board of Directors broad power to establish the rights and preferences of the authorized, but unissued preferred stock, one or more series of which would be issued entitling holders to vote separately as a class on any proposed merger or consolidation, to convert preferred stock into a larger number of shares of Common Stock or other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control, or to exercise other rights designed to impede a takeover. The issuance of shares of preferred stock pursuant to the Board's authority described above could decrease the amount of earnings and assets available for distribution to holders of Common Stock, and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control of the Company. The Board of Directors does not currently intend to seek stockholder approval prior to any issuance of authorized, but unissued stock, unless otherwise required by law.

TRANSFER AGENT

         The transfer agent for the Company's Common Stock and Warrant Agent for the Warrants is Securities Transfer Corporation, 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248.

                        SHARES ELIGIBLE FOR FUTURE SALE

         Sales of substantial amounts of Common Stock in the public market following the completion of the Offering could have an adverse effect on the market price of the Common Stock. Upon completion of the Offering, there will be approximately 4,221,633 (4,431,633 if the Underwriters' over-allotment option is exercised in full) shares of Common Stock outstanding, which includes the 104,175 shares of Common Stock issuable upon conversion of the Convertible
Preferred Stock.   The Securities offered hereby will be eligible for public
sale without restriction, except for shares purchased by affiliates of the Company (those controlling or controlled by or under common control with the Company and generally deemed to include officers and directors). Of the 4,221,633 shares of Common Stock to be outstanding after the Offering, 2,731,721 shares will be deemed "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. Additionally, there will be outstanding as of the closing of the Offering, options and warrants to purchase an aggregate 2,228,718 shares of Common Stock (2,438,718 if the Underwriters' over- allotment option is exercised in full), including
(i) 1,400,000 shares of Common Stock issuable upon exercise of the Warrants offered hereby, (ii) 140,000 shares issuable upon exercise of the Underwriters' Warrants, (iii) 500,025 shares issuable upon exercise of the 1996 Warrants,
(iv) 63,334 shares issuable upon exercise of the Class A Warrants, and (v) 125,359 shares of Common Stock issuable upon exercise of options granted to employees of the Company, which, when issued in connection with the terms of such options and warrants, will be restricted shares under the Securities Act. See "Management" and "Description of Securities."

         Effective April 29, 1997, the Commission adopted amendments to Rule 144 to shorten the holding period for restricted securities, generally being those securities purchased in unregistered private placements. As a result of these amendments, and subject to satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated into such affiliate), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume of the Common Stock during the four calendar
weeks preceding the sale.   Subject to the volume and holding period
limitations of Rule 144 and the lock-up agreements described below, 2,460,879 outstanding shares of Common Stock are eligible for sale under Rule 144 after the completion of the Offering. Holders of approximately 1,376,221 shares of Common Stock, including the holders of the Convertible Preferred Stock, officers and directors of the Company, will agree to "lock-up" their shares of Common Stock for periods ranging from 18 to 60 months after the completion of the Offering. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144(k) without regard to any of the limitations described above. As of the commencement of the Offering, no restricted shares of Common Stock would be eligible for sale under the provisions of Rule 144(k).

         The possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect the prevailing market price for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

REGISTRATION RIGHTS

         The holders of the Underwriters' Warrants have been granted registration rights to require the Company, at the Company's expense, to register under the Securities Act the 140,000 Underwriters' Warrants and the 140,000 shares of Common Stock underlying the Underwriters' Warrants. See "Underwriting." The holders of the Convertible Preferred Stock have certain registration rights with respect to the 500,025 shares of Common Stock issuable upon exercise of the 1996 Warrants. Any exercise of such registration rights by the holders of these securities may hinder the Company's efforts to obtain future financing and may have an adverse effect on the market price of the Common Stock.

LOCK-UP AGREEMENTS

         The holders of the Convertible Preferred Stock have agreed not to sell or otherwise dispose, for a period of 18 months after the completion of this Offering, any of the 104,175 shares of Common Stock to be issued upon conversion of the Convertible Preferred Stock, the 1996 Warrants or 500,025 shares of Common Stock issuable upon exercise of the 1996 Warrants; provided the shares of Common Stock issuable upon exercise of the 1996 Warrants are subject to demand registration rights and may be subsequently sold by the holders thereof if the Company calls for the redemption of the Warrants or 1996 Warrants within 18 months after the completion of this Offering. See "Description of Securities -- Bridge Financing."

         All officers and directors of the Company who are existing stockholders of the Company have agreed not to sell or dispose of any shares of Common Stock held by them without the prior written consent of the Representative until two years after the effective date of this Offering. Furthermore, officers and directors whose total compensation is more than $100,000 per year, or who own 5% or more of the Company's outstanding securities, have agreed to enter into a compensation and lock-up agreement for a period of five years to commence upon completion of this Offering. Officers and directors of the Company who are subject to a five-year lock-up provision shall have the right to have such restriction released at a rate of 20% per annum for a period of five years based upon the Company's achievement of certain goals with respect to the following: (i) annual revenue growth of 20% or more, (ii) annual earnings per share growth of 20% or more, and (iii) annual price of stock growth of 20% or more. With regard to V. Lynn Graybill, the Chairman of the Board and Chief Executive Officer of the Company, the afore-referenced lock-up provisions, to which Mr. Graybill would be subject, will be terminated after the termination of Mr. Graybill's Employment Agreement, unless such Agreement is otherwise extended. See "Management -- Employment Agreements."

                                  UNDERWRITING


         The underwriters named below (the "Underwriters") for whom J.P. Turner & Company, L.L.C. is acting as Representative (the "Representative"), have severally agreed, subject to the terms and conditions of the Underwriting Agreement between the Company and the Representative (the "Underwriting Agreement"), to purchase from the Company, and the Company has agreed to sell to the Underwriter, the aggregate number of shares of Common Stock and Warrants set forth opposite their names below:



                                           Number of             Number of
 Underwriters                                Shares               Warrants
 ------------                                ------               --------
 J.P. Turner & Company, L.L.C. . . .

                                      --------------------  --------------------

         Total   . . . . . . . . . .
                                      ====================  ====================


         The Underwriters are committed to purchase and pay for all of the shares of Common Stock and Warrants offered hereby if any shares of Common Stock and Warrants are purchased. The shares of Common Stock and Warrants subject to this Offering are being offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by counsel and to various other conditions.

         The Underwriters have advised the Company that the Underwriters propose to offer the shares of Common Stock and Warrants subject to this Offering to the public at the public offering price set forth on the cover page of this Prospectus. The Underwriters may allow to certain dealers who are members of the NASD a concession not in excess of $.___ per share of Common Stock and at $.___ per Warrant and such dealers may reallow a concession of not in excess $.___ per share of Common Stock and $.___ per Warrant to certain other dealers who are members of the NASD.

         The Company has granted to the Representative an option, exercisable for 45 days from the date of this Prospectus, to purchase up to 210,000 additional shares of Common Stock and 210,000 additional Warrants at the public offering price set forth on the cover page of this Prospectus, less underwriting discounts and commissions. The Representative may exercise this option on one occasion, in whole or in part, solely for the purpose of covering over- allotments, if any, made in connection with the sale of the shares of Common Stock and Warrants offered hereby.

         In connection with this Offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common

Stock and Warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock or Warrants for the purpose of stabilizing their respective market prices. The Underwriters also may create a short position for the account of the Underwriters by selling more shares of Common Stock or Warrants in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase shares of Common Stock or Warrants in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position by exercising the over-allotment option. In addition, the Representative, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of other Underwriters, the selling concession with respect to shares of Common Stock and Warrants that are distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock and Warrants at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

         The Company has agreed with the Representative that the Company will pay to the Underwriters a warrant solicitation fee (the "Warrant Solicitation Fee") equal to 5% of the exercise price of the Warrants which are exercised pursuant to a solicitation of exercise of the Warrants or in connection with a redemption and to the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Commission (including NASD Notice to Members 81-38). Such Warrant Solicitation Fee will be paid to the Underwriters if (a) the market price of the Common Stock on the date that any Warrant is exercised is greater than the exercise price of the Warrant; (b) the exercise of such Warrant was solicited by the Underwriters; (c) prior specific written approval for exercise is received from the customer if the Warrant is held in a discretionary account; (d) disclosure of this compensation agreement is made prior to or upon the exercise of such Warrant; (e) solicitation of the exercise is not in violation of Regulation M of the Exchange Act; (f) the Underwriters provided bona fide services in exchange for the Warrant Solicitation Fee; and
(g) the Underwriters have been specifically designated in writing by the holders of the Warrants as the broker. Unless granted an exemption by the Commission from Regulation M under the Exchange Act, the Underwriters will be prohibited from engaging in any market making activities or solicited brokerage activities with respect to the Securities for the period from five business days prior to any solicitation by the Underwriters of the Exercise of any Warrant until the termination of such solicitation activity by the Underwriters. The foregoing five-day restriction period is reduced by one day where the security has an average daily trading volume of $100,000 and the public float for the issuer's equity securities is at least $25 million; and there is no restrictive period where the average daily trading volume of the security is $1 million and the public float for the issuer's equity securities is at least $150 million. As a result, the Underwriters may be unable to continue to provide a market for the Securities during certain periods while the Warrants are exercisable.

         The Representative has informed the Company that the Underwriters do not intend to confirm sales of shares of Common Stock or Warrants offered hereby to any accounts over which they exercise discretionary authority.

         Prior to this Offering, the Company's Common Stock has been traded on the NASD Electronic Bulletin Board. As a result, the public offering price of the Common Stock offered hereby has been determined by negotiations among the Company and the Representatives based on the prior trading history of the Company's Common Stock.

         The Company has agreed to pay to the Representatives a non-accountable expense allowance of three percent of the gross proceeds of this Offering, none of which has been paid to date. The Company also has agreed to pay all expenses in connection with registering or qualifying the shares of Common Stock and Warrants offered hereby for sale under the laws of the states in which the Securities are sold by the Underwriters (including expenses of counsel retained for such purpose by the Underwriters) and the expense of all pre- and post-closing advertisements relating to this Offering.

         The Company has agreed to sell to the Representative for an aggregate purchase price of $140 ($.001 per warrant), warrants entitling the Representative to purchase from the Company 140,000 shares of Common

Stock and 140,000 Warrants (10 percent of the securities sold in the Offering) at an exercise price of 145% of the price per share of Common Stock offered hereby and 145% of the price per Warrant offered hereby. The Underwriters' Warrants may not be transferred or exercised for one year from the date of this Prospectus, except to officers and partners of the Underwriters or members of the underwriting or selling group, if any, and are exercisable during the year-year period commencing one year from the date of this Prospectus (the "Warrant Exercise Term").

         During the Warrant Exercise Term, the holders of the Underwriters' Warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the Company's Common Stock. To the extent that the Underwriters' Warrants are exercised, dilution to the percentage ownership of the Company's stockholders will occur. Further, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the Underwriters' Warrants may be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain additional equity capital on terms more favorable to the company than those provided in the Underwriters' Warrants. Any profit realized by the Representative on sale of the Underwriters' Warrants or the underlying securities may be deemed additional underwriting compensation. The Company has further agreed to place an indeterminable number of shares of Common Stock, underlying the exercise of the Underwriters' Warrants, including additional shares of Common Stock issuable in the event any of the anti-dilution provisions set forth in the instruments evidencing such Underwriters' Warrants are triggered. Subject to certain limitations and exclusions, the Company has agreed, at the request of the holders of a majority of the Underwriters' Warrants, to register the Underwriters' Warrants, and the underlying shares of Common Stock, under the Securities Act on two occasions during the Warrant Exercise Term; one such occasion shall be at the Company's expense. The Company has also agreed to include such Underwriters' Warrants and underlying shares of Common Stock in any appropriate registration statement filed by the Company for five years from the date of this Prospectus. See "Shares Eligible for Future Sale."

         All officers and directors, as of the Effective Date, have agreed with the Representative in writing not to sell, assign or transfer any of their shares of the Company's securities without the Representative's prior written consent for periods ranging from 18 to 60 months from the Effective Date, subject to certain conditions. Also, the holders of the Company's Convertible Preferred Stock have agreed to certain lock-up provisions for the securities received upon redemption of the Convertible Preferred Stock for 18 months, subject to certain conditions. See "Shares Eligible for Future Sale -- Lock-up Agreement."

         The Company has agreed to enter into a financial advisory agreement with the Representative for them to offer financial consulting services to the Company for a period of two years commencing on the closing date of the Offering for an aggregate of $48,000, which amount shall be prepaid in full at the closing of the Offering. Such consulting services are to include evaluating the Company's capital requirements for future growth and expansion, advising the Company as to alternative methods and sources of financing and advising management of the Company regarding potential business opportunities. If the Representative originates a financing or a merger, acquisition, joint venture or other transaction to which the Company is a party, the Representative will be entitled to receive a finder's fee in consideration for origination of such transaction. Such finder's fee shall be calculated as a percentage of the value of the applicable transaction in accordance with the following schedule: 5% on the first $1,000,000; 4% on the amount from $1,000,001 to $2,000,000; 3% on the amount from $2,000,001 to $3,000,000; 2% on the amount from $3,000,001 to $4,000,000; 1% on the amount from $4,000,001 to
$5,000,000; and 1% on the amount above $5,000,000.

         The Representative will have the right, for a period of five years following the completion of this Offering or until the Underwriters' Warrants have been exercised in full, whichever comes first, to each designate a nominee for election to the Board or, in lieu thereof, to have a representative attend all Board meetings of the Company. Any such nominee may be a director, officer, partner, employee or affiliate of the Representative. The Company (and its current directors and officers) have agreed to support any such nominee designated by the Representative. The Representative has advised the Company that they have not presently identified any designees to nominate for election to the Board.

         The Company has agreed that, for a period of two years from the closing of the Offering, without the consent of the Representative, it shall not redeem or issue any of its securities or pay any dividends, or make any other cash distributions in respect of its securities, in excess of the amount of the Company's current or retained earnings recognized from and after the closing date. See "Dividend Policy."

         For a period of four years following the completion of this Offering, the officers and directors of the Company have agreed to effect any permitted sales of their shares of Common Stock through the Representative provided that the price and terms of executed offered by the Representative are at least as favorable as those that may be obtained from other brokerage firms.

         The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

         The foregoing includes a summary of the principal terms of the Underwriting Agreement and does not purport to be complete. Reference is made to the copy of the form of Underwriting Agreement filed as an exhibit to the Company's Registration Statement of which this Prospectus forms a part.

                                 LEGAL MATTERS

         Certain legal matters in connection with the validity of the Securities offered hereby are being passed upon for the Company by Looper, Reed, Mark & McGraw Incorporated, Dallas, Texas. Certain legal matters in connection with this Offering will be passed upon for the Underwriters by Johnson & Montgomery, Atlanta, Georgia. Richard B. Goodner, a member of Looper, Reed, Mark & McGraw Incorporated, owns 12,000 shares of Common Stock of the Company.

                                    EXPERTS

         The consolidated financial statements for fiscal years ended December 31, 1996, 1995 and 1994 for the Company, to the extent of and for the periods indicated in the reports, have been audited by S. W. Hatfield + Associates, independent certified public accountants, and are included in this Prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS



                                                                       Page
                                                                       ----
INDEX TO FINANCIAL STATEMENTS                                           F-1

KARTS INTERNATIONAL INCORPORATED
   Consolidated Balance Sheets
       as of June 30, 1997 and December 31, 1996                        F-2
   Consolidated Statement of Operations
       for the six months ended June 30, 1997 and 1996                  F-4
   Consolidated Statements of Cash Flows
       for the six months ended June 30, 1997 and 1996                  F-5
   Notes to Consolidated Financial Statements                           F-7
   Report of Independent Certified Public Accountants                   F-9
   Consolidated Balance Sheets
       as of December 31, 1996 and 1995                                F-10
   Consolidated Statements of Operations
       for the years ended December 31, 1996 and 1995                  F-12
   Consolidated Statement of Changes in Shareholders' Equity
       for the years ended December 31, 1996 and 1995                  F-13
   Consolidated Statements of Cash Flows
       for the years ended December 31, 1996 and 1995                  F-16
   Notes to Consolidated Financial Statements                          F-18
   Introduction to Proforma Consolidated Financial Information         F-35
   Proforma Consolidated Statement of Income
       for the year ended December 31, 1996                            F-36
   Proforma Consolidated Statement of Income
       for the year ended December 31, 1995                            F-37
   Proforma Consolidated Statement of Income
       for the year ended December 31, 1994                            F-38
   Notes to Proforma Consolidated Financial Information                F-39

BRISTER'S THUNDER KARTS, INC.
   Balance Sheet as of March 31, 1996                                  F-40
   Statement of Income and Changes in Retained Earnings
       for the three months ended March 31, 1996                       F-41
   Statement of Cash Flows
       for the three months ended March 31, 1996                       F-42
   Notes to Financial Statements                                       F-43
   Report of Independent Certified Public Accountants                  F-47
   Balance Sheets as of December 31, 1995 and 1994                     F-48
   Statements of Income
       for the years ended December 31, 1995 and 1994                  F-49
   Statement of Changes in Shareholder's Equity
       for the years ended December 31, 1995 and 1994                  F-50
   Statements of Cash Flows
       for the years ended December 31, 1995 and 1994                  F-51
   Notes to Financial Statements                                       F-53


               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                      June 30, 1997 and December 31, 1996




                                     ASSETS
                                                   (Unaudited)       (Audited)
                                                     June 30,       December 31,
                                                      1997              1996
                                                   -----------      ------------
CURRENT ASSETS
   Cash on hand and in bank                        $   474,241      $    630,028
   Accounts receivable
      Trade, net of allowance for doubtful
         accounts of approximately $2,515
         and $5,000, respectively                      312,787         1,795,802
      Other                                               --               1,052
   Inventory                                           943,971           958,381
   Prepaid expenses                                    250,808             6,027
                                                   -----------      ------------
         TOTAL CURRENT ASSETS                        1,981,807         3,391,290
                                                   -----------      ------------

PROPERTY AND EQUIPMENT - AT COST
   Buildings and related improvements                  572,197           331,360
   Equipment                                           463,623           317,665
   Furniture and fixtures                               69,471            65,299
   Vehicles                                             77,820            57,050
                                                   -----------      ------------
                                                     1,183,111           771,374
   Less accumulated depreciation                       (88,108)          (34,598)
                                                   -----------      ------------
                                                     1,095,003           736,776
   Land                                                 32,800            32,800
                                                   -----------      ------------
         NET PROPERTY AND EQUIPMENT                  1,127,803           769,576
                                                   -----------      ------------

OTHER ASSETS
   Deposits and other                                   83,165            19,060
   Organization costs, net of accumulated
      amortization of $28,065 and $17,139
      respectively                                      81,190            92,116
   Loan costs, net of accumulated amortization
      of $68,560 and $20,120, respectively              53,473           101,913
   Goodwill, net of accumulated amortization
      of $268,474 and $151,286, respectively         5,590,949         5,708,137
                                                   -----------      ------------
         TOTAL OTHER ASSETS                          5,808,777         5,921,226
                                                   -----------      ------------

TOTAL ASSETS                                       $ 8,918,387      $ 10,082,092
                                                   ===========      ============



                                 - CONTINUED -

The accompanying notes are an integral part of these consolidated financial statements.

The financial information presented herein has been prepared by management without audit by independent certified public accountants.
                                                                            F-2

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS - CONTINUED
                      June 30, 1997 and December 31, 1996


                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                       (Unaudited)       (Audited)
                                                                         June 30,       December 31,
                                                                          1997              1996
                                                                       -----------      ------------
CURRENT LIABILITIES
   Note payable to a bank                                              $   417,690      $    140,020
   Current portion of long-term debt                                       111,196           116,390
   Accounts payable - trade                                                469,117           766,833
   Accrued liabilities                                                      43,642            90,472
   Accrued income taxes payable                                             85,042           269,217
                                                                       -----------      ------------
         TOTAL CURRENT LIABILITIES                                       1,126,687         1,382,932
                                                                       -----------      ------------

LONG-TERM LIABILITIES
   Long-term debt, net of current maturities
      Related parties                                                    3,200,000         3,200,000
      Banks and individuals                                                148,782           132,660
                                                                       -----------      ------------

         TOTAL LIABILITIES                                               4,475,469         4,715,592
                                                                       -----------      ------------
COMMITMENTS AND CONTINGENCIES

CONVERTIBLE PREFERRED STOCK
   $0.001 par value. 25 shares allocated, issued and
      outstanding                                                          625,000           625,000
                                                                       -----------      ------------

SHAREHOLDERS' EQUITY
   Preferred stock - $0.001 par value.  10,000,000 shares
      authorized.  None issued and outstanding                                --                --
   Common stock - $0.001 par value.  14,000,000 shares
      authorized.  2,717,458 issued and outstanding, respectively            2,718             2,718
   Additional paid-in capital                                            6,190,192         6,190,192
   Accumulated deficit                                                  (2,374,992)       (1,451,410)
                                                                       -----------      ------------
         TOTAL SHAREHOLDERS' EQUITY                                      3,817,918         4,741,500
                                                                       -----------      ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                             $ 8,918,387      $ 10,082,092
                                                                       ===========      ============



The accompanying notes are an integral part of these consolidated financial statements.

The financial information presented herein has been prepared by management without audit by independent certified public accountants.
                                                                            F-3

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
               Six and three months ended June 30, 1997 and 1996



                                        (Unaudited)       (Unaudited)       (Unaudited)       (Unaudited)
                                         Six months        Six months       Three months      Three months
                                           ended             ended             ended             ended
                                          June 30,          June 30,          June 30,          June 30,
                                            1997              1996              1997              1996
                                        ------------      ------------      ------------      ------------
REVENUES
   Kart sales                            $ 2,515,232       $ 1,150,153       $ 1,214,448       $ 1,150,153
                                         -----------       -----------       -----------       -----------

COST OF SALES
   Purchases and direct expenses           2,151,651           707,284         1,018,704           707,284
   Depreciation                               45,568            11,293            24,085            11,293
                                         -----------       -----------       -----------       -----------
      TOTAL COST OF SALES                  2,197,219           718,577         1,042,789           718,577
                                         -----------       -----------       -----------       -----------

GROSS PROFIT                                 318,013           431,576           171,659           431,576
                                         -----------       -----------       -----------       -----------

OPERATING EXPENSES
   Research and development
      expenses                                21,857              --              21,857              --
   Selling, general and
      administrative expenses                834,801           292,264           353,273           289,492
   Compensation expense related
      to common stock issuances
      at less than "fair value" for
      reorganization, restructuring
      and consulting costs                      --           1,430,287              --                --
   Depreciation and amortization             176,816            52,946            97,163            52,507
                                         -----------       -----------       -----------       -----------
      TOTAL OPERATING EXPENSES             1,033,474         1,775,497           472,293           341,999
                                         -----------       -----------       -----------       -----------

INCOME (LOSS) FROM OPERATIONS               (715,461)       (1,343,921)         (300,634)           89,577

OTHER INCOME (EXPENSES)
   Interest and other miscellaneous           60,822            (4,639)            9,536            (4,639)
   Interest expense                         (268,943)         (136,174)         (113,595)         (121,459)
                                         -----------       -----------       -----------       -----------

LOSS BEFORE INCOME TAXES                    (923,582)       (1,484,734)         (404,693)          (36,521)

INCOME TAX (EXPENSE) BENEFIT                    --               4,305              --               4,305
                                         -----------       -----------       -----------       -----------

NET LOSS                                 $  (923,582)      $(1,480,429)      $  (404,693)      $   (32,216)
                                         ===========       ===========       ===========       ===========

Loss per share of common
   stock outstanding                     $     (0.37)      $     (1.04)      $     (0.16)      $     (0.01)
                                         ===========       ===========       ===========       ===========

Weighted-average number
   of shares outstanding                   2,509,415         1,418,602         2,509,415         2,312,143
                                         ===========       ===========       ===========       ===========


The accompanying notes are an integral part of these consolidated financial statements.

The financial information presented herein has been prepared by management without audit by independent certified public accountants.
                                                                            F-4

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    Six months ended June 30, 1997 and 1996




                                                                     (Unaudited)        (Unaudited)
                                                                      Six months        Six months
                                                                        ended             ended
                                                                       June 30,          June 30,
                                                                         1997              1996
                                                                      -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                           $  (923,582)      $(1,480,429)
   Adjustments to reconcile net income to net cash
      provided by operating activities
         Depreciation and amortization                                    240,296            64,239
         Reorganization and restructuring costs and
            related effect of common stock issuances
            at less than "fair value"                                        --           1,430,287
         Operating expenses paid with common stock                           --              15,000
         (Increase) decrease in
            Accounts receivable                                         1,484,067            63,404
            Inventory                                                      14,410          (226,210)
            Prepaid expenses and other                                   (308,886)           (3,939)
         Increase (decrease) in
            Accounts payable and other accrued liabilities               (528,721)          162,764
                                                                      -----------       -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                 (22,416)           25,116
                                                                      -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Cash paid for acquisition of Brister's Thunder Karts, Inc.                --          (2,256,065)
   Cash acquired in acquisition of Brister's Thunder Karts, Inc.             --             488,047
   Cash paid for reorganization expenses                                     --             (52,690)
   Proceeds from sale of fixed assets                                       6,666              --
   Purchases of property and equipment                                   (428,635)          (31,280)
                                                                      -----------       -----------
NET CASH USED IN INVESTING ACTIVITIES                                    (421,969)       (1,851,988)
                                                                      -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Cash received from sale of common stock                                   --             527,389
   Cash paid for brokerage and placement fees
      related to sale of common stock                                        --            (163,100)
   Proceeds from long-term borrowings                                        --           2,000,000
   Payments on long-term borrowings                                          --             (84,365)
   Proceeds from bank line of credit                                      288,598              --
   Cash paid for loan costs                                                  --             (16,783)
                                                                      -----------       -----------
NET CASH USED IN FINANCING ACTIVITIES                                     288,598         2,263,141
                                                                      -----------       -----------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                         (155,787)          436,269

Cash and cash equivalents at beginning of period                          630,028              --
                                                                      -----------       -----------

Cash and cash equivalents at end of period                            $   474,241       $   436,269
                                                                      ===========       ===========



The accompanying notes are an integral part of these consolidated financial statements.

The financial information presented herein has been prepared by management without audit by independent certified public accountants.
                                                                            F-5

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                    Six months ended June 30, 1997 and 1996



                                                                 (Unaudited)       (Unaudited)
                                                                 Six months         Six months
                                                                    ended             ended
                                                                   June 30,          June 30,
                                                                     1997              1996
                                                                --------------      ----------
SUPPLEMENTAL DISCLOSURES OF INTEREST AND INCOME TAXES PAID

      Interest paid during the period                           $      284,130      $  135,735
                                                                ==============      ==========

      Income taxes paid (refunded)                              $      184,175      $    8,059
                                                                ==============      ==========


SUPPLEMENTAL DISCLOSURE OF NON-CASH
   INVESTING AND FINANCING ACTIVITIES

      Acquisition price of Brister's Thunder Karts, Inc.
         settled with common stock and notes payable            $         --        $4,100,000
                                                                ==============      ==========

      Loan origination fees settled with common stock           $         --        $   10,500
                                                                ==============      ==========



The accompanying notes are an integral part of these consolidated financial statements.

The financial information presented herein has been prepared by management without audit by independent certified public accountants.
                                                                            F-6

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

Karts International Incorporated (formerly Sarah Acquisition Corporation) (Company) was originally incorporated on February 28, 1984 as Rapholz Silver Hunt, Inc. under the laws of the State of Florida. In June 1984, April 1986, and November 1987, respectively, the Company changed its corporate name to Great Colorado Silver, Inc., Great Colorado Silver Valley Development Company and J. R. Gold Mines, Inc. In January 1996, the Company changed its corporate name to Sarah Acquisition Corporation.

On February 23, 1996, the Company was reincorporated in the State of Nevada by means of a merger with and into Karts International Incorporated, a Nevada corporation incorporated on February 21, 1996. The Company was the surviving entity and changed its corporate name to Karts International Incorporated. The reincorporation merger had the effect of a one for 250 reverse split of the Company's issued and outstanding common stock.

The reincorporation merger also modified the Company's capital structure to authorize the issuance of up to 20,000,000 shares of $0.001 par value common stock and authorized the issuance of up to 10,000,000 shares of $0.001 par value Preferred Stock. On February 28, 1997, to be effective on March 24, 1997, the Company's Board of Directors approved a two (2) for three (3) reverse stock split and a corresponding reduction of the authorized shares of common stock in anticipation of a proposed underwritten public offering of the Company's common stock during 1997. The issued and outstanding shares of common stock shown in the accompanying financial statements reflect the ultimate effect of the March 24, 1997 reverse stock split as if this second reverse split had occurred as of the beginning of the first period presented in the accompanying consolidated financial statements.

On March 15, 1996, effective at the close of business on March 31, 1996, the Company acquired 100.0% of the issued and outstanding stock of Brister's Thunder Karts, Inc. (a Louisiana corporation), a "fun kart" manufacturer located in Roseland, Louisiana for total consideration of approximately $6,100,000. This acquisition was accounted for as a purchase.

On November 20, 1996, effective at the close of business on November 21, 1996, the Company acquired 100.0% of the issued and outstanding stock of USA Industries, Inc. (an Alabama corporation), a "fun kart" manufacturer located in Prattville, Alabama for total consideration of approximately $1,000,000. This acquisition was accounted for as a purchase.

During interim periods, the Company follows the accounting policies set forth in its audited financial statements as of and for the year ended December 31, 1996 presented elsewhere in this section. The December 31, 1996 balance sheet data was derived from audited financial statements of the Company, but does not include all disclosures required by generally accepted accounting principles. Users of financial information provided for interim periods should refer to the annual financial information and footnotes contained elsewhere in this section when reviewing the interim financial results presented herein.

In the opinion of management, the accompanying interim financial statements are unaudited, prepared in accordance with the instructions for Form 10-QSB and contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations and cash flows of the Company for the respective interim periods presented. The current period results of operations are not necessarily indicative of results which ultimately will be reported for the full fiscal year ending December 31, 1997.

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE 1 - BASIS OF PRESENTATION - CONTINUED

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company has a concentration of key raw material suppliers for kart engines. In the event of any disruption in engine availability, if any, the Company may experience a negative economic impact. The Company does not anticipate any foreseeable interruption in engine availability and believes that alternate suppliers are available.

The accompanying consolidated financial statements contain the accounts of Karts International Incorporated and its wholly-owned subsidiaries, Brister's Thunder Karts, Inc. and USA Industries, Inc, as appropriate based upon their respective acquisition date(s). All significant intercompany transactions have been eliminated. The consolidated entities are collectively referred to as Company.

NOTE 2 - LITIGATION

The Company's subsidiaries continue as named defendant in several product liability lawsuits related to its "fun karts". The Company and its subsidiaries continue to have commercial liability coverage to cover these exposures with a $50,000 per claim self-insurance clause. The Company is vigorously contesting each lawsuit and has accrued management's estimation of the Company's exposure in each situation. Additionally, the Company maintains a reserve for future litigation equal to the "per claim" self-insurance amount times the four-year rolling average of lawsuits filed naming the Company as a defendant.

On February 7, 1997, litigation was filed against the Company and Brister's in an action to have Brister's product liability insurance coverage (discussed in the preceding paragraph) declared null and void as a result of a payment by Brister's insurance underwriter in settlement of a product liability lawsuit. Legal counsel continues to be of the opinion that this action has questionable merit and the determination of an outcome, if any, is unpredictable at this time. The Company is vigorously defending the action. Additionally, the Company is pursuing a counteraction against the underwriter's agent for potential misrepresentations made by the agent to the underwriter regarding Brister's during the acquisition of the aforementioned commercial liability insurance coverage.

The Company anticipates no material impact to either the results of operations, its financial condition or liquidity based on the uncertainty of outcome, if any, of existing litigation, either collectively and/or individually, at this time.

NOTE 3 - CALCULATION OF EARNINGS PER SHARE


                                                                    As of             As of
                                                                June 30, 1997     June 30, 1996
                                                                -------------     -------------
Weighted-average shares outstanding                                2,717,458         1,567,320
Exclusion of contingent shares issued in escrow transaction         (233,333)         (148,718)
Net effect of dilutive stock options and warrants based on
   the treasury stock method using average market price               25,460              --
                                                                 -----------       -----------
   Total weighted-average shares outstanding                       2,509,585         1,418,602
                                                                 ===========       ===========
   Net loss                                                      $  (923,582)      $(1,480,429)
                                                                 ===========       ===========
   Per share amount                                              $     (0.37)      $     (1.04)
                                                                 ===========       ===========



The convertible preferred stock is considered anti-dilutive for the six months ended June 30, 1997 and 1996, respectively.

                   [S. W. HATFIELD + ASSOCIATES LETTERHEAD]


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Shareholders
Karts International Incorporated
    (formerly Sarah Acquisition Corporation)

We have audited the accompanying consolidated balance sheets of Karts International Incorporated (a Nevada corporation) (formerly Sarah Acquisition Corporation, a Florida corporation) and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Karts International Incorporated (formerly Sarah Acquisition Corporation) and Subsidiaries as of December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the years then ended in conformity with generally accepted accounting principles.

                                                 /s/ S. W. HATFIELD + ASSOCIATES

                                                 S. W. HATFIELD + ASSOCIATES


Dallas, Texas
February 28, 1997 (except for
   Note I as to which the date
   is March 6, 1997)

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)
                           CONSOLIDATED BALANCE SHEET
                           December 31, 1996 and 1995


                                     ASSETS


                                                                           1996               1995
                                                                       ------------      --------------
CURRENT ASSETS
   Cash on hand and in bank                                            $    630,028      $         --
   Accounts receivable
     Trade, net of allowance for doubtful accounts
       of $5,000 and $-0-, respectively                                   1,795,802                --
     Other                                                                    1,052                --
   Inventory                                                                958,381                --
   Prepaid expenses                                                           6,027                --
                                                                       ------------      --------------

     TOTAL CURRENT ASSETS                                                 3,391,290                --
                                                                       ------------      --------------


PROPERTY AND EQUIPMENT - AT COST                                            771,374                --
   Accumulated depreciation                                                 (34,598)               --
                                                                       ------------      --------------
                                                                            736,776                --
Land                                                                         32,800                --
                                                                       ------------      --------------

     NET PROPERTY AND EQUIPMENT                                             769,576                --
                                                                       ------------      --------------


OTHER ASSETS
   Deposits and other                                                        19,060                --
   Loan costs, net of accumulated
     amortization of approximately $20,120 and $-0-, respectively           101,913                --
   Organization costs, net of accumulated
     amortization of approximately $17,139 and $-0-, respectively            92,116                --
   Goodwill, net of accumulated
     amortization of approximately $151,286 and $-0-, respectively        5,708,137                --
                                                                       ------------      --------------

     TOTAL OTHER ASSETS                                                   5,921,226                --
                                                                       ------------      --------------

     TOTAL ASSETS                                                      $ 10,082,092      $         --
                                                                       ============      ==============



                                 - CONTINUED -


The accompanying notes are an integral part of these consolidated financial statements.

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)
                     CONSOLIDATED BALANCE SHEET - CONTINUED
                           December 31, 1996 and 1995


                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                              1996           1995
                                                          ------------      ---------
CURRENT LIABILITIES
   Notes payable to banks                                 $    140,020      $    --
   Current maturities of notes payable                         116,390           --
   Accounts payable - trade                                    766,833          4,010
   Other accrued liabilities
     Payroll and sales taxes payable                            55,944           --
     Interest payable                                           33,099           --
     Other                                                       1,429           --
   Federal and State income taxes payable                      269,217           --
                                                          ------------      ---------

     TOTAL CURRENT LIABILITIES                               1,382,932          4,010
                                                          ------------      ---------

LONG-TERM LIABILITIES
   Notes payable, net of current maturities
     Related parties                                         3,200,000           --
     Banks and individuals                                     132,660           --
                                                          ------------      ---------

     TOTAL LIABILITIES                                       4,715,592          4,010
                                                          ------------      ---------

COMMITMENTS AND CONTINGENCIES

CONVERTIBLE PREFERRED STOCK
   $0.001 par value.  25 shares allocated,
     issued and outstanding                                    625,000           --
                                                          ------------      ---------

SHAREHOLDERS' EQUITY
   Preferred stock - $0.001 par value 10,000,000
     shares authorized, 25 shares allocated; -0- and
     -0- shares issued and outstanding, respectively              --             --
   Common stock - $0.001 par value 14,000,000
     shares authorized; 2,717,458 and 83,441 shares
     issued and outstanding, respectively                        2,718             83
   Additional paid-in capital                                6,190,192        487,751
   Accumulated deficit                                      (1,451,410)      (491,844)
                                                          ------------      ---------

     TOTAL SHAREHOLDERS' EQUITY                              4,741,500         (4,010)
                                                          ------------      ---------

TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                                   $ 10,082,092      $    --
                                                          ============      =========



The accompanying notes are an integral part of these consolidated financial statements.

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                     Years ended December 31, 1996 and 1995


                                               1996           1995
                                           -----------      ---------
REVENUES
   Kart sales                              $ 8,327,316      $    --
                                           -----------      ---------

COST OF SALES
   Purchases                                 4,910,692           --
   Direct labor                                570,842           --
   Other direct costs                          360,998           --
                                           -----------      ---------
     TOTAL COST OF SALES                     5,842,532           --
                                           -----------      ---------

GROSS PROFIT                                 2,484,784           --
                                           -----------      ---------

OPERATING EXPENSES
   Salaries and related costs                  427,025           --
   Insurance                                   353,944           --
   Other operating expenses                    472,481            630
   Compensation expense related
     to common stock issuances
     at less than "fair value" for
     reorganization, restructuring
     and consulting costs                    1,430,287           --
   Depreciation and amortization               203,022           --
                                           -----------      ---------

     TOTAL OPERATING EXPENSES                2,886,759            630
                                           -----------      ---------

INCOME (LOSS) FROM OPERATIONS                 (401,975)          (630)

OTHER INCOME (EXPENSE)
   Interest expense                           (396,589)          --
   Interest and other income                    32,573           --
                                           -----------      ---------

INCOME (LOSS) BEFORE INCOME TAXES             (765,991)          (630)

INCOME TAXES                                  (193,575)          --
                                           -----------      ---------

NET INCOME (LOSS)                          $  (959,566)     $    (630)
                                           ===========      =========

Net income (loss) per weighted-average
   share of common stock outstanding
     Primary                               $     (0.51)           nil

Weighted-average number of shares
   of common stock outstanding
     Primary                                 1,892,563        124,616
                                           ===========      =========



The accompanying notes are an integral part of these consolidated financial statements.

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                    Years ended December 31, 1996 and 1995



                                            Convertible
                                           Preferred Stock          Common Stock
                                           Shares   Amount      Shares        Amount
                                           ------   ------      ------        ------
BALANCES AT JANUARY 1, 1995,
   AS REPORTED                               --     $ --      31,254,621      $ 1,563

Retirement of treasury stock                 --       --        (102,600)          --

Effect of 1 for 250 reverse stock
   split, post treasury stock retirement,
   including rounding, as of February 23,
   1996                                      --       --     (31,027,405)      (1,438)

Effect of 2 for 3 reverse stock split,
   including rounding, as of March 24,
   1997                                      --       --         (41,370)         (42)
                                           ----    -----      ----------      -------

BALANCES AT JANUARY 1, 1995,
   AS RESTATED                               --       --          83,246           83

Net loss for the year                        --       --              --           --
                                           ----    -----      ----------      -------

BALANCES AT DECEMBER 31, 1995                --       --          83,246           83

Sale of common stock
   to current and former directors in
   February 1996, including "fair
   value" adjustment                         --       --         784,212          785


                                              Additional
                                               paid-in      Accumulated     Treasury
                                               capital        deficit         Stock         Total
                                               -------        -------         -----         -----
BALANCES AT JANUARY 1, 1995,
   AS REPORTED                                $ 492,940      $(491,214)     $(6,669)     $  (3,380)

Retirement of treasury stock                     (6,669)            --        6,669             --

Effect of 1 for 250 reverse stock
   split, post treasury stock retirement,
   including rounding, as of February 23,
   1996                                           1,438             --           --             --

Effect of 2 for 3 reverse stock split,
   including rounding, as of March 24,
   1997                                              42             --           --             --
                                              ---------      ---------      -------      ---------

BALANCES AT JANUARY 1, 1995,
   AS RESTATED                                  487,751       (491,214)          --         (3,380)

Net loss for the year                                --           (630)          --           (630)
                                              ---------      ---------      -------      ---------

BALANCES AT DECEMBER 31, 1995                   487,751       (491,844)          --         (4,010)

Sale of common stock
   to current and former directors in
   February 1996, including "fair
   value" adjustment                            885,375             --           --        886,160



                                 - CONTINUED -

The accompanying notes are an integral part of these consolidated financial statements.

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)
     CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY - CONTINUED
                    Years ended December 31, 1996 and 1995


                                                   Convertible
                                                 Preferred Stock       Common Stock
                                                Shares      Amount    Shares    Amount
                                                ------      ------    ------    ------
Sale of common stock
   to related party for escrow
     agreement related to March
     1996 private placement
     agreement                                     --     $     --     233,333     $233
   under private placement
       memorandum in March 1996                    --           --     233,333      233
       less cost of raising capital                --           --          --       --
   under private sale document in July 1996        --           --       6,667        7

Sale of convertible preferred
   stock under private placement
   memorandum in November 1996                     25      625,000          --       --

Issuance of common stock for
   payment of January 1996 professional
     services for corporate reorganization
     and restructuring, including "fair value"
     adjustment                                    --           --     483,333      483
   settlement of January 1996 negotiated
     employment contract signing bonus             --           --     140,000      140
   payment of March 1996 loan
     origination fees                              --           --      70,000       70
   July 1996 settlement of the acquisition
     of Brister's Thunder Karts, Inc.              --           --     516,667      517
   November 1996 acquisition of
     USA Industries, Inc.                          --           --     166,667      167


                                                     Additional
                                                      paid-in     Accumulated  Treasury
                                                      capital       deficit     Stock      Total
                                                      -------       -------     -----      -----
Sale of common stock
   to related party for escrow
     agreement related to March
     1996 private placement
     agreement                                       $       117      $--      $ --     $       350
   under private placement
       memorandum in March 1996                          524,767       --        --         525,000
       less cost of raising capital                     (163,100)      --        --        (163,100)
   under private sale document in July 1996               34,993       --        --          35,000

Sale of convertible preferred
   stock under private placement
   memorandum in November 1996                                --       --        --              --

Issuance of common stock for
   payment of January 1996 professional
     services for corporate reorganization
     and restructuring, including "fair value"
     adjustment                                          545,683       --        --         546,166
   settlement of January 1996 negotiated
     employment contract signing bonus                    14,860       --        --          15,000
   payment of March 1996 loan
     origination fees                                     10,430       --        --          10,500
   July 1996 settlement of the acquisition
     of Brister's Thunder Karts, Inc.                  3,099,483       --        --       3,100,000
   November 1996 acquisition of
     USA Industries, Inc.                                749,833       --        --         750,000


                                 - CONTINUED -

The accompanying notes are an integral part of these consolidated financial statements.

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)
     CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY - CONTINUED
                    Years ended December 31, 1996 and 1995


                                  Convertible
                                Preferred Stock          Common Stock
                               Shares      Amount      Shares      Amount
                               ------      ------      ------      ------
Net income for the year           --           --            --         --
                                ----     --------     ---------     ------

BALANCES AT DECEMBER 31, 1996     25     $625,000     2,717,458     $2,718
                                ====     ========     =========     ======

                                  Additional
                                   paid-in      Accumulated      Treasury
                                   capital        deficit         Stock        Total
                                   -------        -------         -----        -----
Net income for the year                 --          (959,566)         --        (959,566)

BALANCES AT DECEMBER 31, 1996     $6,190,192     $(1,451,410)     $   --     $ 4,741,500


The accompanying notes are an integral part of these consolidated financial statements.

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                     Years ended December 31, 1996 and 1995



                                                                          1996         1995
                                                                      -----------      -----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss) for the year                                   $  (959,566)     $(630)
     Adjustments to reconcile net loss to net
       cash provided by operating activities
       Depreciation and amortization                                      223,142         --
     Reorganization and restructuring costs and related
       effect of common stock issuances at less than "fair value"       1,430,287         --
     Operating expenses paid with common stock                             15,000         --
       (Increase) Decrease in:
         Accounts receivable-trade and other                             (770,825)        --
         Inventory                                                        154,485         --
         Prepaid expenses and other                                        82,517         --
       Increase (Decrease) in:
         Accounts payable                                                (458,548)       630
         Other accrued liabilities                                          3,944         --
         Income taxes payable                                             165,675         --
                                                                      -----------      -----
NET CASH USED IN OPERATING ACTIVITIES                                    (113,889)        --
                                                                      -----------      -----

CASH FLOWS FROM INVESTING ACTIVITIES
   Cash paid for property and equipment                                   (71,734)        --
   Cash paid for reorganization costs                                    (109,255)        --
   Cash acquired in acquisition of Brister's
     Thunder Karts, Inc. and USA Industries, Inc.                         535,425         --
   Cash paid for acquisition of Brister's
     Thunder Karts, Inc. and USA Industries, Inc.                      (2,533,642)        --
                                                                      -----------      -----
NET CASH USED IN INVESTING ACTIVITIES                                  (2,179,206)        --
                                                                      -----------      -----

CASH FLOWS FROM FINANCING ACTIVITIES
   Cash proceeds from bank line of credit                                 100,000         --
   Cash proceeds from long-term note payable                            2,000,000         --
   Cash paid for long-term note origination fees                          (16,783)        --
   Principal payments on long-term debt                                   (89,633)        --
   Cash received from sale of convertible preferred stock                 625,000         --
   Cash paid for brokerage and placement fees
     related to sale of convertible preferred stock                       (94,750)        --
   Cash received from sale of common stock                                657,139         --
   Cash paid for brokerage and placement fees
     related to sale of common stock                                     (257,850)        --
                                                                      -----------      -----
NET CASH PROVIDED BY FINANCING ACTIVITIES                               2,923,123         --
                                                                      -----------      -----

INCREASE IN CASH                                                          630,028         --
   Cash at beginning of year                                                   --         --
                                                                      -----------      -----

CASH AT END OF YEAR                                                   $   630,028      $  --
                                                                      ===========      =====


                                 - CONTINUED -

The accompanying notes are an integral part of these consolidated financial statements.

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)
                CONSOLIDATED STATEMENT OF CASH FLOWS - CONTINUED
                     Years ended December 31, 1996 and 1995



                                                             1996         1995
                                                          ----------     ------
SUPPLEMENTAL DISCLOSURE OF INTEREST
   AND INCOME TAXES PAID

   Interest paid for the year                             $  348,730     $   --
                                                          ==========     ======

   Income taxes paid for the year                         $   28,000     $   --
                                                          ==========     ======

SUPPLEMENTAL DISCLOSURE OF NON-CASH
   INVESTING AND FINANCING ACTIVITIES

   Acquisition price of Brister's Thunder Karts, Inc.
     settled with common stock and a note payable         $4,100,000     $   --
                                                          ==========     ======

   Acquisition price of USA Industries, Inc. settled
     with common stock                                    $  750,000     $   --
                                                          ==========     ======

   Loan origination fees settled with common stock        $   10,500     $   --
                                                          ==========     ======


The accompanying notes are an integral part of these consolidated financial statements.

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

Karts International Incorporated (formerly Sarah Acquisition Corporation) (Company) was originally incorporated on February 28, 1984 as Rapholz Silver Hunt, Inc. under the laws of the State of Florida. In June 1984, April 1986, and November 1987, respectively, the Company changed its corporate name to Great Colorado Silver, Inc., Great Colorado Silver Valley Development Company and J. R. Gold Mines, Inc. In January 1996, the Company changed its corporate name to Sarah Acquisition Corporation.

The Company has had no significant business operations since 1989. Prior to that time, the Company was involved in the mining industry, principally through joint ventures with related parties involving mining properties located in Colorado.

In December 1995, the Company experienced a change in control due to the transfer of a controlling position in issued and outstanding shares of common stock of the Company between unrelated third parties. It was the intent of the new controlling shareholders and management to seek a suitable situation for merger or acquisition.

On February 23, 1996, the Company was reincorporated in the State of Nevada by means of a merger with and into Karts International Incorporated, a Nevada corporation incorporated on February 21, 1996. The Company was the surviving entity and changed its corporate name to Karts International Incorporated. The reincorporation merger had the effect of a one for 250 reverse split of the Company's issued and outstanding common stock.

The reincorporation merger also modified the Company's capital structure to authorize the issuance of up to 20,000,000 shares of $0.001 par value common stock and authorized the issuance of up to 10,000,000 shares of $0.001 par value Preferred Stock. The effect of this transaction has been reflected in the accompanying financial statements as of the beginning of the first period presented.

On February 28, 1997, to be effective on March 24, 1997, the Company's Board of Directors approved a two (2) for three (3) reverse stock split and a corresponding reduction of the authorized shares of common stock in anticipation of a proposed underwritten public offering of the Company's common stock during 1997. The issued and outstanding shares of common stock shown in the accompanying financial statements reflect the ultimate effect of the March 24, 1997 reverse stock split as if this second reverse split had occurred as of the beginning of the first period presented in the accompanying consolidated financial statements.


During February and March 1996, the Company sold or issued an aggregate 1,634,650 post-March 24, 1997 reverse split shares of restricted, unregistered common stock to a former director and to a company controlled by a current officer and director during the Company's reorganization phase. The differential between the aggregate cash proceeds of approximately $2,039 and the "fair value" of the shares issued created a one-time accounting charge to operations for compensation expense related to reorganization, restructuring and consulting expenses of approximately $1,430,000. These transactions are more fully discussed in Note J - Common Stock Transactions.


On March 15, 1996, effective at the close of business on March 31, 1996, the Company acquired 100.0% of the issued and outstanding stock of Brister's Thunder Karts, Inc. (a Louisiana corporation), a "fun kart" manufacturer located in Roseland, Louisiana for total consideration of approximately $6,100,000. This acquisition was accounted for as a purchase.

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS - CONTINUED

On November 20, 1996, effective at the close of business on November 21, 1996, the Company acquired 100.0% of the issued and outstanding stock of USA Industries, Inc. (an Alabama corporation), a "fun kart" manufacturer located in Prattville, Alabama for total consideration of approximately $1,000,000. This acquisition was accounted for as a purchase.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company has a concentration of key raw material suppliers for kart engines. In the event of any disruption in engine availability, if any, the Company may experience a negative economic impact. The Company does not anticipate any foreseeable interruption in engine availability and believes that alternate suppliers are available.

The accompanying consolidated financial statements contain the accounts of Karts International Incorporated and its wholly-owned subsidiaries, Brister's Thunder Karts, Inc. and USA Industries, Inc. All significant intercompany transactions have been eliminated. The consolidated entities are collectively referred to as Company.


NOTE B - ACQUISITION OF SUBSIDIARIES

On March 15, 1996, the Company purchased 100.0% of the issued and outstanding stock of Brister's Thunder Karts, Inc. (a Louisiana corporation) for a total purchase price of approximately $6,100,000. The acquisition was effective at the close of business on March 31, 1996. The purchase price was paid with $2,000,000 cash, a note payable for $1,000,000 and 775,000 shares (516,667 post-March 24, 1997 reverse split shares) of restricted, unregistered common stock of the Company. Brister's Thunder Karts, Inc. (Brister's) was formed on August 2, 1976 under the laws of the State of Louisiana. Brister's is in the business of manufacturing and marketing motorized "fun karts" for the consumer market. Results of operations of Brister's are included in the consolidated financial statements beginning on the effective date of the acquisition.

This acquisition was accounted for using the purchase method of accounting for business combinations. The Company allocates the total purchase price to assets acquired based on their relative fair value. Any excess of the purchase price over the fair value of the assets acquired is recorded as goodwill.


Purchase price                                 $ 6,100,000
  Assets acquired                               (2,017,394)
  Liabilities assumed                              781,367
                                               -----------
    Goodwill related to Brister's              $ 4,863,973
                                               ===========

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE B - ACQUISITION OF SUBSIDIARIES - CONTINUED

On November 20, 1996, the Company purchased 100.0% of the issued and outstanding stock of USA Industries, Inc. (an Alabama corporation) for a total purchase price of approximately $1,000,000. The acquisition was effective at the close of business on November 21, 1996. The purchase price was paid with $250,000 cash and 250,000 shares (166,667 post-March 24, 1997 reverse split shares) of restricted, unregistered common stock of the Company. USA Industries, Inc. (USA) was formed on January 2, 1992 under the laws of the State of Alabama. USA is in the business of manufacturing and marketing motorized "fun karts" for the consumer market. Results of operations of USA are included in the consolidated financial statements beginning on the effective date of the acquisition.

This acquisition was accounted for using the purchase method of accounting for business combinations. The Company allocates the total purchase price to assets acquired based on their relative fair value. Any excess of the purchase price over the fair value of the assets acquired is recorded as goodwill.


Purchase price                          $ 1,000,000
  Assets acquired                        (1,496,970)
  Liabilities assumed                     1,492,420
                                        -----------
    Goodwill related to USA             $   995,450
                                        ===========

Pro forma unaudited results of operations relating to the acquisition of Brister's and USA, as though the acquisition had occurred as of the beginning of the first period presented, is as follows:


                                  1996            1995
                              -----------      ----------
Revenues                      $10,698,824      $8,514,460
                              ===========      ==========
Net income (loss)             $  (214,984)     $  121,324
                              ===========      ==========
Earnings per share            $     (0.07)     $     0.04
                              ===========      ==========


NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.   Cash and cash equivalents

     The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

     Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

2.   Accounts and advances receivable

     In the normal course of business, the Company extends unsecured credit to virtually all of its customers which are located in the Southeastern United States, principally Texas, Louisiana, Mississippi, Alabama, Georgia and Florida. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance, the maximum exposure to the Company is the recorded amount of trade accounts receivable shown on the balance sheet at the date of non-performance.

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

2.   Accounts and advances receivable - continued

     During 1996, the Company had an international sale of approximately $35,000 and experienced no credit risk exposure as a result of this transaction. The Company anticipates continuing international sales in future periods and is developing credit policies related to this revenue segment.

3.   Inventory

     Inventory consists of steel, engines and other related raw materials used in the manufacture of "fun karts". These items are carried at the lower of cost or market using the first-in, first-out method. As of December 31, 1996, inventory consisted of the following components:


              Raw materials            $875,450
              Work in process            37,661
              Finished goods             45,270
                                       --------
                                       $958,381
                                       ========

4.   Property, plant and equipment

     Property and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives of the individual assets using the straight-line method.

     Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

5.   Loan costs

     Costs incurred to acquire notes payable and to facilitate the sale of convertible preferred stock are deferred and amortized as a component of interest expense over the life of the related financing using the straight-line method. In the event of debt retirement using the proceeds of future equity offerings, the related unamortized loan costs will be reclassified as a cost of capital and offset against additional paid-in capital related to the specific equity sale proceeds.

6.   Organization costs

     Costs related to the restructuring and reorganization of the Company have been capitalized and are being amortized over a five year period, commencing March 15, 1996, using the straight-line method.

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

7.   Goodwill

     Goodwill represents the excess of the purchase price of acquired subsidiaries over the fair value of net assets acquired and is amortized over 25 years using the straight-line method.

     In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the Company adopted the policy of evaluating all qualifying assets as of the end of each reporting quarter.

8.   Income taxes

     The Company utilizes the asset and liability method of accounting for income taxes. At December 31, 1996 and 1995, the deferred tax asset and deferred tax liability accounts, as recorded when material, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization. No valuation allowance was provided against deferred tax assets, where applicable.

9.   Income (Loss) per share

     Primary earnings (loss) per share is computed by dividing the net income
     (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of the conversion factor of outstanding convertible preferred stock at the highest optional conversion rate. In all instances, the exercise of outstanding options and warrants and the conversion of convertible preferred stock is assumed to occur at either the beginning of the respective period presented or the date of issuance, whichever is later.

10.  Accounting standards to be adopted

     Upon the adoption of a formal stock compensation plan, the Company anticipates using the "fair value based method" of accounting for compensation based stock options pursuant to Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". Under the fair value based method, compensation cost will be measured at the grant date of the respective option based on the value of the award and will be recognized as a charge to operations over the service period, which will usually be the respective vesting period of the granted option(s).

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consist of the following components:

                                                            Estimated
                                  1996         1995      useful life
                               ---------      -------    --------------

Building and improvements      $ 331,360      $    --     5 to 25 years
Equipment                        317,665           --     5 to 10 years
Transportation equipment          57,050           --     3 to 5 years
Furniture and fixtures            65,299           --        5 years
                               ---------      -------
                                 771,374           --
Accumulated depreciation         (34,598)          --
                               ---------      -------
                                 736,776           --
Land                              32,800           --
                               ---------      -------
Net property and equipment     $ 769,576      $    --
                               =========      =======

Total depreciation expense charged to operations for the years ended December 31, 1996 and 1995 was approximately $34,598 and $-0-, respectively.

NOTE E - NOTES PAYABLE

Notes payable consist of the following:

                                                         1996        1995
                                                       --------     ------
$300,000 line of credit payable to a bank
   Interest at 8.25%. Principal and accrued
   interest payable at maturity. Maturity in
   August 1997. Secured solely by accounts
   receivable due from a specific customer and
   guaranteed by the Company                           $100,000     $   --

$40,020 term note payable to a bank. Interest
   at 10.5%. Principal and accrued interest
   payable at maturity. Secured by accounts
   receivable, inventory and equipment of USA
   Industries, Inc. Paid in full in January 1997         40,020         --
                                                       --------     ------

       Total notes payable                             $140,020     $   --
                                                       ========     ======

Additionally, USA has a line of credit with a bank, bearing interest at the bank's prime interest rate and matures on September 30, 1997. Advances on this line are made at the rate of 40% per qualifying purchase order received by USA (as defined in the line of credit agreement) and an additional 45% of each eligible receivable (as defined in the line of credit agreement). The total available credit available is $500,000 and no amounts are outstanding at December 31, 1996. The USA line of credit is collateralized by specific accounts receivable from a single significant customer of USA and is also guaranteed by the Company.

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE E - NOTES PAYABLE - CONTINUED

The lines of credit are maintained at the same bank and the USA line of credit contains certain restrictive covenants related to the maintenance of certain current ratios and minimum net worth. The Company was in compliance with all covenants as of December 31, 1996.

NOTE F - LONG-TERM DEBT

Long-term debt consists of the following:

                                                          1996         1995
                                                          ----         ----
Related parties
$2,000,000 note payable to a Foundation
   Interest at 14.0%.  Interest payable on the
   15th day of each month beginning on
   March 15, 1996.  All accrued but unpaid
   interest due on March 14, 2001.  Principal
   payable as follows: $399,996 on March 14,
   1999; $399,996 on March 14, 2000; $1,200,008
   on March 14, 2001.  Secured by accounts
   receivable, inventory, property and equipment
   owned or acquired by the Company                    $2,000,000      $   --

$1,000,000 payable to the former shareholder
   of Brister's Thunder Karts, Inc. Interest
   payable at 8.0% in the first loan year and
   escalating 1.0% per year to a maximum of
   14.0% in the seventh loan year. Interest
   only payable quarterly, starting June 30,
   1996. All unpaid but accrued interest is due
   at maturity. Principal payable in annual
   installments of $250,000 starting on March 31,
   2000. Collateralized by certain assets valued
   at $1 million owned by certain members of
   the Company's Board of Directors                     1,000,000          --

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE F - LONG-TERM DEBT - CONTINUED

                                                                 1996           1995
                                                             -----------       ------
Related parties - continued

$200,000 note payable to the former shareholder
   of Brister's Thunder Karts, Inc. Interest payable
   at 10.0%. Payable in quarterly installments,
   including interest, of $20,000, $55,000,
   $53.750, $52,500 and $51,250, respectively,
   commencing on April 1, 1997. Final maturity
   in April 1998 or immediately upon successful
   completion of an underwritten public offering
   of the Company's securities. Collateralized by
   certain assets valued at $1 million owned by
   certain members of the Company's Board of
   Directors                                                     200,000           --
                                                             -----------       ------

         Total related party long-term debt                    3,200,000           --
                                                             -----------       ------

Banks and individuals
$240,020 mortgage note payable to a bank. Interest
   at the Bank's Commercial Base Rate (9.75% at
   December 31, 1996). Payable in monthly installments
   of approximately $2,626, including accrued interest
   Final maturity in August 2010. Collateralized by
   land and a building owned by USA Industries, Inc.             235,089           --

$9,348 installment note payable to a bank. Interest
   at 10.0%. Payable in monthly installments of
   approximately $303, including accrued interest
   Final maturity in April 1999. Collateralized by
   transportation equipment owned by USA
   Industries, Inc.                                                7,553           --

$27,677 note payable to an individual. Interest
   at 7.0%. Payable in semi-monthly installments
   of approximately $200, including interest
   Secured by equipment owned by Brister's                         6,408           --
                                                             -----------       ------

     Total long-term debt to banks and individuals               249,050           --
                                                             -----------       ------

     Total long-term debt                                      3,449,050           --

     Less current maturities                                    (116,390)          --
                                                             -----------       ------

     Long-term portion                                       $ 3,332,660       $   --
                                                             ===========       ======

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE F - LONG-TERM DEBT - CONTINUED

Future maturities of long-term debt are as follows:

                     Year ending
                     December 31,             Amount
                     ------------           ----------
                        1997                $  116,390
                        1998                   115,030
                        1999                   411,958
                        2000                   661,809
                        2001                 1,463,085
                      2002-2006                588,270
                      2007-2010                 92,508
                                            ----------
                       Totals               $3,449,050
                                            ==========

NOTE G - INCOME TAXES

The components of income tax expense for the years ended December 31, 1996 and 1995, respectively, are as follows:


                            1996         1995
                          --------      ------
Federal:
  Current                 $156,675      $   --
  Deferred                      --          --
                          --------      ------
                           156,675          --
                          --------      ------
State:
  Current                   36,900          --
  Deferred                      --          --
                          --------      ------
                            36,900          --
                          --------      ------

  Total                   $193,575      $   --
                          ========      ======

The Company's income tax expense for the years ended December 31, 1996 and 1995, respectively, differed from the statutory federal rate of 34 percent as follows:



                                                                     1996         1995
                                                                   ---------       ------
Statutory rate applied to earnings (loss) before income taxes      $(260,437)      $   --
Increase (decrease) in income taxes resulting from:
   State income taxes                                                 36,900           --
   Non-deductability of adjustment for common
     stock issued at less than "fair value"                          485,490           --
   Difference caused by use of statutory amortization
     periods for deduction of goodwill                               (37,724)          --
   Utilization of pre-acquisition net operating loss
     of USA Industries, Inc.                                         (38,173)          --
   Other                                                               7,519           --
                                                                   ---------       ------
     Income tax expense                                            $ 193,575       $   --
                                                                   =========       ======

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE H - RELATED PARTY TRANSACTIONS

The Company leases its manufacturing facilities under an operating lease with the former owner of Brister's, who is also a Company shareholder and director. Concurrent with the closing of the acquisition of Brister's, the Company and the former owner executed a new lease agreement for a primary two-year term expiring in 1998 and an additional two-year renewal option. The monthly lease payment will remain at $6,025 per month with annual adjustments for increases based upon the Consumer Price Index.

Concurrent with the acquisition of Brister's, the Company and the former owner of Brister's entered into a Real Estate Option Right of First Refusal Agreement. This agreement provides that the Company may, at its sole option, purchase the real property and improvements in Roseland, Louisiana currently utilized by the Company or its subsidiary for an aggregate purchase price of $550,000. The option may be exercised commencing on January 1, 1998 and expires on December 31, 2000.

In January 1996, concurrent with the execution of a letter of intent related to a Stock Purchase Agreement whereby the Company acquired 100.0% of the issued and outstanding stock of Brister's, the Company entered into a consulting contract with a company owned by an officer and director of the Company whereby the consulting company would provide all necessary legal, capital and other related professional services, exclusive of accounting and auditing services, related to the reorganization, recapitalization and consummation of the acquisition of Brister's for a fee of $15,000. The payment of the fee was contingent upon the successful consummation of the Brister's acquisition. The fee was ultimately settled with the differential between 1,500,000 pre-reverse stock split unregistered, restricted common stock (1,000,000 post-reverse split shares) escrowed to close the acquisition of Brister's and the actual number of shares to be issued to the then owners of Brister's, pursuant to the applicable settlement terms of the Stock Purchase Agreement and the consulting contract. Upon final settlement, the $15,000 fee was paid through the issuance of approximately 725,000 pre- reverse stock split shares (483,333 post-reverse stock split shares) to the consulting company.

NOTE I - CONVERTIBLE PREFERRED STOCK

The Company has 10,000,000 shares of Preferred Stock (Preferred Shares) authorized for issuance.

In October 1996, the Company's Board of Directors allocated 25 shares of the authorized number to facilitate the private placement of said shares as a component of an Equity Unit (Unit) to be sold through a Private Placement Memorandum (PPM). The PPM was fully subscribed and closed in November 1996. Each $25,000 Unit consisted of one (1) share of convertible preferred stock and 10,000 redeemable common stock purchase warrants. The PPM raised total gross proceeds of approximately $625,000 and net proceeds of approximately $530,250 to the Company.

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE I - CONVERTIBLE PREFERRED STOCK - CONTINUED

The Preferred Shares require mandatory conversion upon either the effectiveness of a public offering of the Company's common stock pursuant to a Registration Statement or upon the first anniversary date of the PPM closing date. In the event that the conversion is triggered by a public offering, each Preferred Share will be converted, at the holder's option, into either $25,000 cash and the issuance of 6,250 shares of restricted, unregistered common stock or 12,500 shares of restricted, unregistered common stock. In either situation, the holder retains piggyback registration rights for the shares of common stock issued in the conversion. In the event that the conversion is triggered by the first anniversary date of the PPM closing, each Preferred Share will be converted to 12,500 shares of restricted, unregistered common stock, subject to identical piggyback registration rights.

In January 1997, the Company began undertaking a secondary public offering of common stock pursuant to a Form SB-2 Registration Statement (secondary offering). In accordance with guidance and instructions from the National Association of Securities Dealers (NASD) related to the Company's application for listing on the "NASDAQ Small-Cap Market", the NASD requested certain modifications to the terms and conditions underlying the sale and issuance of the Preferred Shares and their conversion terms.

On March 6, 1997, the Company offered to each holder of the Convertible Preferred Stock the option of either (i) receiving a refund of $25,000 (the initial Unit price) plus simple interest at 12.0% per annum as consideration for assigning their Convertible Preferred Stock and 1996 Warrants to the Company or (ii) agreeing to the conversion of the Convertible Preferred Stock at the completion of a pending secondary offering upon the previously agreed terms along with the issuance of an additional 13,334 1996 Warrants for each share of Convertible Preferred Stock held as additional consideration for waiving certain registration rights and agreeing to certain lock-up provisions with respect to the Common Stock issuable upon conversion of the Convertible Preferred Stock and the 1996 Warrants. The lock-up agreement requires that the holder must unconditionally agree to a lock-up of all of the holder's securities (the Preferred Shares and any securities that the Preferred Shares are convertible into and all originally issued redeemable common stock purchase warrants) whereby these designated securities may not be sold by the holder for a period of approximately 18 months from the closing date of the secondary offering. Upon release of the lock-up terms, the holder will be permitted to sell the aforementioned securities under the terms and conditions of Rule 144 of the U. S. Securities and Exchange Commission. Further, the holder will be deemed to be an affiliate of the underwriter in the secondary offering and, as such, will not be eligible to purchase any securities offered in the secondary offering.

NOTE J - COMMON STOCK TRANSACTIONS

On February 23, 1996, the Company was reincorporated in the State of Nevada by means of a merger with and into Karts International Incorporated, a Nevada corporation incorporated on February 21, 1996. The Company was the surviving entity and changed its corporate name to Karts International Incorporated. The reincorporation merger had the effect of a one for 250 reverse split of the Company's issued and outstanding common stock.

The reincorporation merger also modified the Company's capital structure to authorize the issuance of up to 20,000,000 shares of $0.001 par value common stock and authorized the issuance of up to 10,000,000 shares of $0.001 par value Preferred Stock. The effect of this transaction has been reflected in the accompanying financial statements as of the beginning of the first period presented.

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE J - COMMON STOCK TRANSACTIONS

On February 28, 1997, to be effective on March 24, 1997, the Company's Board of Directors approved a two (2) for three (3) reverse stock split and a corresponding reduction of the authorized shares of common stock in anticipation of a proposed underwritten public offering of the Company's common stock during 1997. This reverse stock split reduced the authorized shares of common stock from 20,000,000 to 14,000,000. The issued and outstanding shares of common stock shown in the accompanying financial statements reflect the ultimate effect of the March 24, 1997 reverse stock split as if this second reverse split had occurred as of the beginning of the first period presented in the accompanying consolidated financial statements.


On February 20, 1996, the Company sold 18,750,000 restricted, unregistered pre-reorganization shares of common stock (75,000 equivalent post-reorganization shares) (50,000 post-March 24, 1997 reverse split shares) to a former Company director for cash of approximately $938. The transaction was recorded by the Company based on the imputed "fair value" of the securities issued as required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". The imputed fair value of this transaction was calculated at a "fair value" of approximately $1.13 per share or approximately $56,500. The differential between the imputed fair value and the actual cash paid was recorded as a component of compensation expense related to common stock issuances at less than "fair value" for reorganization, restructuring and consulting expenses in the accompanying consolidated statement of operations.



On March 7, 1996, the Company sold 1,101,317 restricted, unregistered post-reorganization shares (734,212 post-March 24, 1997 reverse split shares) of common stock to an entity owned by an officer and director of the Company for cash of approximately $1,101. The transaction was recorded by the Company based on the imputed "fair value" of the securities issued as required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". The imputed fair value of this transaction was calculated at a "fair value" of approximately $1.13 per share or approximately $829,660. The differential between the imputed fair value and the actual cash paid was recorded as a component of compensation expense related to common stock issuances at less than "fair value" for reorganization, restructuring and consulting expenses in the accompanying consolidated statement of operations.



On March 7, 1996, the Company sold 350,000 restricted, unregistered post-reorganization shares (233,333 post- March 24, 1997 reverse split shares) of common stock to an entity owned by an officer and director of the Company for cash of approximately $350. These shares were placed into an escrow account to satisfy potential future obligations of the Company and the affiliated company under the private placement memorandum discussed in the following paragraph. Due to the contingent nature of the ultimate ownership of these shares, these shares are excluded from the respective earnings per share calculation.


On March 31, 1996, the Company sold 350,000 restricted, unregistered post-reorganization shares (233,333 post-March 24, 1997 reverse split shares) of common stock under a Private Placement Memorandum at a price of $1.50 per share. The total gross proceeds of the offering were $525,000. Certain placement costs and commissions related to the sale of the Private Placement stock, totaling approximately $163,100, were deducted from the gross proceeds and charged against additional paid-in capital.

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE J - COMMON STOCK TRANSACTIONS - CONTINUED

The terms of the March 31, 1996 private placement memorandum require the Company and/or a company owned by a current officer and director to issue additional shares to the original investors in the private placement memorandum in the event that the Company's securities, as listed on a published exchange or electronic bulletin board, does not equal $3.00 per share ($4.50 per share, as adjusted by the March 24, 1997 reverse stock split) on March 31, 1996 (the second anniversary date of the closing of the private placement memorandum offering). The issuance of additional shares, if any is required, to the original investors will be done without additional compensation to the Company. To facilitate this contingency, the Company sold 350,000 restricted, unregistered post-reorganization shares (233,333 post-March 24, 1997 reverse split shares) of common stock to an entity owned by an officer and director of the Company for cash of approximately $350. These shares were placed into an escrow account for the benefit of the original investors. In the event that no additional shares are required to be issued to the original investors, the shares held in escrow will be returned to the company owned by a current officer and director of the Company.

On March 15, 1996, the Company issued 105,000 restricted, unregistered post-reorganization shares (70,000 post-March 24, 1997 reverse split shares) of common stock to a Foundation as a component of the loan origination costs to secure the $2,000,000 note payable. The proceeds of this note payable were used to satisfy the cash component of the Brister's acquisition cost.

On March 15, 1996, the Company acquired 100% of the issued and outstanding stock of Brister's Thunder Karts, Inc., a Louisiana corporation, in exchange for $2,000,000 in cash; a subordinated $1,000,000 promissory note payable bearing variable interest rates, as defined therein, maturing in 2003; and restricted, unregistered common stock of the Company having an aggregate market value of $3,100,000, as defined in the Stock Purchase Agreement. The $2,000,000 cash payment was funded by a promissory note from an unrelated third party bearing interest at 14.0% per annum and maturing in 2000. Final settlement was satisfied in July 1996 with the issuance of 775,000 restricted, unregistered post-reorganization shares (516,667 post-March 24, 1997 reverse stock split shares) having a market value of $3,100,000, as defined in the related Stock Purchase Agreement.


On March 15, 1996, the Company issued 725,000 restricted, unregistered post-reorganization shares (483,333 post-March 24, 1997 reverse stock split shares) of common stock in settlement of a consulting contract with a company owned by an officer and director of the Company. The transaction was recorded by the Company based on the imputed "fair value" of the securities issued as required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". The imputed fair value of this transaction was calculated at a "fair value" of approximately $1.13 per share or approximately $546,166. The differential between the imputed fair value and the actual cash paid was recorded as component of compensation expense related to common stock issuances at less than "fair value" for reorganization, restructuring and consulting expenses in the accompanying consolidated statement of operations.


On March 15, 1996, in accordance with a January 1996 letter of intent, the Company issued 210,000 restricted, unregistered post-reorganization shares (140,000 post-March 24, 1997 reverse split shares) of common stock to the Company's chief executive officer, valued at $15,000, as additional consideration for the execution of an employment agreement.

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE J - COMMON STOCK TRANSACTIONS - CONTINUED

In July 1996, pursuant to Rule 504 of The Securities Act of 1933, the Company sold 5,000 Units, consisting of 5,000 post-reorganization shares of common stock (3,334 post-March 24, 1997 reverse split shares) and 100,000 Class A common stock warrants (66,667 post-March 24, 1996 reverse stock split warrants) for approximately $17,500 to an unaffiliated investor. The Class A common stock warrants may be exercised to purchase one (1) post-reorganization share of the Company's common stock at a price of $3.50 per share ($5.25 per share, post-March 24, 1997 reverse stock split). The Class A common stock warrants were assigned no value in the accompanying consolidated financial statements. In August 1996, 5,000 warrants (3,334 post-March 24, 1997 reverse split warrants) were exercised for total proceeds of $17,500. The total effect of this transaction was the sale of 10,000 post-reorganization shares (6,667 post-March 24, 1997 reverse split shares) for a total price of $35,000.

On November 20, 1996, Company acquired 100% of the issued and outstanding stock of USA Industries, Inc. an Alabama corporation, in exchange for $250,000 in cash and 250,000 restricted, unregistered post-reorganization shares (166,667 post-March 24, 1997 reverse split shares) of restricted, unregistered common stock of the Company having an aggregate market value of $750,000.

NOTE K - COMMON STOCK WARRANTS

In July 1996, pursuant to Rule 504 of The Securities Act of 1933, the Company sold 5,000 Units which included 100,000 Class A common stock warrants (Class A Warrants) (66,667 post-March 24, 1997 reverse stock split warrants), as discussed in previous footnotes. Each warrant entitles the holder to purchase one (1) share of common stock at an adjusted price of $5.25 per share through December 31, 1997.

In November 1996, the Company privately sold 25 units which included 250,000 Redeemable Common Stock Purchase Warrants (1996 Warrants) (166,668 post-March 24, 1997 reverse stock split warrants), as discussed in previous footnotes). Each warrant entitles the holder to purchase one (1) share of common stock at $3.00 per share ($4.50 post-March 24, 1997 reverse split), subject to adjustment in certain circumstances, for a period of 42 months from the closing date of the offering. The 1996 Warrants are redeemable by the Company at a price of $0.01 per Warrant at any time after one (1) year from the offering closing date when the average of the daily closing bid price of the Company's common stock equals $6.00 or more per share on any 20 consecutive trading days ending within 15 days of the date on which notice of redemption is given to the holders. The Company will provide holders of the 1996 Warrants with at least 30 days written notice of the Company's intent to redeem the Warrants.


                       Warrants    Warrants     Warrants
                       granted     exercised   outstanding     Exercise price
                       -------     ---------   -----------     --------------
Class A Warrants        66,667       3,334        63,333       $5.25 per share
1996 Warrants          166,668          --       166,668       $4.50 per share
                       -------       -----       -------       ---------------
Totals                 233,335       3,334       230,001
                       =======       =====       =======

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE L - STOCK OPTIONS

The Company's Board of Directors has allocated an aggregate 188,066 shares of the Company's common stock (125,377 post-March 24, 1997 reverse stock split shares) for unqualified stock option plans for the benefit of employees of the Company and its subsidiaries.

During 1996, the Company granted options to purchase 89,032 shares (59,355 post-March 24, 1997 reverse stock split shares) of the Company's common stock to employees of the Company and its operating subsidiaries at an exercise price of $3.75 per share ($5.63 post-March 24, 1997 reverse split). These options expire at various times during 2001.


                              Options   Options        Options
                              granted   exercised    outstanding   Exercise price
                              -------   ---------    -----------   --------------

    1996 options               59,355       --          59,355     $5.63 per share
                               ======    =====          ======

    Shares allocated          125,377
                              =======

NOTE M - COMMITMENTS AND CONTINGENCIES

Litigation

Brister's is named as defendant in several product liability lawsuits related to its "fun karts". The Company has had and continues to have commercial liability coverage to cover these exposures with a $50,000 per claim self-insurance clause as of December 31, 1996. The Company is vigorously contesting each lawsuit and has accrued management's estimation of the Company's exposure in each situation. Additionally, the Company maintains a reserve for future litigation equal to the "per claim" self-insurance amount times the four-year rolling average of lawsuits filed naming the Company as a defendant. As of December 31, 1996, approximately $100,000 has been accrued and charged to operations for anticipated future litigation.

On February 7, 1997, litigation was filed against the Company and Brister's in an action to have Brister's product liability insurance coverage (discussed in the preceding paragraph) declared null and void as a result of a payment by Brister's insurance underwriter in settlement of a product liability lawsuit. Legal counsel is of the opinion that this action has questionable merit and the determination of an outcome, if any, is unpredictable at this time. The Company is vigorously defending the action. Additionally, the Company is pursuing a counteraction against the underwriter's agent for potential misrepresentations made by the agent to the underwriter regarding Brister's during the acquisition of the aforementioned commercial liability insurance coverage.

The Company anticipates no material impact to either the results of operations, its financial condition or liquidity based on the uncertainty of outcome, if any, of existing litigation, either collectively and/or individually, at this time.

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE M - COMMITMENTS AND CONTINGENCIES - CONTINUED

Consulting and Patent Licensing

Pursuant to the acquisition of Brister's, the Company entered into a Consulting Agreement with the former owner of Brister's. The former owner will provide certain consulting services to the Company or any subsidiary thereof, which services will not exceed 8 eight-hour work days per month. As consideration for such services, the former owner will receive $400 per day for consulting services provided at the Company's principal place of business and $800 per day for consulting services provided while traveling in connection with Company business. The former owner is required to maintain the confidentiality of all Company information.

Pursuant to the acquisition of Brister's, the Company and the former owner of Brister's entered into a Non- Competition Agreement. The former owner has agreed not to compete with the Company or any of its subsidiaries for a period of five years in any jurisdiction in which the Company or any subsidiary is duly qualified to conduct business or within any marketing area in which the Company is doing a substantial amount of business or is engaged in a business similar to that currently operated by the Company. Additionally, the former owner agreed that during the same five-year period not to interfere with the employment relationship between the Company and any of its other employees by soliciting any of such individuals to participate in individual business ventures.

At the closing of the Brister's acquisition, the Company entered into a Licensing Agreement with the former owner of Brister's. This agreement provides that the former owner will (1) license to the Company all of the Intellectual Property (as defined) currently owned by the former owner and being used by the Company or any subsidiary at terms at least as favorable as the former owner has received or could have received in arms-length transactions with third parties and (2) for a period of five years from the execution of the Licensing Agreement will license to the Company, at the Company's sole option, all Intellectual Property developed or owned by the former owner at any time subsequent to the Closing Date. The license referenced in section (2) above shall be exclusive to the Company and free of charge for the first year from the date of invention and thereafter at terms at least as favorable as the former owner has received or could have received in arms-length transactions with third parties. Intellectual Property is defined in the Stock Purchase Agreement as all domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications owned or used by the Company or any subsidiary in the operation of its business.

Employment agreement

In March 1996, pursuant to a January 1996 letter agreement, the Company entered into a long-term employment contract (Agreement) with an individual to serve as the Company's Chairman of the Board, President and Chief Executive Officer. The Agreement is for a term of three (3) years and provides for an annual base salary of $150,000. Upon execution of the Agreement, the individual earned a signing bonus of 10%, or $15,000, paid with the issuance of 210,000 restricted, unregistered post-reorganization shares (140,000 post-March 24, 1997 reverse split shares) of common stock. Under the terms of the Agreement, the Company may buy-back 140,000 shares in Year 1 of the Agreement at an aggregate price of $16,800 if the individual is terminated for cause or the individual voluntarily terminates his employment prior to March 15, 1997; 70,000 shares in Year 2 of the Agreement at an aggregate price of $8,400 if the individual is terminated for cause or the individual voluntarily terminates his employment between March 15, 1997 and March 15, 1998; and 35,000 shares in Year 3 of the Agreement at an aggregate price of $4,200 if the individual is terminated for cause or the individual voluntarily terminates his employment between March 15, 1998 and March 15, 1999. If the Agreement is terminated for any reason than for cause or voluntary termination by the individual, the buy-back option is terminated.

               KARTS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                    (formerly Sarah Acquisition Corporation)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE M - COMMITMENTS AND CONTINGENCIES - CONTINUED

Contingent stock issuances

The terms of the March 31, 1996 private placement memorandum require the Company and/or a company owned by a current officer and director to issue additional shares to the original investors in the private placement memorandum in the event that the Company's securities, as listed on a published exchange or electronic bulletin board, does not equal $3.00 per share ($4.50 per share, as adjusted by the March 24, 1997 reverse stock split) on March 31, 1996 (the second anniversary date of the closing of the private placement memorandum offering). The issuance of additional shares, if any is required, to the original investors will be done without additional compensation to the Company. To facilitate this contingency, the Company sold 350,000 restricted, unregistered post-reorganization shares (233,333 post-March 24, 1997 reverse split shares) of common stock to an entity owned by an officer and director of the Company for cash of approximately $350. These shares were placed into an escrow account for the benefit of the original investors. In the event that no additional shares are required to be issued to the original investors, the shares held in escrow will be returned to the company owned by a current officer and director of the Company. The Company is unable to predict the fair value of these shares placed into escrow or the impact, if any, that such valuation will have on the Company's Statement of Income for the period ending March 31, 1998.


NOTE N - SIGNIFICANT CUSTOMERS

During the year ended December 31, 1996, the Company had two related customers responsible for net sales in excess of 10.0% of total net sales.


Total net sales                 $8,327,316        100.00%
                                ==========        ======

Company A                       $1,316,880         15.81%
Company B                          369,460          4.44%
                                ----------        ------

Total significant customers     $1,686,340         20.25%
                                ==========        ======

NOTE O - EARNINGS PER SHARE CALCULATION



                                                                     1996         1995
                                                                 -----------    ---------
Primary
   Weighted-average shares outstanding                             2,079,728      124,616
   Exclusion of contingent shares issued in escrow transaction      (190,893)        --
   Net effect of dilutive stock options and warrants
       based on the treasury stock method using
       average market price                                            3,728         --
                                                                 -----------    ---------

       Total weighted-average shares outstanding                   1,892,563      124,616
                                                                 ===========    =========

       Net income                                                $  (959,566)   $    (630)
                                                                 ===========    =========

       Per share amount                                          $     (0.51)         nil
                                                                 ===========    =========



The convertible preferred stock is considered anti-dilutive for the years ended December 31, 1996 and 1995, respectively.

                        KARTS INTERNATIONAL INCORPORATED
          INTRODUCTION TO PROFORMA CONSOLIDATED FINANCIAL INFORMATION
                                  (Unaudited)

Karts International Incorporated (Karts) acquired 100.0% of the issued and outstanding stock of Brister's Thunder Karts, Inc. (a Louisiana corporation) (Brister's) at the close of business on March 31, 1996 and 100.0% of the issued and outstanding stock of USA Industries, Inc. (an Alabama corporation) (USA) as of the close of business on November 21, 1996.

The purchase price of Brister's was approximately $6,300,000 with approximately $2,000,000 paid in cash, notes payable to the seller aggregating $1,200,000 and 775,000 shares (516,667 post-March 24, 1997 reverse stock split shares) of Karts unregistered, restricted common stock.

The purchase price of USA was $1,000,000 with approximately $250,000 paid in cash at closing and the balance paid in 250,000 shares (166,667 post-March 24, 1997 reverse stock split shares) of Karts unregistered, restricted common stock equaling $750,000 based upon the closing price of the Company's common stock on the settlement date.

Both acquisition transactions were accounted for using the purchase method of accounting for business combinations. Karts allocated the total purchase price to the assets acquired based upon their respective relative fair value. Any excess purchase price over the fair value of the assets acquired was recorded as goodwill.


                                Brister's            USA
                                 Thunder         Industries,
                               Karts, Inc.           Inc.
                               -----------       -----------
Purchase price                 $ 6,300,000       $ 1,000,000
Assets acquired                 (2,017,394)       (1,496,970)
Liabilities assumed                981,367         1,492,420
                               -----------       -----------

Goodwill                       $ 4,863,973       $   995,450
                               ===========       ===========

The Proforma Consolidated Statements of Income for the years ended December 31, 1996, 1995 and 1994 present the consolidated results of continuing operations of Karts International Incorporated and Subsidiaries and USA Industries, Inc. as if the acquisitions occurred as of January 1, 1994, as adjusted for the pro forma effect of the amortization of goodwill.

These proforma statements include all material adjustments necessary to present proforma historical results of the above described transactions. The proforma information does not purport to be indicative of the financial position or the results of operations which would have actually been obtained if the acquisition transactions had actually been consummated on the dates indicated. In addition, the proforma financial information does not purport to be indicative of the financial position or results of operations that may be obtained in the future.

The proforma information has been prepared by Karts and all calculations have been made based on assumptions deemed appropriate in the circumstances by Karts. Certain of these assumptions are set forth under the Notes to Proforma Consolidated Financial Information.

The proforma financial information should be read in conjunction with the historical Financial Statements and Notes thereto of Karts International Incorporated and its wholly-owned subsidiaries, Brister's Thunder Karts, Inc. and USA Industries, Inc.

                        KARTS INTERNATIONAL INCORPORATED
                     COMBINED PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996



                                                       Brister's           USA
                                                        Thunder         Industries,        Pro Forma
                                        Karts          Karts, Inc.         Inc.            effect of
                                    International       1/1/96 to        1/1/96 to        amortization        Pro Forma
                                    Incorporated         3/31/96          11/21/96        of goodwill         Combined
                                    ------------       -----------      -----------       ------------        ----------
REVENUES
   Kart sales                        $ 8,327,316        $ 916,845        $ 1,454,663        $   --          $ 10,698,824

COST OF GOODS SOLD                     5,842,532          353,734          1,417,106            --             7,613,372
                                     -----------        ---------        -----------        --------        ------------

GROSS PROFIT                           2,484,784          563,111             37,557            --             3,085,452

OPERATING EXPENSES
   General and administrative          1,253,450          277,666            223,947            --             1,755,063
   Compensation expense
     related to common stock
     issuances at less than
     "fair value" for reorgan-
     ization, restructuring
     and consulting costs              1,430,287             --                 --              --             1,430,287
   Depreciation and
     amortization                        203,022           14,687             40,849          83,091             341,649
                                     -----------        ---------        -----------        --------        ------------

   Total operating expenses            2,886,759          292,353            264,796          83,091           3,526,999
                                     -----------        ---------        -----------        --------        ------------

INCOME FROM OPERATIONS                  (401,975)         270,758           (227,239)        (83,091)           (441,547)

OTHER INCOME (EXPENSE)
   Litigation settlements                   --            (17,379)              --              --               (17,379)
   Interest and other                   (364,016)             448               --              --              (363,568)
                                     -----------        ---------        -----------        --------        ------------

INCOME BEFORE INCOME TAXES              (765,991)         253,827           (227,239)        (83,091)           (822,494)

PROVISION FOR INCOME TAXES              (193,575)         (89,675)              --              --              (283,250)
                                     -----------        ---------        -----------        --------        ------------

NET INCOME (LOSS)                    $  (959,566)       $ 164,152        $  (227,239)       $(83,091)       $ (1,105,744)
                                     ===========        =========        ===========        ========        ============

Pro Forma earnings per
   weighted-average share
   of common stock                                                                                          $      (0.58)
                                                                                                            ============
Pro Forma number of
   weighted-average shares
   of common stock outstanding                                                                                 1,892,563
                                                                                                            ============

                        KARTS INTERNATIONAL INCORPORATED
                     COMBINED PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995



                                                                                           Pro Forma
                                        Karts           Brister's             USA          effect of
                                     International       Thunder          Industries,     amortization        Pro Forma
                                     Incorporated       Karts, Inc.           Inc.         of goodwill        Combined
                                     -------------      -----------       -----------     ------------       -----------
REVENUES
   Kart sales                        $      --          $ 7,320,417        $1,194,043       $    --          $ 8,514,460

COST OF GOODS SOLD                          --            5,131,735         1,052,605            --            6,184,340
                                     -----------        -----------        ----------       ---------        -----------

GROSS PROFIT                                --            2,188,682           141,438            --            2,330,120

OPERATING EXPENSES
   General and
     administrative                          630          1,443,155            94,822            --            1,538,607
   Depreciation and
     amortization                           --               68,815            32,161         234,377            335,353
                                     -----------        -----------        ----------       ---------        -----------

   Total operating expenses                  630          1,511,970           126,983         234,377          1,873,960
                                     -----------        -----------        ----------       ---------        -----------

INCOME FROM OPERATIONS                      (630)           676,712            14,455        (234,377)           456,160

OTHER INCOME (EXPENSE)
   Litigation settlements                   --             (130,000)             --              --             (130,000)
   Interest and other                       --               13,263               587            --               13,850
                                     -----------        -----------        ----------       ---------        -----------

INCOME BEFORE INCOME TAXES                  (630)           559,975            15,042        (234,377)           340,010

PROVISION FOR INCOME TAXES                  --             (218,686)             --              --             (218,686)
                                     -----------        -----------        ----------       ---------        -----------

NET INCOME (LOSS)                    $      (630)       $   341,289        $   15,042       $(234,377)       $   121,324
                                     ===========        ===========        ==========       =========        ===========

Pro Forma earnings per
   weighted-average share
   of common stock                                                                                           $      0.06
                                                                                                             ===========
Pro Forma number of
   weighted-average shares
   of common stock outstanding                                                                                 1,892,563
                                                                                                             ===========

                        KARTS INTERNATIONAL INCORPORATED
                     COMBINED PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1994



                                                                                           Pro Forma
                                        Karts           Brister's             USA          effect of
                                     International       Thunder          Industries,     amortization        Pro Forma
                                     Incorporated       Karts, Inc.           Inc.         of goodwill        Combined
                                     -------------      -----------       -----------     ------------       -----------
REVENUES
   Kart sales                        $      --          $ 6,203,293        $ 866,207        $    --          $ 7,069,500

COST OF GOODS SOLD                          --            4,421,274          764,971             --            5,186,245
                                     -----------        -----------        ---------        ---------        -----------

GROSS PROFIT                                --            1,782,019          101,236             --            1,883,255

OPERATING EXPENSES
   General and administrative                630          1,235,694           77,453             --            1,313,777
   Depreciation and
     amortization                           --               81,179           28,977          234,377            344,533
                                     -----------        -----------        ---------        ---------        -----------

   Total operating expenses                  630          1,316,873          106,430          234,377          1,658,310
                                     -----------        -----------        ---------        ---------        -----------

INCOME FROM OPERATIONS                      (630)           465,146           (5,194)        (234,377)           224,945

OTHER INCOME (EXPENSE)
  Interest and other                        --               97,414              372             --               97,786
                                     -----------        -----------        ---------        ---------        -----------

INCOME BEFORE INCOME TAXES                  (630)           562,560           (4,822)        (234,377)           322,731

PROVISION FOR INCOME TAXES                  --             (216,072)            --               --             (216,072)
                                     -----------        -----------        ---------        ---------        -----------

NET INCOME (LOSS)                    $      (630)       $   346,488        $  (4,822)       $(234,377)       $   106,659
                                     ===========        ===========        =========        =========        ===========

Pro Forma earnings per
   weighted-average share
   of common stock                                                                                           $      0.06
                                                                                                             ===========
Pro Forma number of
   weighted-average shares
   of common stock outstanding                                                                                 1,892,563
                                                                                                             ===========

                        KARTS INTERNATIONAL INCORPORATED
              NOTES TO PROFORMA CONSOLIDATED FINANCIAL INFORMATION
                                  (Unaudited)

The Proforma Consolidated Statements of Income for the years ended December 31, 1996, 1995 and 1994 are derived from the historical Statements of Income of Karts International Incorporated, Brister's Thunder Karts, Inc. and USA Industries, Inc.

The proforma information reflects the adjustments to record the acquisition of Brister's Thunder Karts, Inc. by Karts International Incorporated on April 1, 1996 as if the acquisition occurred on January 1, 1994. This transaction was recorded pursuant to the requirements of Accounting Principles Board Opinion #16, "Business Combinations", and is accounted for as a purchase.

Additionally, the proforma information reflects the adjustments to record the acquisition of USA Industries, Inc. by Karts International Incorporated on November 21, 1996 as if the acquisition occurred on January 1, 1994. This transaction was recorded pursuant to the requirements of Accounting Principles Board Opinion #16, "Business Combinations", and is accounted for as a purchase.

The proforma financial information should be read in conjunction with the historical Financial Statements and Notes thereto of Karts International Incorporated and its wholly-owned subsidiaries, Brister's Thunder Karts, Inc. and USA Industries, Inc.

The proforma information does not purport to be indicative of the financial position or the results of operations which would have actually been obtained if the acquisition transactions had actually been consummated on the dates indicated. In addition, the proforma financial information does not purport to be indicative of the financial position or results of operations that may be obtained in the future.

The respective pro forma adjustments to the historical financial statements depicted on the Proforma Consolidated Statements of Income are described below:

(1) Adjustment to amortize approximately $5.86 million in cumulative goodwill acquired in the respective acquisitions as if both acquisitions had occurred on January 1, 1994. Goodwill is amortized using a 25 year life and the straight-line method.

                         BRISTER'S THUNDER KARTS, INC.
        (a wholly-owned subsidiary of Karts International Incorporated)
                                 BALANCE SHEET
                                 March 31, 1996

                                   UNAUDITED

                                     ASSETS
CURRENT ASSETS
   Cash on hand and in bank                             $   488,047
   Accounts and notes receivable
     Trade                                                  239,864
     Other                                                      424
   Inventory                                                852,631
   Prepaid expenses                                         101,050
                                                        -----------
       TOTAL CURRENT ASSETS                               1,682,016
                                                        -----------

PROPERTY AND EQUIPMENT - AT COST                            496,425
   Less accumulated depreciation                           (171,528)
                                                        -----------
       NET PROPERTY AND EQUIPMENT                           324,897
                                                        -----------
OTHER ASSETS
   Deposits                                                   4,059
                                                        -----------

       TOTAL ASSETS                                     $ 2,010,972
                                                        ===========

                LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Note payable                                         $    83,235
   Current maturities of long-term debt                       4,190
   Accounts payable and other accrued liabilities            97,394
   Federal and State income taxes payable                   103,542
                                                        -----------
       TOTAL CURRENT LIABILITIES                            288,361
                                                        -----------
LONG-TERM LIABILITIES
   Notes payable                                              5,364
   Deferred income tax liability                             17,438
                                                        -----------
       TOTAL LIABILITIES                                    311,163
                                                        -----------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
   Common stock - no par value
     1,000 shares authorized, issued
     and outstanding                                          1,000
   Retained earnings                                      1,698,809
                                                        -----------
       TOTAL SHAREHOLDERS' EQUITY                         1,699,809
                                                        -----------
     TOTAL LIABILITIES AND
       SHAREHOLDERS' EQUITY                             $ 2,010,972
                                                        ===========

See Accountant's Review Report.
The accompanying notes are an integral part of these financial statements.

                         BRISTER'S THUNDER KARTS, INC.
        (a wholly-owned subsidiary of Karts International Incorporated)
             STATEMENTS OF INCOME AND CHANGES IN RETAINED EARNINGS
                       Three months ended March 31, 1996

                                   UNAUDITED

REVENUES                                            $   916,845

COST OF SALES                                           399,334
                                                    -----------

GROSS PROFIT                                            517,511

OPERATING EXPENSES                                      299,527
                                                    -----------

INCOME FROM OPERATIONS                                  217,984

OTHER INCOME (EXPENSE)                                  (13,647)
                                                    -----------

INCOME BEFORE INCOME TAXES                              204,337

INCOME TAX (EXPENSE)                                    (89,675)
                                                    -----------

NET INCOME                                              114,662

RETAINED EARNINGS
   At beginning of period                             1,584,147
                                                    -----------

   At end of period                                 $ 1,698,809
                                                    ===========

See Accountant's Review Report.
The accompanying notes are an integral part of these financial statements.

                         BRISTER'S THUNDER KARTS, INC.
        (a wholly-owned subsidiary of Karts International Incorporated)
                            STATEMENTS OF CASH FLOWS
                       Three months ended March 31, 1996

                                   UNAUDITED

CASH FLOWS FROM OPERATING ACTIVITIES
   Net income for the period                                    $   114,662
   Adjustments to reconcile net
     income to net cash provided
     by operating activities
       Depreciation and amortization                                 20,273
       (Increase) Decrease in:
         Accounts receivable                                        (86,167)
         Inventory                                                 (280,632)
         Prepaid expenses                                            50,525
         Deposits                                                    (4,059)
       Increase (Decrease) in:
         Accounts payable and other
           accrued liabilities                                     (416,388)
         Federal income taxes payable                                63,054
                                                                -----------
NET CASH USED IN OPERATING ACTIVITIES                              (538,732)
                                                                -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                               (46,343)
   Cash received (advanced) on
     other accounts receivable                                         (424)
                                                                -----------
NET CASH USED IN INVESTING ACTIVITIES                               (46,767)
                                                                -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Principal payments on note payable                               (26,988)
   Principal payments on long-term debt                              (1,045)
                                                                -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                           (28,033)
                                                                -----------

DECREASE IN CASH                                                   (613,532)

Cash at beginning of period                                       1,101,579
                                                                -----------
Cash at end of period                                           $     5,338
                                                                ===========

SUPPLEMENTAL DISCLOSURE OF INTEREST AND INCOME TAXES PAID

     Interest paid during the period                            $    14,639
                                                                ===========
     Income taxes paid during the period                        $    26,621
                                                                ===========


See Accountant's Review Report.
The accompanying notes are an integral part of these financial statements.

                         BRISTER'S THUNDER KARTS, INC.
        (a wholly-owned subsidiary of Karts International Incorporated)
                         NOTES TO FINANCIAL STATEMENTS

NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

Brister's Thunder Karts, Inc. (Company) was formed on August 2, 1976 under the laws of the State of Louisiana. The Company is in the business of manufacturing and marketing motorized "fun" karts for the consumer market. Effective at the close of business on March 31, 1996, the Company's sole shareholder sold 100.0% of the Company's issued and outstanding stock to Karts International Incorporated (KII). The Company became a wholly-owned subsidiary of KII at that date.

In the opinion of management, the accompanying interim financial statements, prepared in accordance with the instructions for interim financial statements, are unaudited and contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations and cash flows of the Company for the respective interim periods presented. The current period results of operations are not necessarily indicative of results which ultimately will be reported for the full fiscal year ending December 31, 1997.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.   Cash and cash equivalents

     The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

     Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

2.   Accounts and advances receivable

     In the normal course of business, the Company extends unsecured credit to virtually all of its customers which are located throughout in the Southeastern United States, principally Texas, Louisiana, Mississippi, Alabama, Georgia and Florida. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance, the maximum exposure to the Company is the recorded amount of trade accounts receivable shown on the balance sheet at the date of non-performance.

3.   Inventory

     Inventory consists of steel, engines and other related raw materials used in the manufacture of "fun" karts. These items are carried at the lower of cost or market using the first-in, first-out method. As of March 31, 1996, inventory consisted of the following components:


                   Raw materials            $506,022
                   Work in process           211,825
                   Finished goods            134,784
                                            --------
                                            $852,631
                                            ========

                         BRISTER'S THUNDER KARTS, INC.
        (a wholly-owned subsidiary of Karts International Incorporated)
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

4.   Property, plant and equipment

     Property and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives of the individual assets using the straight-line method.

     Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

5.   Income taxes

     The Company utilizes the asset and liability method of accounting for income taxes. At March 31, 1996 , the deferred tax asset and deferred tax liability accounts, as recorded when material, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization. No valuation allowance was provided against deferred tax assets, where applicable.

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment consist of the following components:


                                                 Estimated
                                                 useful life
                                                 -----------
Equipment                        $ 360,368        10 years
Transportation equipment            85,788        3 years
Furniture and fixtures              45,822        7 years
Leasehold improvements               4,447        10 years
                                 ---------
                                   496,425
Accumulated depreciation          (171,528)
                                 ---------
Net property and equipment       $ 324,897
                                 =========

NOTE D - NOTES PAYABLE

Notes payable consist of the following:


$137,025 note payable to a finance
   company. Interest at 9.20%.
   Payable in monthly installments
   of approximately $14,290, including
   interest. Secured by insurance coverage.                  $83,235
                                                             =======

                         BRISTER'S THUNDER KARTS, INC.
        (a wholly-owned subsidiary of Karts International Incorporated)
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE E - LONG-TERM DEBT

Long-term debt consists of the following:


$27,677 note payable to the Company's
   former shareholder. Interest at 7.0%
   Payable in semi-monthly installments
   of approximately $200, including interest
   Secured by equipment                             $ 9,554

     Less current portion                            (4,190)
                                                    -------
     Long-term portion                              $ 5,364
                                                    =======

Future maturities of long-term debt are as follows:


           Year ending
           December 31,           Amount
           ------------           ------
              1996                $4,190
              1997                 4,494
              1998                   870
                                  ------
                                  $9,554
                                  ======

NOTE F - INCOME TAXES

The deferred current tax asset and non-current deferred tax liability on the March 31, 1996 balance sheet consists of the following:


Current deferred tax asset                                   $  --
Current deferred tax liability                                  --
Valuation allowance for current deferred tax asset              --
                                                             -------

Net current deferred tax asset                               $  --
                                                             =======

Non-current deferred tax asset                               $  --
Non-current deferred tax liability                            17,438
Valuation allowance for non-current deferred tax asset          --
                                                             -------
Net non-current deferred tax asset                           $17,438
                                                             =======

The non-current deferred tax liability results from the usage of statutory accelerated tax depreciation and amortization methods.

                         BRISTER'S THUNDER KARTS, INC.
        (a wholly-owned subsidiary of Karts International Incorporated)
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE F - INCOME TAXES - CONTINUED

The components of income tax expense for the three months ended March 31, 1996 is as follows:


                        Federal:
                          Current                $78,502
                          Deferred                  --
                                                 -------
                                                  78,502
                                                 -------
                        State:
                          Current                 11,173
                          Deferred                  --
                                                 -------
                                                  11,173
                                                 -------

                        Total                    $89,675
                                                 =======

The Company's income tax expense for the three months ended March 31, 1996 differed from the statutory federal rate of 34 percent as follows:


         Statutory rate applied to
           earnings before income taxes               $69,475
         Increase (decrease) in income taxes
           resulting from:
             State income taxes                        11,173
             Effect of book/tax differences
               in depreciation and other tax
               basis adjustments                        9,027
                                                      -------
         Income tax expense                           $89,675
                                                      =======

NOTE G - RELATED PARTY TRANSACTIONS

The Company leases its manufacturing facilities and corporate offices under an operating lease with its sole shareholder. The lease requires payments of approximately $6,025 per month and the lease expires in December 1996. The lease contains an extension option for the year beginning January 1997. Total lease expense for the three months ended March 31, 1996 was approximately $18,075.

NOTE H - COMMITMENTS AND CONTINGENCIES

The Company is named as defendant in several lawsuits related to its "fun" karts. The Company has commercial liability coverage to cover these exposures with a $25,000 per claim self-insurance clause. The Company is vigorously contesting each lawsuit and has accrued management's estimation of the Company's exposure in each situation. Additionally, the Company maintains a reserve for future litigation equal to the "per claim" self-insurance amount times the four-year rolling average of lawsuits filed naming the Company as a defendant. As of March 31, 1996, approximately $50,000 has been accrued and charged to operations for anticipated future litigation. The Company anticipates no material impact to either the results of operations, its financial condition or liquidity based on the uncertainty of outcome, if any, of existing litigation, either collectively and/or individually, at this time.

                   [S. W. HATFIELD + ASSOCIATES LETTERHEAD]

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Shareholder
Brister's Thunder Karts, Inc.

We have audited the accompanying balance sheets of Brister's Thunder Karts, Inc. (a Louisiana corporation) as of December 31, 1995 and 1994 and the related statements of income, changes in shareholder's equity and cash flows for each of the two years ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brister's Thunder Karts, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the two years ended December 31, 1995 in conformity with generally accepted accounting principles.


                                                 /s/ S. W. HATFIELD + ASSOCIATES

                                                 S. W. HATFIELD + ASSOCIATES

Dallas, Texas
March 9, 1996

                         BRISTER'S THUNDER KARTS, INC.
                                 BALANCE SHEETS
                           December 31, 1995 and 1994


                                 ASSETS
                                                        1995                 1994
                                                     -----------        -----------
CURRENT ASSETS
   Cash on hand and in bank                          $ 1,101,579        $   521,432
   Accounts receivable
     Trade                                               153,697            179,576
     Other                                                  --               24,000
   Inventory                                             571,999            381,743
   Prepaid expenses                                      151,575            109,745
                                                     -----------        -----------
     TOTAL CURRENT ASSETS                              1,978,850          1,216,496
                                                     -----------        -----------

PROPERTY AND EQUIPMENT                                   450,082            349,050
   Accumulated depreciation                             (151,255)           (98,444)
                                                     -----------        -----------
     NET PROPERTY AND EQUIPMENT                          298,827            250,606
                                                     -----------        -----------

     TOTAL ASSETS                                    $ 2,277,677        $ 1,467,102
                                                     ===========        ===========


                    LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
   Notes payable                                     $   110,223        $    76,881
   Current maturities of long-term debt                    4,190              3,908
   Accounts payable and other accrued expenses           513,782             98,783
   Federal and state income taxes payable                 40,488              1,271
                                                     -----------        -----------
     TOTAL CURRENT LIABILITIES                           668,683            180,843
                                                     -----------        -----------

LONG-TERM LIABILITIES
     Notes payable, net of current maturities              6,409             10,599
     Deferred tax liability                               17,438             31,802
                                                     -----------        -----------
       TOTAL LIABILITIES                                 692,530            223,244
                                                     -----------        -----------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDER'S EQUITY (DEFICIT)
   Common stock - no par value
     1,000 shares authorized, issued
     and outstanding, respectively                         1,000              1,000
   Retained earnings                                   1,584,147          1,242,858
                                                     -----------        -----------
     TOTAL SHAREHOLDER'S EQUITY (DEFICIT)              1,585,147          1,243,858
                                                     -----------        -----------

TOTAL LIABILITIES AND
   SHAREHOLDER'S EQUITY                              $ 2,277,677        $ 1,467,102
                                                     ===========        ===========


The accompanying notes are an integral part of these financial statements.

                         BRISTER'S THUNDER KARTS, INC.
                              STATEMENTS OF INCOME
                     Years ended December 31, 1995 and 1994


                                                   1995               1994
                                                -----------        -----------
REVENUES
     Kart sales                                 $ 7,320,417        $ 6,203,293
                                                -----------        -----------

COST OF SALES
   Materials                                      4,350,123          3,805,191
   Direct labor                                     447,654            328,524
   Freight                                           72,687             76,289
   Other                                            261,271            211,270
                                                -----------        -----------
     TOTAL COST OF SALES                          5,131,735          4,421,274
                                                -----------        -----------

GROSS PROFIT                                      2,188,682          1,782,019
                                                -----------        -----------

OPERATING EXPENSES
   Salaries, wages and related costs                872,502            777,662
   Insurance                                        174,166            180,032
   Other general and administrative costs           396,487            278,000
   Depreciation and amortization                     68,815             81,179
                                                -----------        -----------
     TOTAL OPERATING EXPENSE                      1,511,970          1,316,873
                                                -----------        -----------

INCOME FROM OPERATIONS                              676,712            465,146

OTHER INCOME (EXPENSES)
   Interest and other income                          9,043             20,763
   Litigation settlements and reserves             (130,000)              --
   Gain on sale of fixed assets                       4,220             76,651
                                                -----------        -----------

INCOME BEFORE INCOME TAXES                          559,975            562,560

INCOME TAXES                                       (218,686)          (216,072)
                                                -----------        -----------

NET INCOME                                      $   341,289        $   346,488
                                                ===========        ===========


The accompanying notes are an integral part of these financial statements.

                         BRISTER'S THUNDER KARTS, INC.
                  STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
                     Years ended December 31, 1995 and 1994


                                         Common Stock
                                     --------------------        Retained
                                     # shares      Amount        earnings             Totals
                                     --------      ------      ------------        -----------
BALANCES AT JANUARY 1, 1994            1,000       $1,000       $ 1,069,472        $ 1,070,472

Property dividend to shareholder        --           --            (173,102)          (173,102)

Net income for the year                 --           --             346,488            346,488
                                       -----       ------       -----------        -----------

BALANCES AT DECEMBER 31, 1994          1,000        1,000         1,242,858          1,243,858

Net income for the year                 --           --             341,289            341,289
                                       -----       ------       -----------        -----------

BALANCES AT DECEMBER 31, 1995          1,000       $1,000       $ 1,584,147        $ 1,585,147
                                       =====       ======       ===========        ===========



The accompanying notes are an integral part of these financial statements.

                         BRISTER'S THUNDER KARTS, INC.
                            STATEMENTS OF CASH FLOWS
                     Years ended December 31, 1995 and 1994


                                                         1995             1994
                                                     -----------        ---------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income for the year                           $   341,289        $ 346,488
   Adjustments to reconcile net income to
     net cash provided by operating activities
       Depreciation and amortization                      68,815           81,179
       Gain on sale of fixed assets                       (4,220)         (76,651)
       (Increase) Decrease in:
         Accounts receivable                              25,879          (55,961)
         Inventory                                      (190,256)        (289,293)
         Prepaid expenses                               (151,575)            --
       Increase (Decrease) in:
         Accounts payable and
            other accrued liabilities                    525,222          (28,260)
         Income taxes payable                            148,962         (192,178)
         Deferred tax liability                          (14,364)          21,277
                                                     -----------        ---------

NET CASH PROVIDED BY (USED IN)
   OPERATING ACTIVITIES                                  749,752         (193,399)
                                                     -----------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES
   Cash collected from miscellaneous advances             24,000           35,000
   Cash advanced on miscellaneous advances                  --            (24,000)
   Purchase of property and equipment                   (112,816)         (84,822)
                                                     -----------        ---------

NET CASH USED IN INVESTING ACTIVITIES                    (88,816)         (73,822)
                                                     -----------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES
   Advances from shareholder - net                       (40,381)          40,381
   Principal payments on note payable                    (36,500)            --
   Principal payments on long-term debt                   (3,908)          (3,645)
                                                     -----------        ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES                (80,789)          36,736
                                                     -----------        ---------

INCREASE (DECREASE) IN CASH                              580,147         (230,485)

Cash at beginning of period                              521,432          751,917
                                                     -----------        ---------

CASH AT END OF PERIOD                                $ 1,101,579        $ 521,432
                                                     ===========        =========


                                 - CONTINUED -


The accompanying notes are an integral part of these financial statements.

                         BRISTER'S THUNDER KARTS, INC.
                      STATEMENTS OF CASH FLOWS - CONTINUED
                     Years ended December 31, 1995 and 1994

                                              1995           1994
                                            --------       --------
SUPPLEMENTAL DISCLOSURE OF
   INTEREST AND INCOME TAXES PAID

     Interest paid for the period           $ 34,773       $  7,170
                                            ========       ========

     Income taxes paid for the period       $ 84,088       $386,973
                                            ========       ========

SUPPLEMENTAL DISCLOSURE OF
   NONCASH INVESTING AND
   FINANCING ACTIVITIES

     Acquisition of insurance through
       short-term note payable              $137,025       $   --
                                            ========       ========


The accompanying notes are an integral part of these financial statements.

                         BRISTER'S THUNDER KARTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

Brister's Thunder Karts, Inc. (Company) was formed on August 2, 1976 under the laws of the State of Louisiana. The Company is in the business of manufacturing and marketing motorized "fun" karts for the consumer market.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.   Cash and cash equivalents

     The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

     Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

2.   Accounts and advances receivable

     In the normal course of business, the Company extends unsecured credit to virtually all of its customers which are located throughout the Southeastern United States, principally Texas, Louisiana, Mississippi, Alabama, Georgia and Florida. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance, the maximum exposure to the Company is the recorded amount of trade accounts receivable shown on the balance sheet at the date of non-performance.

3.   Inventory

     Inventory consists of steel, engines and other related raw materials used in the manufacture of "fun" karts. These items are carried at the lower of cost or market using the first-in, first-out method. As of December 31, 1995 and 1994, inventory consisted of the following components:


                        1995           1994
                      --------       --------
Raw materials         $522,849       $223,490
Work in process         49,150        147,360
Finished goods            --           10,893
                      --------       --------
                      $571,999       $381,743
                      ========       ========

                         BRISTER'S THUNDER KARTS, INC.

4.   Property, plant and equipment

     Property and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives of the individual assets using the straight-line method.

     Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

5.   Income taxes

     The Company utilizes the asset and liability method of accounting for income taxes. At December 31, 1995 and 1994, the deferred tax asset and deferred tax liability accounts, as recorded when material, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization. No valuation allowance was provided against deferred tax assets, where applicable.

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment consist of the following components as of December 31, 1995 and 1994, respectively:

                                                                   Estimated
                                    1995             1994         useful life
                                 ---------        ---------       -----------
Equipment                        $ 314,339        $ 198,688        10 years
Transportation equipment            85,788           98,865        3 years
Furniture and fixtures              45,608           47,150        7 years
Leasehold improvements               4,347            4,347        10 years
                                 ---------        ---------
                                   450,082          349,050
Accumulated depreciation          (151,255)         (98,444)
                                 ---------        ---------

Net property and equipment       $ 298,827        $ 250,606
                                 =========        =========

NOTE D - NOTES PAYABLE

Notes payable consists of the following at December 31, 1995 and 1994, respectively,

                                                               1995          1994
                                                             --------       -------
$137,025 note payable to a finance company
   Interest at 9.20%. Payable in monthly
   installments of approximately $14,290,
   including interest. Secured by insurance coverage         $110,223       $  --

Note payable to shareholder.  Interest at 12.0%
   Final payment due December 1995                               --          76,881
                                                             --------       -------
                                                             $110,223       $76,881
                                                             ========       =======

                         BRISTER'S THUNDER KARTS, INC.

NOTE E - LONG-TERM DEBT

Long-term debt consists of the following at December 31, 1995 and 1994, respectively,

                                                      1995            1994
                                                    --------        --------
$27,677 note payable to the Company's
   former shareholder. Interest at 7.0%
   Payable in semi-monthly installments
   of approximately $200, including interest
   Secured by equipment                             $ 10,599        $ 14,507

     Less current portion                             (4,191)         (3,908)
                                                    --------        --------

     Long-term portion                              $  6,408        $ 10,599
                                                    ========        ========

Future maturities of long-term debt are as follows:

                Year ending
                December 31,           Amount
                ------------           ------
                   1996                $ 4,191
                   1997                  4,494
                   1998                  1,914
                                       -------
                                       $10,599
                                       =======

NOTE F - INCOME TAXES

The deferred current tax asset and non-current deferred tax liability on the December 31, 1995 and 1994, respectively, balance sheet consists of the following:


                                                              1995          1994
                                                             -------       -------
Current deferred tax asset                                   $  --         $  --
Current deferred tax liability                                  --            --
Valuation allowance for current deferred tax asset              --            --
                                                             -------       -------

Net current deferred tax asset                               $  --         $  --
                                                             =======       =======

Non-current deferred tax asset                               $  --         $  --
Non-current deferred tax liability                            17,438        31,802
Valuation allowance for non-current deferred tax asset          --            --
                                                             -------       -------
Net non-current deferred tax asset                           $17,438       $31,802
                                                             =======       =======

The non-current deferred tax liability results from the usage of statutory accelerated tax depreciation and amortization methods.

                         BRISTER'S THUNDER KARTS, INC.

The components of income tax expense (benefit) for the years ended December 31, 1995 and 1994, respectively, are as follows:


                              1995            1994
                           ---------        --------
Federal:
  Current                  $ 204,000        $171,317
  Deferred                   (14,364)         21,277
                           ---------        --------
                             189,636         192,594
                           ---------        --------
State:
  Current                     29,050          23,478
  Deferred                      --              --
                           ---------        --------
                              29,050          23,478
                           ---------        --------

Total                      $ 218,686        $216,072
                           =========        ========

The Company's income tax expense (benefit) for the years ended December 31, 1995 and 1994, respectively, differed from the statutory federal rate of 34 percent as follows:

                                                1995             1994
                                             ---------        ---------
Statutory rate applied to
  earnings before income taxes               $ 190,392        $ 191,270
Increase (decrease) in income taxes
  resulting from:
    State income taxes                          29,050           23,478
    Deferred income taxes                      (14,364)          21,277
    Effect of incremental tax brackets          13,608          (19,953)
                                             ---------        ---------

Income tax expense                           $ 218,686        $ 216,072
                                             =========        =========

NOTE G - RELATED PARTY TRANSACTIONS

The Company leases its manufacturing facilities and corporate offices under an operating lease with its sole shareholder. The lease requires payments of approximately $6,025 per month and the lease expires in December 1996. The lease contains an extension option for the year beginning January 1997. Total lease expense for the years ended December 31, 1995 and 1994, respectively, were approximately $70,400 and $60,887.

NOTE H - COMMITMENTS AND CONTINGENCIES

The Company is named as defendant in several lawsuits related to its "fun" karts. The Company has commercial liability coverage to cover these exposures with a $25,000 per claim self-insurance clause. The Company is vigorously contesting each lawsuit and has accrued management's estimation of the Company's exposure in each situation. Additionally, the Company maintains a reserve for future litigation equal to the "per claim" self-insurance amount times the four-year rolling average of lawsuits naming the Company as a defendant. As of December 31, 1996, approximately $100,000 has been accrued and charged to operations for anticipated future litigation. The Company anticipates no material impact to either the results of operations, its financial condition or liquidity based on the uncertainty of outcome, if any, of existing litigation, either collectively and/or individually, at this time.

======================================================

     NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES TO WHICH IT RELATES IN ANY STATE TO ANY PERSON WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS

                                              PAGE
                                              ----
Prospectus Summary..........................    4
Risk Factors................................    8
The Company.................................   18
Common Stock Price Ranges and Dividends.....   21
Dividend Policy.............................   21
Use of Proceeds.............................   22
Dilution....................................   24
Capitalization..............................   25
Selected Historical Consolidated and
  Combined Financial Information............   26
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations................................   27
Business....................................   33
Management..................................   45
Certain Relationships and Related
  Transactions..............................   49
Principal Stockholders......................   53
Description of Securities...................   54
Shares Eligible for Future Sale.............   59
Underwriting................................   60
Legal Matters...............................   63
Experts.....................................   63
Index to Consolidated Financial
  Statements................................  F-1

                             ---------------------

       UNTIL             (  DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

======================================================

======================================================

                              KARTS INTERNATIONAL
                                  INCORPORATED
                        1,400,000 SHARES OF COMMON STOCK
                            AND 1,400,000 REDEEMABLE
                             COMMON STOCK PURCHASE
                                    WARRANTS
                           -------------------------

                                   PROSPECTUS

                           -------------------------
                    [KARTS INTERNATIONAL INCORPORATED LOGO]
                                           , 1997

======================================================

                                 PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Articles of Incorporation relieve its directors from liability for monetary damages to the full extent permitted by Nevada law. Sections 78.751 and 78.752 of the General Corporation Law of the State of Nevada authorize a corporation to indemnify, among others, any officer or director against certain liabilities under specified circumstances, and to purchase and maintain insurance on behalf of its officers and directors. The Underwriting Agreement between the Company and the Underwriters in connection with the Offering provides for reciprocal indemnification by each party of the other and its officers, directors and controlling persons under specified circumstances.

         Article Seventh and Article Eighth of the Company's Articles of Incorporation, included in Exhibit 3.1 hereto, which provide for certain limitations on the liability of directors and indemnification of directors and officers, respectively, are hereby incorporated by reference. The Company's Articles of Incorporation provide, in general, that no director of the Company shall be personally liable for monetary damages for breach of the director's fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of other laws; (iii) a transaction from which the director received an improper personal benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) any act or omission for which the liability of a director is expressly provided by an applicable statute.

         Article VII, Section 7 of the Company's Bylaws, included in Exhibit
3.2 hereto, provides, in general, that the Company shall indemnify its directors and officers under the circumstances defined in Section 78.751 of the General Corporation Law of the State of Nevada and gives authority to the Company to purchase insurance with respect to such indemnification.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The Company will bear the following estimated expenses incurred in connection with this Offering:



Item                                                        Amount
----                                                        ------
SEC registration fee  . . . . . . . . . . . . . . . . .       $5,531.46
NASD filing fee . . . . . . . . . . . . . . . . . . . .        2,307.37

Nasdaq application and listing fee  . . . . . . . . . .       10,000.00
Underwriters' non-accountable expense allowance . . . .      173,250.00*
Blue sky filing fees and expenses . . . . . . . . . . .       40,000.00
Transfer agent and registrar fees . . . . . . . . . . .        5,000.00
Printing and engraving expenses . . . . . . . . . . . .       60,000.00
Legal fees and expenses . . . . . . . . . . . . . . . .      135,000.00

Accounting fees and expenses  . . . . . . . . . . . . .       25,000.00
Miscellaneous . . . . . . . . . . . . . . . . . . . . .        3,911.17
                                                             ----------
TOTAL                                                       $470,000.00*

------------------------------



*$199,238 and $485,988, respectively, if the Underwriters' over-allotment option is fully exercised.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         a.      PRIVATE OFFERING COMPLETED ON NOVEMBER 15, 1996.

         On November 15, 1996, the Company concluded the private sale of 25 Units (the "Units") for total proceeds of $625,000. Each Unit consisted of one share of convertible preferred stock, $0.001 par value per share (the "Convertible Preferred Stock") and 6,667 Redeemable Common Stock Purchase Warrants (the "1996 Warrants"). A total of 25 shares of Convertible Preferred Stock and 166,675 1996 Warrants were sold. Each 1996 Warrant entitles the holder thereof to purchase, for a period of 42 months after November 15, 1996, one share of the Company's Common Stock at an exercise price of $4.50 per 1996 Warrant, subject to adjustment in certain circumstances. Upon completion of this Offering, the Company has the option to require the holders of the Convertible Preferred Stock to convert each share of the Convertible Preferred Stock into either (a) $25,000 and 4,167 shares of Common Stock or (b) 8,334 shares of Common Stock. Under either option, the investor will continue to hold the 1996 Warrants. If for any reason the Company does not complete a public offering of its securities by November 15, 1997, each share of Convertible Preferred Stock will be automatically converted into 8,334 shares of Common Stock.

         Information concerning the sale of the Units is as follows:


No. of
Units        Date of Sale                         Purchaser        Consideration
-----        ------------                         ---------        -------------
  1      November 15, 1996     Ervin L. Betts                         $25,000
  2      November 15, 1996     The Bisio Living Trust                  50,000
  2      November 15, 1996     Central Scale Profit Sharing Plan       50,000

  1      November 15, 1996     Dean L. Duncan                          25,000
  1      November 15, 1996     Gary C. Evans                           25,000
  2      November 15, 1996     Mathew W. Geisser, Jr.
                               and Barbara E. Geisser                  50,000
  2      November 15, 1996     Fred M. Harris                          50,000
  1      November 15, 1996     Roy Henrichs                            25,000
  1      November 15, 1996     Craig S. Jennings                       25,000

  1      November 15, 1996     Edward M. Kalinowski, Sr.               25,000
  1      November 15, 1996     Harrison J. Kornfield                   25,000
  1      November 15, 1996     Chris Murray                            25,000
  2      November 15, 1996     A. L. Park                              50,000
  2      November 15, 1996     Putich Sales, Inc., DBPP                50,000

  1      November 15, 1996     Alex Theriot, Jr.                       25,000
  1      November 15, 1996     Eva Dell W. Turner Trust                25,000
  3      November 15, 1996     Ralph L. Zaun                           75,000
 ---                                                                 --------
  25                                                                $ 625,000
  ==                                                                 ========


         On March 6, 1997, the Company offered to each subscriber to the offering the option of either receiving a refund of their investment, with interest applied thereon at a rate of 12% per annum, or retaining the investment and receiving an additional 13,334 1996 Warrants for each Unit subscribed for as consideration for waiving certain registration rights and agreeing to certain lock-up provisions with respect to the Common Stock issuable upon conversion of the Convertible Preferred Stock and the 1996 Warrants. The Company believes that none of the subscribers will seek a refund of their initial investment in the Company. Gary C. Evans is a director of the Company.


         Argent Securities, Inc. ("Argent") acted as placement agent with regard to this private offering. As placement agent, Argent received a commission of eight percent of the aggregate amount of the offering, four percent of the offering proceeds (or $25,000) as additional compensation for investment banking services and three percent of the offering proceeds (or $18,750) for non-accountable expenses.

         The Company, after determining the availability of the exemption from registration provided under Rule 506 of Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), relied upon such exemption in connection with the issuance of the shares of Convertible Preferred Stock and 1996 Warrants. The purchasers had access to information concerning the Company, its financial condition, assets, management and proposed activities. In connection with the Company's reliance upon the exemption from registration provided in Rule 506, the Company determined that each investor (i) was an accredited investor as that term is defined in Rule 501(a) of Regulation D, (ii) had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of an investment in the Company and had the financial ability to assume the monetary risks associated therewith, (iii) was able to bear the complete loss of his investment in the Company, (iv) had received such other documents and information as he requested and had an opportunity to ask questions of and receive answers from representatives of the Company, and (v) was acquiring the shares of Convertible Preferred Stock and 1996 Warrants of the Company for his own account, for investment purposes and not with a view to a further distribution thereof. Each purchaser signed a Subscription Agreement, which included certain investment representations made by each purchaser. The Company has impressed the certificates representing the shares of Convertible Preferred Stock and 1996 Warrants with a restrictive legend.


         b.      PRIVATE OFFERING COMPLETED ON MARCH 31, 1996.

         On March 31, 1996, the Company concluded the private sale of 233,333 shares of Common Stock at a purchase price of $2.25 per share for total gross proceeds of $525,000 (the "March 1996 Offering"). In connection with the Company's March 1996 Offering, the Company and HFG have agreed to issue additional shares of Common Stock to participants in the March 1996 Offering if on March 31, 1998 (the "Offering Valuation Date") the average closing bid price of the Common Stock for the ten trading days prior to and including the Offering Valuation Date (the "Stock Market Value") does not equal or exceed $4.50 per share. If such an adjustment is required on the Offering Valuation Date, each participant in the March 1996 Offering will receive for no additional consideration an additional number of shares of Common Stock necessary to increase the Stock Market Value per share of the Common Stock
acquired in the March 1996 Offering to $4.50 per share.   HFG has placed into
escrow 233,333 shares of Common Stock (the "HFG Escrow Shares") to be issued to participants in the March 1996 Offering if an adjustment is required. The HFG Escrow Shares are subject to the terms and conditions of that certain Escrow Agreement, dated March 31, 1996 (the "Escrow Agreement"), by and between HFG, Securities Transfer Corporation, as escrow agent, and the Company. If on the Offering Valuation Date the Stock Market Value of the Common Stock is less than $2.25 per share, the Company will be obligated to also issue the number of additional shares of Common Stock necessary to increase the Stock Market Value per share of the Common Stock acquired in the March 1996 Offering to $4.50 per share. If on the Offering Valuation Date, the Stock Market Value is equal to or greater than $4.50 per share, the HFG Escrow Agreement will terminate and the HFG Escrow Shares will be delivered to HFG. The Company is under no obligation to issue to HFG any additional shares of Common Stock as reimbursement for any HFG Escrow Shares that may be distributed to participants in the March 1996 Offering. The obligation of the Company and HFG to deliver additional shares on the Offering Valuation Date applies only to original participants in the March 1996 Offering who own shares purchased in the March 1996 Offering on the Offering Valuation Date.

         Information concerning the sale of such securities is as follows:


  No. of
  Shares    Date of Sale                 Purchaser                 Consideration
  ------    ------------                 ---------                 -------------
  37,778   March 31, 1996    The Brian Schlinger Trust                $85,000
  11,667   March 31, 1996    The Evert I. Schlinger, Jr. Trust         26,250
  23,333   March 31, 1996    Warren G. Schlinger                       52,500

  11,667   March 31, 1996    James C. Hays, M.D.                     $ 26,250
  23,333   March 31, 1996    Stephen F. Chadwick                       52,500
  11,667   March 31, 1996    Dexter H. Housley                         26,250
  23,333   March 31, 1996    Forrest Johnson                           52,500
  11,667   March 31, 1996    Mark Mazanski                             26,250
  23,333   March 31, 1996    Christopher C. Jones                      52,500

  11,667   March 31, 1996    Larry W. Gonser                           26,250
  23,333   March 31, 1996    Kenneth A. Owen                           52,500
  11,667   March 31, 1996    Robert G. Farris                          26,250
   8,888   March 31, 1996    Franklin Gornick                          20,000
 -------                                                             --------
 233,333                                                             $525,000
 =======                                                             ========




         The Company, after determining the availability of the exemption from registration provided under Rule 506 of Regulation D promulgated under the Securities Act, relied upon such exemption in connection with the issuance of 233,333 shares of its Common Stock to 13 investors, nine of whom the Company determined were accredited investors as that term is defined in Rule 501(a) of Regulation D. Messrs. Housley, Mazanski, Gonser and Gornick were determined by the Company to be sophisticated investors. In connection with the Company's reliance upon the exemption from registration provided in Rule 506 of Regulation D, the Company determined that each investor (i) had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of an investment in the Company and had the financial ability to assume the monetary risks associated therewith, (ii) was able to bear the complete loss of his investment in the Company, (iii) had received such other documents and information as he requested and had an opportunity to ask questions of and receive answers from representatives of the Company, and (iv) was acquiring the shares of Common Stock of the Company for his own account, for investment purposes and not with a view to a further distribution thereof. The Company determined that the Brian Schlinger Trust, the Evert I. Schlinger, Jr. Trust, Warren G. Schlinger, James C. Hayes, M.D., Stephen F. Chadwick, Forrest Johnson, Christopher C. Jones, Kenneth A. Owen and Robert G. Farris were accredited investors as that term is defined in Rule 501(a) of Regulation D. Each purchaser signed a Subscription Agreement, which included certain investment representations made by each purchaser. The Company has impressed the stock certificates representing the 233,333 shares with a restrictive legend. No underwriter participated in any of the sales discussed above, nor did the Company pay any commissions with respect to these issuances. No purchaser was affiliated with the Company. Mr. Evert I. Schlinger owns 219,048 shares of the Company's Common Stock and is the sole trustee of the Brian Schlinger and Evert I. Schlinger, Jr. Trusts and has voting and dispositive powers over the shares of Common Stock owned by the Trusts but disclaims any beneficial ownership of such shares. Warren G. Schlinger is the brother of Evert I. Schlinger.


         c.      PRIVATE OFFERING COMPLETED ON JULY 2, 1996.

         On July 2, 1996, the Company concluded the private sale of 3,333 shares of Common Stock and 66,667 Class A Warrants Units for a total of $17,500 cash. Each Class A Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $5.25 per share, as adjusted, until December 31, 1997.

         Information concerning the sale of such securities is as follows:


No. of         No. of
Shares    Class A Warrants   Date of Sale   Purchaser   Consideration
------    ----------------   ------------   ---------   -------------
3,333          66,667        July 2, 1996   Art Beroff  $17,500


         No underwriter participated in the sale discussed above, nor did the Company pay any commissions or fees with respect to said issuance. With regard to such sale, the Company relied upon Rule 504 of Regulation D promulgated under the Securities Act for an exemption from the registration requirements of the Securities Act. The purchaser signed a subscription agreement, which included certain representations made by such purchaser. The purchaser was not affiliated with the Company. The proceeds from this offering were utilized by the Company for working capital purposes.

         d.      ACQUISITION OF BRISTER'S THUNDER KARTS, INC..

         The Company, as partial consideration for the acquisition of all of the issued and outstanding capital stock of Brister's Thunder Karts, Inc. ("Brister's"), which was effective at the close of business on March 31, 1996, delivered, in July 1996, to Charles Brister, Brister's sole shareholder and a current director and principal stockholder of the Company, 516,667 shares of the Company's Common Stock valued at $3.1 million in accordance with the provisions of the related stock purchase agreement.


         The Company, after determining the availability of the exemption from registration provided in Section 4(2) of the Securities Act, relied upon such exemption in connection with the issuance of 516,667 shares of its Common Stock to Mr. Brister. No underwriter participated in the transaction, nor did the Company pay any commission with respect to the issuance of such shares. Mr. Brister had access to information concerning the Company, its financial condition, assets, management and proposed activities. Mr. Brister was the chief executive officer, sole director and shareholder of Brister's prior to the acquisition and was elected as a director of the Company after the acquisition. In connection with the Company's reliance upon the exemption from registration provided in Section 4(2) of the Securities Act, the Company determined that Mr. Brister (i) had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of an investment in the Company and had the financial ability to assume the monetary risks associated therewith, (ii) was able to bear the complete loss of his investment in the Company, (iii) had received such other documents and information as he has requested and had an opportunity to ask questions of and receive answers from representatives of the Company, (iv) was acquiring the shares of Common Stock of the Company for his own account, for investment purposes and not with a view to a further distribution thereof, and (v) was a sophisticated investor. The Company has impressed the stock certificates representing the 516,667 shares with a restrictive legend.


         e.      ACQUISITION OF USA INDUSTRIES, INC..

         Effective at the close of business on November 21, 1996, the Company, as consideration for the acquisition of all of the issued and outstanding capital stock of USA Industries, Inc. ("USA"), paid an aggregate of $1.0 million payable $250,000 in cash and issued an aggregate of 166,667 shares of Common Stock to the four shareholders of USA. Pursuant to the stock purchase agreement between the Company, USA and its shareholders, the Common Stock was valued at $4.50 per share or an aggregate consideration of $750,000 for 166,667 shares. Each USA shareholder, Jerry Michael Allen, Angela T. Allen, Johnny C. Tucker and Carol Y. Tucker (the "USA Shareholders"), received $62,500 cash and 41,667 restricted shares of the Company's Common Stock.

         The Company, after determining the availability of the exemption from registration provided in Section 4(2) of the Securities Act, relied upon such exemption in connection with the issuance of 166,667 shares of its Common Stock to the USA Shareholders. No underwriter participated in the transaction, nor did the Company pay any commissions with respect to the issuance of such shares. The Company and USA were engaged in similar business activities, the manufacturing of Fun Karts. The USA Shareholders had access to information concerning the Company, its financial condition, assets, management and proposed activities. The USA shareholders represented that they were acquiring the Company's shares of Common Stock for investment and not with a view to resale or for further distribution of all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act. Each USA Shareholder acknowledged to the Company that the shares of the Company's Common Stock received by each shareholder were "restricted securities" and had not been registered under the Securities Act and that the Company was not under any obligation to file a registration statement with the Securities and Exchange Commission or any state securities agency with respect to the shares of the Company's Common Stock acquired by them. In connection with the Company's reliance upon the exemption from registration provided in
Section 4(2) of the Securities Act, the Company determined that each USA Shareholder (i) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment in the Company's shares of Common Stock and had the financial ability to assume the monetary risks associated therewith, (ii) was able to bear the complete loss of their investment in the shares of Common Stock of the Company, (iii) was not relying upon any statements or instruments made or issued by any person other than the Company and its officers in making their decision to invest in the Company's Common Stock, and (iv) was a sophisticated investor. The Company has impressed the stock certificates representing the shares with a restrictive legend. Mr. Jerry M. Allen, a former USA shareholder, is currently the Vice President of USA.


         f.      ISSUANCES TO THE SCHLINGER FOUNDATION.

         On March 15, 1996, as partial consideration for the $2,000,000 loan (the "Schlinger Note") from The Schlinger Foundation (the "Foundation") to the Company, the Company paid to the Foundation $21,000, consisting of $10,500 cash and the issuance of 70,000 restricted shares of Common Stock to the Foundation. Mr. Evert I. Schlinger who owns 219,048 shares of Common Stock of the Company is the President and Trustee of the Foundation and has voting and dispositive powers over the shares of Common Stock owned by the Foundation, although Mr. Schlinger disclaims any beneficial ownership of such shares. The Company determined that Mr. Schlinger had a history of providing financing to small private emerging growth businesses through equity purchases and debt financing similar to the financing provided to the Company.

         The Company, after determining the availability of the exemption from registration provided in Section 4(2) of the Securities Act, relied upon such exemption in connection with the afore-referenced issuances of the Schlinger Note and shares of its Common Stock to the Foundation. No underwriter participated in the issuances, nor did the Company pay any commissions with respect to these transactions. The Foundation and Mr. Schlinger had access to information concerning the Company, its financial condition, assets, management and proposed activities. In connection with the Company's reliance upon the exemption from registration provided in Section 4(2) of the Securities Act, the Company determined that (i) the Company's securities were acquired by the Foundation for its own account, for investment purposes only and not with a view towards distribution thereof, (ii) the Foundation had the ability to bear economically a total loss of its investment in the Company, (iii) the Foundation and Mr. Schlinger had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of an investment in the Company. The Company has impressed the stock certificates representing the referenced shares of Common Stock with a restrictive legend.

         g.      ISSUANCES TO FORMER DIRECTOR AND HFG.

         On February 20, 1996, the Company sold 50,000 restricted shares of its Common Stock to Glenn A. Little, a former director of the Company, for $938 cash. Subsequently, on March 7, 1996, the Company sold an aggregate of 967,545 restricted shares of Common Stock to HFG for an aggregate of $1,451 cash. Of the shares acquired by HFG, 233,333 shares represent the HFG Escrow Shares placed into escrow under the terms of the March 1996 Offering. Timothy P. Halter, the President and sole owner of HFG, is a principal stockholder of the Company and the Vice President, Secretary and a director of the Company.

         The Company, after determining the availability of the exemption from registration provided in Section 4(2) of the Securities Act, relied upon such exemption in connection with the afore-referenced issuances of shares to Mr. Little and HFG. No underwriter participated in the transactions, nor did the Company pay any commissions with respect to these transactions. Mr. Little and HFG had access to information concerning the Company, its financial condition, assets, management and proposed activities. The shares of Common Stock were issued to Mr. Little and HFG based on certain investment representations by them, including representations that the Company's securities were being acquired by Mr. Little and HFG for their own account, for investment purposes only and not with a view towards distribution thereof. In connection with the Company's reliance upon the exemption from registration provided in Section 4(2) of the Securities Act, the Company determined that Mr. Little and HFG (i) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment in the Company's Common Stock and had the financial ability to assume the monetary risks associated therewith, (ii) are able to bear the complete loss of their investment in the shares of Common Stock of the Company, and (iii) were sophisticated investors. The Company has impressed the stock certificates representing the shares of Common Stock issued to Mr. Little and HFG with a restrictive legend.


         h.      ISSUANCE OF 483,333 SHARES OF COMMON STOCK TO HFG.

         In January 1996, concurrent with the execution of the Brister's stock purchase agreement, the Company entered into a consulting agreement with HFG whereby HFG agreed to assist the Company with its corporate reorganization, recapitalization and the Brister's Acquisition for a fee of $15,000. The consulting fee was payable at the closing of the Brister's Acquisition in shares of Common Stock of the Company or $10,000 cash and shares of Common Stock of the Company, as determined in accordance with the terms of the consulting agreement and the Brister's stock purchase agreement. The payment of the consulting fee was contingent upon the successful consummation of the Brister's Acquisition. The $15,000 consulting fee was subsequently paid by the Company upon the closing of the Brister's Acquisition with the delivery, in July 1996, to HFG of 483,333 restricted shares of the Company's Common Stock. Timothy P. Halter, the President and sole owner of HFG, is a principal stockholder of the Company and the Vice President, Secretary and a director of the Company.


         The Company, after determining the availability of the exemption from registration provided in Section 4(2) of the Securities Act, relied upon such exemption in connection with the afore-referenced issuance of securities to HFG. No underwriter participated in the transaction, nor did the Company pay any commissions with respect to this transaction. HFG had access to information concerning the Company, its financial condition, assets, management and proposed activities. The shares of Common Stock were issued to HFG based on certain investment representations by HFG, including representations that the Company's securities were acquired by HFG for its own account, for investment purposes only and not with a view towards distribution thereof. In connection with the Company's reliance upon the exemption from registration provided in Section 4(2) of the Securities Act, the Company determined that HFG
(i) had such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of its investment in the Company's Common Stock and had the financial ability to assume the monetary risks associated therewith, (ii) is able to bear the complete loss of its investment in the shares of Common Stock of the Company, and (iii) was a sophisticated investor. The Company impressed the stock certificates representing the shares of Common Stock issued to HFG with a restrictive legend.


         i.      ISSUANCE OF 140,000 SHARES OF COMMON STOCK TO V. LYNN
GRAYBILL.

         On March 15, 1996, the Company entered into a three-year employment agreement (the "Employment Agreement") with V. Lynn Graybill whereby Mr. Graybill agreed to serve as Chairman of the Board, President and Chief Executive Officer of the Company. The Employment Agreement is for a term of three years and provides Mr. Graybill with an annual base salary of $150,000. Upon execution of the Employment Agreement, Mr. Graybill received a signing bonus of $15,000 (the "Bonus"). The Bonus was paid with the issuance by the Company to Mr. Graybill of 140,000 shares of Common Stock (the "Graybill Shares"), subject to a buy-back option of the Company. In year two of the Employment Agreement, which ends on March 15, 1998, the Company may buy back up to 70,000 Graybill Shares for $8,400 or $0.12 per share and in year three, which ends on March 15, 1998, up to 35,000 Graybill Shares for $4,200 or $0.12 per share if Mr. Graybill is either terminated for cause or Mr. Graybill terminates his employment voluntarily prior to the expiration of the Employment Agreement. If the Employment Agreement is terminated for any reason other than for cause or voluntarily by Mr. Graybill, the buy-back option available to the Company is terminated. Mr. Graybill currently serves as the Company's Chairman of the Board, President and Chief Executive Officer.

         The Company, after determining the availability of the exemption from registration provided in Section 4(2) of the Securities Act, relied upon such exemption in connection with the afore-referenced issuance of securities to Mr. Graybill. No underwriter participated in the transaction, nor did the Company pay any commissions with respect to this transaction. Mr. Graybill had access to information concerning the Company, its financial condition, assets, management and proposed activities. The shares of Common Stock were issued to Mr. Graybill based on certain investment representations by Mr. Graybill, including representations that the Company's securities were acquired by Mr. Graybill for his own account, for investment purposes only and not with a view towards distribution thereof. In connection with the Company's reliance upon the exemption from registration provided in Section 4(2) of the Securities Act, the Company determined that Mr. Graybill (i) had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of his investment in the Company's Common Stock and had the financial ability to assume the monetary risks associated therewith, (ii) is able to bear the complete loss of this investment in the shares of Common Stock of the Company, and

(iii) was a sophisticated investor. The Company has impressed the stock certificates representing the shares of Common Stock issued to Mr. Graybill with a restrictive legend.


         j.      ISSUANCES OF OPTIONS.

         On July 23, 1996, the Board of Directors of the Company adopted a stock option plan, the terms and conditions of which are set forth in the minutes of the Board of Directors meeting of July 23, 1996, providing for the reservation of 66,667 shares of Common Stock for options to be granted to employees of the Company. In July 1996, the Company, pursuant to the terms of the plan adopted by the Board of Directors of the Company and the terms of a written option agreement between the Company and the respective option holders, issued to 30 employees, who were neither officers nor directors of the Company, options to purchase an aggregate of 59,355 shares of Common Stock at an exercise price of $5.63 per share which are currently exercisable and expire at various times during 2001.


         On January 30, 1997, the Board of Directors of the Company adopted a stock option plan, the terms and conditions of which are set forth in the minutes of the Board of Directors meeting of January 30, 1997, providing for the reservation of 66,667 shares of Common Stock for options to be granted to employees of the Company. On January 30, 1997, the Company issued to each of John V. Callegari, Jr., the Vice President, Administration and Chief Financial Officer of the Company, and Lawrence E. Schwall, III, the Vice President, Sales and Marketing of the Company, options to purchase 6,667 shares of Common Stock at an exercise of $4.875 per share which are exercisable after January 30, 1998 and expire on January 30, 2002. Also on January 30, 1997, the Company issued to 61 employees, who were neither officers nor directors of the Company, options to purchase an aggregate of 52,670 shares of Common Stock at an exercise price of $4.875 per share which are exercisable after January 30, 1998 and expire on January 30, 2002.

         Each of the foregoing options were granted pursuant to the terms of the respective plans adopted by the Board of Directors of the Company and a written option agreement between the Company and the respective option holders. With regard to the issuances of the options discussed above, the Company relied upon Rule 701 under the Securities Act for an exemption from the registration requirements of the Securities Act, since at the time the options were granted the Company was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.


ITEM 27.  EXHIBITS.


 Exhibit
 Number                      Description of Exhibit
 ------        ----------------------------------------------------------------
     1.1*      Form of Underwriting Agreement in connection with the Offering.

     1.2*      Form of Underwriters' Warrant.

     1.3*      Form of Financial Advisory Agreement between the Company and
               J.P. Turner & Company, L.L.C.

     1.4*      Form of Lock-Up Agreement among the Company, J.P. Turner &
               Company, L.L.C. and the holders of the Convertible Preferred
               Stock.

     1.5*      Form of Lock-Up Agreement among the Company, J.P. Turner  &
               Company, L.L.C. and V. Lynn Graybill, Chairman of the Board,
               Chief Executive Officer and President of the Company.

     1.6*      Form of Lock-Up Agreement among the Company, J.P. Turner &
               Company, L.L.C. and certain officers and directors of the Company.

     1.7*      Form of Selected Dealers Agreement.

     2.1** Agreement and Plan of Merger, dated April 16, 1996, by and between Sarah Acquisition Corporation and the Company.

    Exhibit
    Number                   Description of Exhibit
    ------     ----------------------------------------------------------------
     2.2**     Stock Purchase Agreement, dated January 16, 1996, by and
               among Halter Financial Group, Inc. on behalf of the Company,
               Brister's Thunder Karts, Inc., and Charles Brister (Schedules
               have been omitted, but will be furnished to the Commission upon request).

     2.3** Amendment to Stock Purchase Agreement, dated March 15, 1996, by and among Halter Financial Group, Inc. on behalf of the Company, Brister's Thunder Karts, Inc., and Charles Brister
               (Schedules have been omitted, but will be furnished to the Commission upon request).

     2.4** Stock Purchase Agreement, dated October 4, 1996, by and among the Company, USA Industries, Inc., Jerry Michael Allen, Angela
               T. Allen, Johnny C. Tucker, and Carol Y. Tucker (Schedules have been omitted, but will be furnished to the Commission upon request).


     2.5**     Consulting Agreement, dated January 16, 1996, by and between
               Halter Financial Group, Inc. and Sarah Acquisition Corporation.

     3.1**     Articles of Incorporation of the Company.

     3.2**     Bylaws of the Company.

     3.3** Certificate to Decrease Authorized Shares of Common Stock, dated March 12, 1997.

     4.1**     Specimen of Common Stock Certificate.

     4.2*      Form of Warrant Agreement covering the Warrants.

     4.3** Form of Redeemable Common Stock Purchase Warrants issued in connection with the sale of the Warrants.

     4.4**     Form of Redeemable Common Stock Purchase Warrant issued in the
               Company's private offering of Units, completed November 15, 1996 (the "1996 Warrants").

     4.5** Form of Common Stock Purchase Warrant issued in the Company's offering of Units pursuant to Rule 504, completed July 2, 1996
               (the "Class A Warrants").


     4.6**     Certificate of Designation Establishing Series of Preferred
               Stock, filed with the Secretary of State of Nevada on November
               15, 1996.

     4.7**     Specimen of Convertible Preferred Stock Certificate.

     5.1* Opinion of Looper, Reed, Mark & McGraw Incorporated regarding legality of the securities being registered.

    10.1**     Lease Agreement, dated March 18, 1996, by and between Northpark
               Properties, L.L.C. and the Company.

    10.2**     License Agreement, dated March 15, 1996, by and between the
               Company and Charles Brister.

    10.3** Addendum "A" to License Agreement, dated March 15, 1997, by and between the Company and Charles Brister.

    10.4**     Royalty Agreement, dated March 15, 1997, by and between the
               Company and Charles Brister.

    10.5** $1,000,000 Subordinated Promissory Note, dated March 15, 1996, payable to Charles Brister, executed by Brister's Thunder Karts,
               Inc., as maker.

    10.6**     $200,000 Promissory Note, dated April 1, 1996, payable to
               Charles Brister, executed by the Company, as maker.

    10.7** Commercial Security Agreement, by and among Charles Brister, as secured party, Brister's Thunder Karts, Inc., as borrower, and Robert W. Bell and Gary C. Evans, as pledgors.

    10.8**     $2,000,000 Promissory Note, dated March 15, 1996, payable to
               The Schlinger Foundation, executed by the Company, as maker, and by Brister's Thunder Karts, Inc., as pledgor.

    10.9**     Commercial Security Agreement, by and among The Schlinger
               Foundation, as secured party, the Company, as borrower, and Brister's Thunder Karts, Inc., as pledgor.

 Exhibit
 Number                      Description of Exhibit
 ------        ----------------------------------------------------------------------------------------------
    10.10**    Vendor Agreement, dated June  5, 1996, by and between
               Wal-Mart Stores, Inc. and Brister's Thunder Karts, Inc.

    10.11**    Vendor Agreement, dated September 30, 1996, by and between
               Wal-Mart Stores, Inc. and USA Industries, Inc.

    10.12**    Floor Plan Agreement, dated September 9, 1996, by and among
               Deutsche Financial Services Corporation, the Company, and
               Brister's Thunder Karts, Inc.

    10.13**    Guaranty of Vendor, dated September 9, 1996, executed by the
               Company and Brister's Thunder Karts, Inc. in favor of Deutsche
               Financial Services Corporation.

    10.14** Employment Agreement, as amended, dated March 15, 1996, by and between the Company and V. Lynn Graybill.

    10.15** Consulting Engagement Letter, dated February 19, 1997, by and between Charles Brister, as consultant, and the Company.

    10.16**    Letter Agreement, dated January 21, 1997, by and between Bobby
               Labonte, as national spokesman for the Company, and the Company.

    10.17**    Consulting Agreement, dated March 16, 1997, by and between the
               Company and Halter Financial Group, Inc.

    10.18**    Form of Private Placement Subscription Participation Option
               Notice, dated March 6, 1997, relating to the Company's November
               1996 private offering.

    10.19**    $300,000 Universal Note, dated August 13, 1996, payable to
               Deposit Guaranty National Bank, executed by Brister's Thunder
               Karts, Inc., as borrower.

    10.20**    Security Agreement, dated August 13, 1996, by and between
               Brister's Thunder Karts, Inc., as debtor, and Deposit Guaranty
               National Bank, as secured party, relating to the $300,000
               Universal Note referenced as Exhibit 10.19.


    10.21**    Collateral Pledge Agreement, dated August 13, 1996, by Brister's
               Thunder Karts, Inc., as pledgor, relating to the $300,000
               Universal Note referenced as Exhibit 10.19.

    10.22** Guaranty, dated August 13, 1996, executed by the Company, as guarantor, for the benefit of Deposit Guaranty National Bank, as lender, and Brister's Thunder Karts, Inc., as borrower, relating to the $300,000 Universal Note referenced as Exhibit
               10.19.

    10.23**    $500,000 Loan Agreement, dated October 1, 1996, by and between
               USA Industries, Inc., as debtor, and Deposit Guaranty National
               Bank of Louisiana, as secured party, relating to the $500,000
               Universal Note referenced as Exhibit 10.24.

    10.24**    $500,000 Universal Note, dated October 1, 1996, by and between
               USA Industries, Inc., as borrower, and Deposit Guaranty National
               Bank, as lender.

    10.25**    Security Agreement, dated  October 1, 1996, by  and between USA  Industries, Inc., as  debtor, and Deposit Guaranty  National Bank of Louisiana,  as secured party, relating  to the $500,000
               Universal Note referenced as Exhibit 10.24.

    10.26** Financing Statement, by and between USA Industries, Inc., as debtor, and Deposit Guaranty National Bank of Louisiana, as secured party, relating to the Universal Note referenced as
               Exhibit 10.24.

    10.27**    Guaranty, dated October 1, 1996,  executed by Karts International Incorporated,  as guarantor, for the  benefit of Deposit Guaranty  National Bank, as  lender, and USA Industries,  Inc., as borrower, relating to the $500,000 Universal Note referenced as Exhibit 10.24.

    10.28** Placement Agency Agreement, dated November 8, 1996, by and between the Company and Argent Securities, Inc.

 Exhibit
 Number                      Description of Exhibit
 ------        -----------------------------------------------------------------
    10.29**    Option Agreement, dated March 15, 1996, by and between Charles
               Brister, as seller, and Brister's Thunder Karts, Inc., as
               Purchaser.

    10.30** Lease of Commercial Property, dated September 27, 1995, by and between Charles Brister, as lessor, and Brister's Thunder Karts,
               Inc., as lessee, as amended by that certain Amended Lease of Commercial Property, dated November 30, 1995, as amended by that certain First Amendment to Lease of Commercial Property, dated
               March 15, 1996.

    10.31**    Non-Competition Agreement, dated March 15, 1996, by and between
               Charles Brister and the Company.

    10.32** Non-Competition Agreement (Louisiana), dated March 15, 1996, by and between Charles Brister and the Company.

    10.33**    Form of Non-Qualified Stock Option Agreement between the
               Company and the participants in the July 1996 Stock Option Plan.

    10.34**    Form of Non-Qualified Stock Option Agreement between the
               Company and the participants in the January 1997 Stock Option
               Plan.

    10.35**    Escrow Agreement, dated March 31, 1996, between Halter Financial
               Group, Inc., Securities Transfer Corporation and the Company.

    10.36*     Letter Agreement between Brister's Thunder Karts, Inc. and
               Deposit Guaranty National Bank extending the maturity date of the $300,000 Universal Note referenced in Exhibit 10.19.

    21.1**     Subsidiaries of the Company.

    23.1*      Consent of S. W. Hatfield & Associates.

    23.2* Consent of Looper, Reed, Mark & McGraw Incorporated (included in its opinion filed as Exhibit 5.1).

    24.1**     Power of attorney.


    27.1*      Financial Data Schedule.

-----------------------
*Filed herewith.
**Previously filed.


ITEM 28.  UNDERTAKINGS.

         The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (a) To include any prospectus required in Section 10(a)(3) of the Act;

                 (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 24 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act, (i) the information omitted from the Prospectus filed as part of this Registration Statement, as permitted by Rule 430A of the Securities Act and to be contained in the form of Prospectus to be filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, shall be deemed to be incorporated by reference into this Registration Statement at the time it is declared effective, and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Amendment No. 3 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, State of Louisiana, on the 18th day of August, 1997.


                                        KARTS INTERNATIONAL INCORPORATED
                                        (Company)


                                        By:        /s/ V. Lynn Graybill
                                           ------------------------------------
                                            V. Lynn Graybill, President
                                            and Chief Executive Officer

                                                    POWER OF ATTORNEY

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed by the following persons on behalf of the Company and in the capacities and on the dates indicated.



                       Signature                                         Title                            Date
                       ---------                                         -----                            ----
                  /s/ V. Lynn Graybill                   President, Chief Executive Officer,         August 18, 1997
 ------------------------------------------------------  Chairman of the Board of Directors
 V. Lynn Graybill

                 /s/ Timothy P. Halter*                  Vice President, Secretary and               August 18, 1997
 ------------------------------------------------------  Director
 Timothy P. Halter

              /s/ John V. Callegari, Jr.*                Vice President, Administration and          August 18, 1997
 ------------------------------------------------------  Chief Financial Officer
 John V. Callegari, Jr.


                  /s/ Charles Brister*                   Director                                    August 18, 1997
 ------------------------------------------------------
 Charles Brister

                 /s/ Joseph R. Mannes*                   Director                                    August 18, 1997
 ------------------------------------------------------
 Joseph R. Mannes

                 /s/ Ronald C. Morgan*                   Director                                    August 18, 1997
 ------------------------------------------------------
 Ronald C. Morgan

                  /s/ Robert W. Bell*                    Director                                    August 18, 1997
 ------------------------------------------------------
 Robert W. Bell

                   /s/ Gary C. Evans*                    Director                                    August 18, 1997
 ------------------------------------------------------
 Gary C. Evans


 *By:             /s/ V. Lynn Graybill
     --------------------------------------------------
       V. Lynn Graybill, Attorney-in-fact

                              INDEX TO EXHIBITS




 Exhibit
 Number                      Description of Exhibit
 ------        ----------------------------------------------------------------
  1.1*         Form of Underwriting Agreement in connection with the Offering.

  1.2*         Form of Underwriters' Warrant.

  1.3*         Form of Financial Advisory Agreement between the Company and
               J.P. Turner & Company, L.L.C.

  1.4*         Form of Lock-Up Agreement among the Company, J.P. Turner &
               Company, L.L.C. and the holders of the Convertible Preferred
               Stock.

  1.5*         Form of Lock-Up Agreement among the Company, J.P. Turner  &
               Company, L.L.C. and V. Lynn Graybill, Chairman of the Board,
               Chief Executive Officer and President of the Company.

  1.6*         Form of Lock-Up Agreement among the Company, J.P. Turner &
               Company, L.L.C. and certain officers and directors of the Company.

  1.7*         Form of Selected Dealers Agreement.

  2.1** Agreement and Plan of Merger, dated April 16, 1996, by and between Sarah Acquisition Corporation and the Company.

    Exhibit
    Number                   Description of Exhibit
    ------     ----------------------------------------------------------------
     2.2**     Stock Purchase Agreement, dated January 16, 1996, by and
               among Halter Financial Group, Inc. on behalf of the Company,
               Brister's Thunder Karts, Inc., and Charles Brister (Schedules
               have been omitted, but will be furnished to the Commission upon request).

     2.3** Amendment to Stock Purchase Agreement, dated March 15, 1996, by and among Halter Financial Group, Inc. on behalf of the Company, Brister's Thunder Karts, Inc., and Charles Brister
               (Schedules have been omitted, but will be furnished to the Commission upon request).

     2.4** Stock Purchase Agreement, dated October 4, 1996, by and among the Company, USA Industries, Inc., Jerry Michael Allen, Angela
               T. Allen, Johnny C. Tucker, and Carol Y. Tucker (Schedules have been omitted, but will be furnished to the Commission upon request).

     2.5**     Consulting Agreement, dated January 16, 1996, by and between
               Halter Financial Group, Inc. and Sarah Acquisition Corporation.

     3.1**     Articles of Incorporation of the Company.

     3.2**     Bylaws of the Company.

     3.3** Certificate to Decrease Authorized Shares of Common Stock, dated March 12, 1997.

     4.1**     Specimen of Common Stock Certificate.

     4.2*      Form of Warrant Agreement covering the Warrants.

     4.3** Form of Redeemable Common Stock Purchase Warrants issued in connection with the sale of the Warrants.

     4.4**     Form of Redeemable Common Stock Purchase Warrant issued in the
               Company's private offering of Units, completed November 15, 1996 (the "1996 Warrants").

     4.5** Form of Common Stock Purchase Warrant issued in the Company's offering of Units pursuant to Rule 504, completed July 2, 1996
               (the "Class A Warrants").

     4.6**     Certificate of Designation Establishing Series of Preferred
               Stock, filed with the Secretary of State of Nevada on November
               15, 1996.

     4.7**     Specimen of Convertible Preferred Stock Certificate.

     5.1* Opinion of Looper, Reed, Mark & McGraw Incorporated regarding legality of the securities being registered.

    10.1**     Lease Agreement, dated March 18, 1996, by and between Northpark
               Properties, L.L.C. and the Company.

    10.2**     License Agreement, dated March 15, 1996, by and between the
               Company and Charles Brister.

    10.3** Addendum "A" to License Agreement, dated March 15, 1997, by and between the Company and Charles Brister.

    10.4**     Royalty Agreement, dated March 15, 1997, by and between the
               Company and Charles Brister.

    10.5** $1,000,000 Subordinated Promissory Note, dated March 15, 1996, payable to Charles Brister, executed by Brister's Thunder Karts,
               Inc., as maker.

    10.6**     $200,000 Promissory Note, dated April 1, 1996, payable to
               Charles Brister, executed by the Company, as maker.

    10.7** Commercial Security Agreement, by and among Charles Brister, as secured party, Brister's Thunder Karts, Inc., as borrower, and Robert W. Bell and Gary C. Evans, as pledgors.

    10.8**     $2,000,000 Promissory Note, dated March 15, 1996, payable to
               The Schlinger Foundation, executed by the Company, as maker, and by Brister's Thunder Karts, Inc., as pledgor.

    10.9**     Commercial Security Agreement, by and among The Schlinger
               Foundation, as secured party, the Company, as borrower, and Brister's Thunder Karts, Inc., as pledgor.

 Exhibit
 Number                      Description of Exhibit
 ------        -----------------------------------------------------------------
 10.10**       Vendor Agreement, dated June  5, 1996, by and between
               Wal-Mart Stores, Inc. and Brister's Thunder Karts, Inc.

 10.11**       Vendor Agreement, dated September 30, 1996, by and between
               Wal-Mart Stores, Inc. and USA Industries, Inc.

 10.12**       Floor Plan Agreement, dated September 9, 1996, by and among
               Deutsche Financial Services Corporation, the Company, and
               Brister's Thunder Karts, Inc.

 10.13**       Guaranty of Vendor, dated September 9, 1996, executed by the
               Company and Brister's Thunder Karts, Inc. in favor of Deutsche
               Financial Services Corporation.

 10.14** Employment Agreement, as amended, dated March 15, 1996, by and between the Company and V. Lynn Graybill.

 10.15** Consulting Engagement Letter, dated February 19, 1997, by and between Charles Brister, as consultant, and the Company.

 10.16**       Letter Agreement, dated January 21, 1997, by and between Bobby
               Labonte, as national spokesman for the Company, and the Company.

 10.17**       Consulting Agreement, dated March 16, 1997, by and between the
               Company and Halter Financial Group, Inc.

 10.18**       Form of Private Placement Subscription Participation Option
               Notice, dated March 6, 1997, relating to the Company's November
               1996 private offering.

 10.19**       $300,000 Universal Note, dated August 13, 1996, payable to
               Deposit Guaranty National Bank, executed by Brister's Thunder
               Karts, Inc., as borrower.

 10.20**       Security Agreement, dated August 13, 1996, by and between
               Brister's Thunder Karts, Inc., as debtor, and Deposit Guaranty
               National Bank, as secured party, relating to the $300,000
               Universal Note referenced as Exhibit 10.19.

 10.21**       Collateral Pledge Agreement, dated August 13, 1996, by Brister's
               Thunder Karts, Inc., as pledgor, relating to the $300,000
               Universal Note referenced as Exhibit 10.19.

 10.22** Guaranty, dated August 13, 1996, executed by the Company, as guarantor, for the benefit of Deposit Guaranty National Bank, as lender, and Brister's Thunder Karts, Inc., as borrower, relating to the $300,000 Universal Note referenced as Exhibit
               10.19.

 10.23**       $500,000 Loan Agreement, dated October 1, 1996, by and between
               USA Industries, Inc., as debtor, and Deposit Guaranty National
               Bank of Louisiana, as secured party, relating to the $500,000
               Universal Note referenced as Exhibit 10.24.

 10.24**       $500,000 Universal Note, dated October 1, 1996, by and between
               USA Industries, Inc., as borrower, and Deposit Guaranty National
               Bank, as lender.

 10.25**       Security Agreement, dated  October 1, 1996, by  and between USA
               Industries, Inc., as debtor, and Deposit Guaranty National Bank of Louisiana, as secured party, relating to the $500,000
               Universal Note referenced as Exhibit 10.24.

 10.26** Financing Statement, by and between USA Industries, Inc., as debtor, and Deposit Guaranty National Bank of Louisiana, as secured party, relating to the Universal Note referenced as
               Exhibit 10.24.

 10.27**       Guaranty, dated October 1, 1996,  executed by Karts
               International Incorporated, as guarantor, for the benefit of Deposit Guaranty National Bank, as lender, and USA Industries,
               Inc., as borrower, relating to the $500,000 Universal Note referenced as Exhibit 10.24.

 10.28** Placement Agency Agreement, dated November 8, 1996, by and between the Company and Argent Securities, Inc.

 Exhibit
 Number                      Description of Exhibit
 ------        -----------------------------------------------------------------
 10.29**       Option Agreement, dated March 15, 1996, by and between Charles
               Brister, as seller, and Brister's Thunder Karts, Inc., as
               Purchaser.

 10.30** Lease of Commercial Property, dated September 27, 1995, by and between Charles Brister, as lessor, and Brister's Thunder Karts,
               Inc., as lessee, as amended by that certain Amended Lease of Commercial Property, dated November 30, 1995, as amended by that certain First Amendment to Lease of Commercial Property, dated
               March 15, 1996.

 10.31**       Non-Competition Agreement, dated March 15, 1996, by and between
               Charles Brister and the Company.

 10.32** Non-Competition Agreement (Louisiana), dated March 15, 1996, by and between Charles Brister and the Company.

 10.33**       Form of Non-Qualified Stock Option Agreement between the
               Company and the participants in the July 1996 Stock Option Plan.

 10.34**       Form of Non-Qualified Stock Option Agreement between the
               Company and the participants in the January 1997 Stock Option
               Plan.

 10.35**       Escrow Agreement, dated March 31, 1996, between Halter Financial
               Group, Inc., Securities Transfer Corporation and the Company.

 10.36*        Letter Agreement between Brister's Thunder Karts, Inc. and
               Deposit Guaranty National Bank extending the maturity date of the $300,000 Universal Note referenced in Exhibit 10.19.

 21.1**        Subsidiaries of the Company.

 23.1*         Consent of S. W. Hatfield & Associates.

 23.2* Consent of Looper, Reed, Mark & McGraw Incorporated (included in its opinion filed as Exhibit 5.1).

 24.1**        Power of attorney.

 27.1*         Financial Data Schedule.


-----------------------
*  Filed herewith.
** Previously filed.